As filed with the U.S. Securities and Exchange Commission on August 24, 2026

Registration No. 333-283175

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

Amendment No. 6 to
FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

QDM INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

____________________

Florida	6411	59-3564984
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1030B, 10/F, Ocean Centre
Harbour City, 5 Canton Road
Tsim Sha Tsui, Hong Kong
Tel: + 852 31889800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Huihe Zheng
President, Chief Executive Officer and Chairman
QDM INTERNATIONAL INC.
Room 1030B, 10/F, Ocean Centre
Harbour City, 5 Canton Road
Tsim Sha Tsui, Hong Kong
Tel: + 852 31889800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	Cavas S. Pavri, Esq. Jeffrey Kennedy, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Tel: (202) 857-6000 Fax: (202) 857-6395

____________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities in this registration statement may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 24, 2026

QDM INTERNATIONAL INC.

$15,000,000

___ Shares of Common Stock

This is a firm commitment public offering of shares of common stock of QDM International Inc. (“QDM”), par value $0.0001 per share. We currently estimate that the public offering price will be between $[    ] and $[    ] per share.

Our common stock is quoted on the OTCQB Venture Market operated by OTC Markets Group, Inc. (the “OTCQB”), under the ticker symbol “QDMI.” As of August 21, 2026, the last reported price of our common stock was $5.50 per share at market close. There is a limited public trading market for our common stock. You are urged to obtain current market quotations for the common stock. We have applied to list our common stock on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “QDMI”. We believe that upon completion of this offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq. No assurance can be given that our application will be approved.

QDM is a Florida holding company and not a Hong Kong operating company. QDM indirectly owns all the equity interests in its operating subsidiary in Hong Kong. Investors in our common stock are purchasing shares in QDM and not in its Hong Kong operating subsidiary.

The offering price of our shares of common stock in this offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus for this offering may not be indicative of the actual offering price for the shares of common stock.

We are a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Our officers and directors currently have, and will continue to have, significant influence over the Company following the completion of this offering due to their significant shareholding in the Company, in particular, Mr. Huihe Zheng, our President, CEO, and chairman of the board of directors, who currently holds approximately 99.2% of the voting power of our Company. For more information regarding Mr. Zheng’s beneficial ownership, see “Security Ownership of Principal Shareholders and Management” on page 84 and “Risk Factors — Risks Related to Our Securities — Our CEO, President and Chairman of the board of directors, Mr. Huihe Zheng, has a substantial influence over our Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.” on page 32.

As of the date of this prospectus, we do not have any subsidiaries incorporated in mainland China nor do we have any business operations in mainland China. Our Hong Kong operating subsidiary conducts its business in Hong Kong, a Special Administrative Region of the PRC. Conducting business in Hong Kong involves risks of uncertainty about any actions by the PRC government or authorities in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in our Hong Kong operating subsidiary’s operations and/or a material change in the value of the common stock being registered in this offering and it could cause such securities to significantly decline in value or become worthless. The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland-China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations of China explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or its operating subsidiary received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules are still being issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause our securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Political risks associated with conducting business in Hong Kong and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business,” and “Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations and financial condition.” beginning on pages 21 and 22.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (the “Trial Measures”), which came into effect on March 31, 2023. On May 16, 2023 and May 7, 2024, the CSRC promulgated the supporting guidelines No. 6 and No. 7 to the Trial Measures, respectively. Pursuant to the Trial Measures and their supporting guidelines, (i) domestic companies incorporated in mainland China that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following their first submission of initial public offerings or listing applications; if a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a domestic company: (A) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (iii) domestic companies listed on overseas over-the-counter markets are not required to file with the CSRC in accordance with the Trial Measures; however, domestic companies that seek to offer or list securities in overseas markets through a uplisting shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following their first submission of uplisting applications.

Based on the above mentioned, given that (i) the Company currently does not have, nor does it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in mainland China; (ii) the principal business activities of the Company are carried out in Hong Kong through its Hong Kong subsidiaries, and the main place of business of the Company is located in Hong Kong; (iii)it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in mainland China; (iv) only half, rather than a majority, of the Company’s officers and directors are citizens of the PRC or domiciled in mainland China; and (v) no operating revenue, total profit, total assets or net assets of the Company is accounted for by any domestic company for the most recent fiscal year, we do not believe this offering shall not be deemed as a domestic company that indirectly is offering or listing securities on an overseas stock exchange, nor does it require filing with or approvals from the CSRC.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Beijing DeHeng Law Offices, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure with the CSRC. In addition, in the opinion of our Hong Kong counsel, DeHeng Law Offices (Hong Kong) LLP, based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we are not required to obtain permission from the Hong Kong authorities for the trading of our common stock on Nasdaq or for the offering of our common stock to foreign investors outside Hong Kong.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Hong Kong operating subsidiary inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, and the relevant government authorities may warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, or prevent the relevant personnel from entering the securities market, so our ability to offer or continue to offer our common stock to investors could be significantly limited or completed hindered, which could cause our common stock to significantly decline in value or become worthless. The Company may also face sanctions by the Cyberspace Administration of China (“CAC”) or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in Hong Kong, limit our ability to pay dividends outside of China, limit our operations in Hong Kong, delay or restrict the repatriation of the proceeds from this offering into Hong Kong or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB, issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law, rules, and regulations. On December 15, 2022, the PCAOB vacated its previous Determination List, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our auditor, ZH CPA, LLC (“ZH CPA”), the independent registered public accounting firm that issues the audit report included in this prospectus, is headquartered in Denver, Colorado, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2025. As of the date of this prospectus, our auditor is not among the firms listed on the PCAOB Determination List issued in February 2025. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in certain jurisdictions and we use an accounting firm headquartered in one of such jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among others, amended the HFCA Act to reduce the number of consecutive years an issuer can be identified a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The HFCA Act and the related regulations continue to evolve. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us.” on page 28.

We hold all of the equity interests in our Hong Kong operating subsidiary through a subsidiary incorporated in the British Virgin Islands, or BVI, and a subsidiary incorporated in Hong Kong. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our BVI or Hong Kong subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Hong Kong operating subsidiary for our cash and financing requirements. We are permitted under the laws of Florida and our Articles of Incorporation (as amended from time to time, the “Articles of Incorporation”) to provide funding to our Hong Kong operating subsidiary incorporated in Hong Kong through loans and/or capital contributions. Our Hong Kong operating subsidiary is permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends, subject to availability of distributable profits. However, if our Hong Kong subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to our Hong Kong subsidiaries and neither of the Company’s Hong Kong subsidiaries has encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Hong Kong operating subsidiary does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Risk Factors — Risk Related to Doing Business in Hong Kong — We may rely on dividends and other distributions on equity paid by our Hong Kong operating subsidiary to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of our Hong Kong operating subsidiary to make payments to the Company could have a material and adverse effect on the business” on page 27 of this prospectus. There can be no assurances that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For additional information, see the Company’s consolidated financial statements and notes thereto beginning on page F-1.

As of the date of this prospectus, we have not distributed any earnings, nor do we have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, our Hong Kong operating subsidiary has not made any dividends or distributions to QDM and QDM has not made any dividends or distributions to its shareholders including any U.S. investors. We intend to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Investing in our common stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered before investing in our common stock.

We will be a controlled company as defined under the Nasdaq Stock Market Rule 5615(c) because, immediately after the completion of this offering, Mr. Zheng will own [    ]% of our total voting power, assuming no exercise of the underwriters’ over-allotment option. See “Risk Factors — Risks Related to Our Securities and This Offering — As a ‘controlled company’ under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” beginning on page 34 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)(2)	$	$	$
Proceeds to us, before expenses	$	$	$

____________

(1)      Represents underwriting discount and commissions equal to seven percent (7.0%) per share.

(2)      Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. In addition, we have agreed to issue upon the closing of this offering, compensation warrants to Kingswood Capital Partners, LLC and Axiom Capital Management, Inc. exercisable for a period of five years from the commencement date of sales in this offering entitling the entities to purchase up to 5% of the number of shares sold in this offering at a per share exercise price equal to 100% of the public offering price. The registration statement of which this prospectus is a part also covers such warrants and the shares issuable upon the exercise thereof. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

Kingswood Capital Partners, LLC (“Kingswood”) is acting as the representative of the underwriters (the “Representative”) in this offering. We have granted the Representative a 30-day option to purchase up to [    ] additional shares of common stock on the same terms as other shares being purchased by the Representative from us, solely to cover over-allotments, if any. If the Representative exercises the option in full, the total underwriting discounts and commissions payable by us will be $629,865, and the total proceeds to us, before expenses, will be $13,950,000.

The underwriters expect to deliver the shares on or about [        ], 2026.

Joint Book-Running Managers

Kingswood Capital Partners, LLC	Axiom Capital Management, Inc.

The date of this prospectus is [        ], 2026.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are “forward-looking statements” for purposes of federal and state securities laws, including statements regarding our expectations and projections regarding future developments, operations and financial conditions, and the anticipated impact of our acquisitions, business strategy, and strategic priorities. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this prospectus are only predictions and are based largely on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to known and unknown risks, uncertainties, and assumptions. Although we believe the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•        the impact of political uncertainty and social unrest in Hong Kong and laws, rules and regulations of the PRC government aimed at addressing such unrest;

•        the market for our services in Hong Kong and mainland China;

•        our expansion and other plans and opportunities;

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        current and future economic and political conditions in Hong Kong and mainland China;

•        the future growth of the Hong Kong insurance industry as a whole and the professional insurance intermediary sector in particular;

•        our ability to attract customers, further enhance our brand recognition;

•        our ability to hire and retain qualified management personnel and key employees in order to enable them to develop our business;

•        changes in applicable laws or regulations in Hong Kong related to or that could impact our business;

•        our management of business through a U.S. publicly-traded and reporting company; and

•        other assumptions regarding or descriptions of potential future events or circumstances described in this prospectus underlying or relating to any forward-looking statements.

The other risks identified in this prospectus including, without limitation, those under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as such factors may updated from time to time in our other filings with the SEC.

DEFINITIONS

Unless otherwise indicated or the context otherwise requires, references in this registration statement on Form S-1 to:

•        “24/7 Kid” are to 24/7 Kid Doc, Inc., a Florida corporation and wholly-owned subsidiary of the Company, which was dissolved in September 2022;

•        “BVI” are to the British Virgin Islands;

•        “China” or the “PRC” are to the People’s Republic of China, including mainland China, Hong Kong and Macau, the special administrative regions of China and Taiwan;

•        “common stock” are to the common stock of the Company, par value $0.0001 per share;

•        the “Company,” “we,” “us,” and “our” are to QDM International Inc. and its consolidated subsidiaries, unless the context suggests otherwise; and

•        “HKD,” “HK$” and “Hong Kong dollars” are to the legal currency of Hong Kong;

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Lutter Global Limited” or “LGL” are to Lutter Global Limited, a BVI company and a wholly-owned subsidiary of the Company;

•        “mainland China” are to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan;

•        “Wintah” are to Hong Kong Wintah Insurance Broker Limited, previously known as MCM Wealth Management (Hong Kong) Limited, a Hong Kong company and a wholly-owned subsidiary of the Company;

•        “QDM BVI” are to QDM Holdings Limited, a BVI company and a wholly-owned subsidiary of the Company;

•        “QDM HK” are to QDM Group Limited, a Hong Kong corporation and a wholly-owned subsidiary of QDM BVI;

•        “QDM” are to QDM International Inc., a Florida corporation;

•        “Series B Preferred Stock” are to the Series B Preferred Stock, par value $0.0001 per share, of the Company, not convertible into common stock;

•        “Series C Preferred Stock” are to the Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company, each convertible into approximately 0.11 shares of common stock;

•        “technical representatives” are to licensed individuals who provide advice to an insurance policy holder or potential policy holder on insurance matters on behalf of an insurance agent or broker, or arrange contracts of insurance in or from Hong Kong on behalf of that insurance agent or broker;

•        “US$,” “U.S. dollars,” and “$,”are to the legal currency of the United States;

•        “Yau Tat BVI” are to Yau Tat Holdings Limited, a BVI company and a wholly-owned subsidiary of the Company;

•        “Yau Tat HK” are to Yau Tat Group Limited, a Hong Kong limited company and a wholly-owned subsidiary of the Company; and

•        “YeeTah” are to Hong Kong YeeTah Insurance Broker Limited, formerly known as YeeTah Insurance Consultant Limited, a Hong Kong corporation and wholly-owned subsidiary of QDM HK.

About this Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, operating results and prospects may have changed since that date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

On March 28, 2024, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to (i) increase our authorized shares of common stock, par value $0.0001 per share, from 200,000,000 shares to 700,000,000 shares and our authorized shares of preferred stock, par value $0.0001 per share, from 5,000,000 shares to 30,000,000 shares; and (ii) effect a forward split of our issued and outstanding shares of common stock at a ratio of 10-for-1 (the “2024 Forward Stock Split”), which became effective as of April 5, 2024. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 60.9% of the voting power of the Company.

As a result of the 2024 Forward Stock Split, each issued and outstanding share of the common stock prior to the effective time of the 2024 Forward Stock Spilt were split into ten shares of common stock and the total number of issued and outstanding shares of common stock increased from 29,156,393 shares to 291,563,930 shares. The 2024 Forward Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On April 4, 2024, the 2024 Forward Stock Split was approved and announced by the Financial Industry Regulatory Authority with an effective date on April 5, 2024.

On September 16, 2025, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to (i) effect a reverse split of our issued and outstanding shares of common stock at a ratio of 1-for-34 (the “2025 Reverse Stock Split”), which became effective as of September 18, 2025. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 93.6% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to approximately 8,575,686 shares (with fractional shares rounded up). The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On September 18, 2025, the 2025 Reverse Stock Split was announced by the Financial Industry Regulatory Authority with an effective date on September 19, 2025. All numbers in this prospectus give effect to the 2025 Reverse Stock Split unless indicated otherwise.

On September 22, 2025, Mr. Huihe Zheng, our CEO, President and Chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there are 8,636,186 shares of common stock issued and outstanding and no shares of Series C Preferred Stock issued and outstanding.

Unless we indicate otherwise, the number of shares of our common stock that will be outstanding immediately after this offering is based on 8,636,186 shares of our common stock outstanding as of August 20, 2026. Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the Representative of its over-allotment option to purchase additional shares.

Unless stated otherwise, all dollar amounts are in United States Dollars. Certain amounts are expressed in Hong Kong dollars.

The exchanges rate used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both the three months ended June 30, 2026 and 2025, and the fiscal years ended March 31, 2026 and 2025.

Before purchasing any securities, you should carefully read both this prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

v

Industry and Market Data

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, public filings, and internal company sources. Statements as to our market estimates are based on independent industry publications, government publications, third-party forecasts and management’s good faith estimates and assumptions about our markets and our internal research. Although we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. This data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus, the financial statements and the notes to the financial statements included elsewhere in this prospectus.

Overview

QDM is a holding company incorporated in Florida with no material operations of its own, and we conduct our insurance brokerage business through our indirectly wholly-owned subsidiary, YeeTah, primarily in Hong Kong. Additionally, after the completion of the acquisition of Wintah, we plan to further expand our operations. As of the date of this prospectus, Wintah has not commenced operations yet.

YeeTah

YeeTah sells a wide range of insurance products consisting of two major categories: (i) life and medical insurance, such as individual life insurance; and (ii) general insurance, such as automobile insurance, commercial property insurance, liability insurance and homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) intermediary, YeeTah is also licensed to provide customers with assistance on information collection, explanation of MPF products and policies (excluding investment advisory services), assistance with applications to set up MPF accounts, and transfer of funds across their respective MPF schemes. The MPF and the Occupational Retirement Schemes Ordinance (“ORSO”) schemes in Hong Kong are retirement protection schemes set up for employees who are Hong Kong residents.

YeeTah sells insurance products underwritten by insurance companies operating in Hong Kong to individual customers who are either Hong Kong residents or visitors from mainland China and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commissions generally depend on the type and term of insurance products and the particular insurance company, and they are usually paid by the insurance companies the next month after the cooling off period of the policies sold, which is generally 21 days after the earlier of the delivery of the policy or the delivery of the cooling off notice to the policy holder, during which period policy purchasers may cancel the policy at their discretion and receive refunds.

As of the date of this prospectus, YeeTah is a party to agreements with 24 insurance companies in Hong Kong, and offers approximately 629 insurance products to its individual customers. For the fiscal year ended March 31, 2026, approximately 31.3%, 26.1% and 11.6% of YeeTah’s total commissions was attributable to three insurance companies, respectively. For the fiscal year ended March 31, 2025, approximately 68.1% and 12.4% of YeeTah’s total commissions was attributable to two insurance companies, respectively. For the three months ended June 30, 2026 and 2025, 30.1% and 72.4% of our total commissions were attributed to one and one insurance company, and approximately 71.1% and 86.9% of our total commissions were attributable to insurance partners accounting for 10% of our revenue or more, respectively.

During the fiscal year ended March 31, 2026 and March 31, 2025, YeeTah had a total of 880 and 263 customers who purchased life and medical insurance products through YeeTah, and nine and 36 individual customers who purchased general insurance products, as well as one and five customers for MPF related services, respectively. During the three months ended June 30, 2026 and June 30, 2025, YeeTah had a total of 329 and 145 customers who have purchased life and medical insurance products through us, and two and four individual customers who have purchased general insurance products, as well as one and zero customers for MPF related services, respectively. As of the date of this prospectus, YeeTah has not provided any customer ORSO related services.

As an independent insurance broker, YeeTah offers not only a broad range of insurance products underwritten by multiple insurance companies to address the diverse needs and preferences of increasingly sophisticated customers but also provides a range of quality services covering insurance policy application, customer information collection, analysis of policy selection, and after-sale services.

YeeTah focuses on offering long-term life insurance products including endowment life and annuity life insurance and distributes general insurance products including automobile insurance, individual accident insurance, homeowner insurance, liability insurance and travel insurance. All of YeeTah’s sales of life and medical insurance products and general insurance products are conducted through its licensed salespersons (known in Hong Kong as technical representatives).

Hong Kong’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population, especially visitors from mainland China. Although we do not sell any insurance products in mainland China or solicit any customer in China, we intend to grow our business by offering premium services and recruiting talent to join our professional team and sales force, expanding our distribution network through building more connections with business partners in Hong Kong and mainland China, such as wealth management companies, funds, trust companies, and overseas immigration agencies.

Wintah

Wintah holds an insurance broker company license granted by the IA, authorizing it to carry on both general insurance business and investment-linked insurance. Although Wintah has customer relationships under the prior ownership, it has not commenced operations under our control as of the date of this prospectus. We acquired Wintah primarily for its additional insurance broker license, which we expect will enable us to broaden our product offerings to include investment-linked insurance products in the future.

We plan to assemble a new team, operating independently of YeeTah, to expand our customer base through Wintah. Through Wintah, we intend to focus on health insurance products, which we expect to carry higher profit margins than certain of our other products, and to increase our customer reach, enhance our cross-selling capabilities, offer cross-border services and strengthen our bargaining power with insurance companies through the additional license. We can give no assurance as to when Wintah will commence operations or that we will realize any of these anticipated benefits.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our growth and differentiate us from our competitors:

•        Premium Customer Service Experience.

•        Concentrated Insurance Product Offerings.

•        Good Relationships with Insurance Companies.

•        Experienced Management Team in the Insurance Industry.

•        Strong Commitment to Rigorous Training and Development.

Our Growth Strategies

Our goal is to further expand our distribution network. To achieve this goal, we intend to capitalize on the growth potential of Hong Kong’s insurance industry and the insurance intermediary sector, leverage our competitive strengths and pursue the following strategies:

•        Further Participation in the Growing Life-Insurance Sector in Hong Kong.

•        Further Expand Our Distribution Network Through Building Relationships with Strategic Partners.

•        Continue to Strengthen Our Relationships with Leading Insurance Companies.

Our Services and Products

We sell a wide range of insurance products consisting of two major categories: (i) life and medical insurance, such as individual life insurance; and (ii) general insurance, such as automobile insurance, commercial property insurance, liability insurance and homeowner insurance. We are also licensed to provide customers with assistance on account opening and related services under the MPF and the ORSO schemes in Hong Kong, which are retirement protection schemes set up for employees who are Hong Kong residents.

Life and Medical Insurance Products

During the three months ended June 30, 2026 and 2025, our life and medical insurance products collectively accounted for approximately 99.97% and 99.96%, respectively, of our net revenues. For life and medical insurance products purchased by our customers, we generally receive commissions in the range of 2.8 % to 90.0% of the first-year premiums and in the range of 0% to 64.8% of renewal premiums. During the fiscal year ended March 31, 2026 and 2025, our life and medical insurance products collectively accounted for approximately 99.9% and 93.5%, respectively, of our net revenues. For life and medical insurance products purchased by our customers, we generally receive commissions in the range of 2.75% to 144% of the first-year premiums and in the range of 0% to 64.8% of renewal premiums.

The sale of life and medical insurance products is, and we currently expect it to continue to be, the major source of our revenue in the next several years. We began offering life insurance products in 2015 with a focus on individual life products with periodic payment schedules. The major life and medical insurance products we sell can be broadly classified into the categories set forth below. Due to constant product innovation by insurance companies, some of the insurance products we sell combine features of one or more of the categories listed below:

•        Individual Health Insurance.

•        Individual Annuity.

•        Individual Endowment Life Insurance.

We believe due to the PRC’s rapidly aging population, high national savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, Hong Kong’s life and medical insurance sector will experience faster growth than the other insurance sectors, and currently we continue to allocate greater resources to develop our life and medical insurance business.

General Insurance Products

During the three months ended June 30, 2026 and 2025, our general insurance products, also known as property and casualty insurance products, accounted for less than 1.0% of our net revenues. During the fiscal year ended March 31, 2026 and 2025, our general insurance products accounted for less than 1.0% of our net revenues. For general insurance products purchased by our customers, we generally receive commissions from the insurance companies in the range of 8.0% – 57.5% of the premiums. The major general insurance products we offer or facilitate to individual customers can be further classified into the following categories:

•        Individual Accident Insurance.

•        Travel Insurance.

•        Homeowner Insurance.

•        Auto Insurance.

MPF and ORSO Services

The MPF is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to the MPF schemes provided by approved private organizations based on the salary and period of employment of the employee. ORSO schemes are retirement schemes set up voluntarily by employers to provide retirement benefits for their employees. MPF is the mainstream retire plan in Hong Kong. We introduce customers to the service providers of the MPF and ORSO schemes approved by the Mandatory Provident Fund Schemes Authority (“MPFA”) as trustees to administer the MPF and ORSO schemes. As of the date of this prospectus, there were a total 15 approved trustees in Hong Kong, four of which have signed agreements with us in connection with its provision of MPF related services. As of the date of this prospectus, YeeTah has not provided any customer ORSO related services. We assist employees who are Hong Kong residents to open personal accounts with a new approved trustee and employers in Hong Kong to set up corporate accounts. We receive service fees in connection with our MPF related services in the range of 1.0% – 5.0% of the total investment transferred by an employee/employer to the new trustee and are paid by the trustee once the transaction is completed. During the three months ended June 30, 2026 and 2025, we did not service any customer with account opening and transfer of funds across their respective MPF schemes. During the fiscal years ended March 31, 2026 and 2025, we serviced one and one customer, respectively, with account opening and transfer of funds across their respective MPF schemes.

Referral Business

Since December 2023, we have expanded our business model by entering into collaborative relationships with trust companies and other insurance brokerage companies in Hong Kong. Leveraging our existing customer resources, we refer customers to these partners, who will sell their applicable products to the referred customers based on their needs. In return for these referrals, we earn commissions based on a percentage of the transaction amount of products purchased by such customers referred by us. In the course of such business cooperation, we act solely as an intermediary providing referral services and are not involved in the issuance of financial products or the management of investment funds. Specifically, the provision of investment product referral services is deemed completed upon the confirmation of successful customer subscription and full receipt of relevant funds by the partnering trust companies. For insurance product referral services, the services are fully completed only after the expiry of the 21-day insurance policy cooling-off period. This mutually beneficial arrangement enables us to diversify our revenue streams while providing additional value to our customers by connecting them with trusted investment opportunities. During the three months ended June 30, 2026 and 2025, we have generated $540 and $32,800 from our referral business. During the year ended March 31, 2026 and 2025, we generated $1,572,446 and $1,252,973 from our referral business, respectively.

Recent Developments

On September 16, 2025, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to effect the 2025 Reverse Stock Split. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 93.6% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to approximately 8,575,686 shares. The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On September 18, 2025, the 2025 Reverse Stock Split was announced by the Financial Industry Regulatory Authority with an effective date on September 19, 2025. All numbers in this prospectus give effect to the 2025 Reverse Stock Split unless indicated otherwise.

On September 22, 2025, Mr. Huihe Zheng, our CEO and chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there are 8,636,186 shares of common stock issued and outstanding and no shares of Series C Preferred Stock are issued and outstanding.

On October 1, 2025, Mr. Zheng entered into a shareholder agreement with the Company (the “Shareholder Agreement”), pursuant to which Mr. Zheng has agreed not to sell, assign, or otherwise transfer, or enter into any contract or arrangement to effect any such sale, assignment or transfer of any share of the Series B Preferred Stock that Mr. Zheng holds. Mr. Zheng has further agreed to waive any co-sales rights that holders of Series B Preferred Stock are entitled to pursuant to the Articles of Incorporation, as amended. Pursuant to the agreement, upon the occurrence of (i) any merger, consolidation, stock sale, asset sale, or other transaction or series of related transactions in which a person or group (other than Mr. Zheng) acquires, directly or indirectly, ownership of more than 50% of the voting power of the Company or all or substantially all of the Company’s assets, or (ii) any transaction or series of related transactions that results in a change in the power to elect a majority of the Company’s board of directors, the Company shall repurchase all of the shares of Series B Preferred Stock held by Mr. Zheng for a purchase price of $0.001 per share.

On May 13, 2026, we incorporated Yau Tat Holding Limited (“Yau Tat BVI”), a BVI company 100% owned by the Company. On June 3, 2026, through Yau Tat BVI, we incorporated Yau Tat Group Limited (“Yau Tat HK”), a Hong Kong limited company 100% owned by Yau Tat BVI.

On May 22, 2026, our Board approved the QDM International Inc. 2026 Equity Incentive Plan (the “2026 Plan”), and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

On July 9, 2026, we acquired 100% ownership interest in Wintah (previously MCM Wealth Management (Hong Kong) Limited), an insurance broker based in Hong Kong, through Yau Tat HK, for a total price of HK$2.2 million (approximately US$280,000). As a result, Wintah became a 100% subsidiary of Yau Tat HK. As of the date of this prospectus, Wintah has not commenced any business operations.

Corporate Structure

QDM is not an operating company but a Florida holding company with operations primarily conducted through its indirectly wholly-owned subsidiaries based in Hong Kong. Our investors hold shares of common stock in QDM, the Florida holding company.

We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in mainland China or elsewhere. Our corporate organizational structure is as follows as of the date of this prospectus:

Permissions Required from PRC Authorities for Our Operations and Securities Offerings

Hong Kong

Each of YeeTah, Yau Tat HK, Wintah, and QDM Group Limited is a company incorporated in Hong Kong. As of the date of this prospectus, QDM Group Limited has no substantive business operation other than investment holding while YeeTah is engaged in insurance brokerage business in Hong Kong.

Our operations in Hong Kong are governed by Hong Kong laws and regulations. Pursuant to the Business Registration Ordinance (Chapter 310 of the laws of Hong Kong), other than those specifically exempted, every person carrying on any business in Hong Kong shall make application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch as the case may be. In addition, YeeTah is a licensed insurance broker company which is granted an insurance broker company license under section 64ZA of the Insurance Ordinance (Chapter 41 of the laws of Hong Kong) to carry on regulated activities in one or more lines of business, and to perform the act of negotiating or arranging an insurance contract as an agent of any policy holder or potential policy holder. YeeTah is also a registered MPF intermediary which is allowed to engage in conducting sales and marketing activities and giving advice in relation to MPF schemes and to provide certain ORSO related services under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the laws of Hong Kong). For details, please see “Business — Regulation” beginning on page 66 of this prospectus.

In the opinion of DeHeng Law Offices (Hong Kong) LLP, our Hong Kong counsel, based on the confirmations of our directors and our Company, save for the business registration in accordance with the Business Registration Ordinance (Chapter 310 of the laws of Hong Kong), the insurance broker company license granted to YeeTah by the Insurance Authority of Hong Kong (“IA”) in accordance with the Insurance Ordinance (Chapter 41 of the laws of Hong Kong) and the registration of YeeTah as a registered MPF intermediary in accordance with the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the laws of Hong Kong), with which the relevant Hong Kong subsidiaries have duly complied, each of the Hong Kong subsidiaries is not required to obtain any other license and permit from the Hong Kong authorities for its respective business or business operation in Hong Kong as of the date of this prospectus. Furthermore, in the opinion of our Hong Kong counsel, DeHeng Law Offices (Hong Kong) LLP, based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we are not required to obtain permission from the Hong Kong authorities for the trading of our common stock on the OTCQB or Nasdaq or for the offering of our common stock to foreign investors outside Hong Kong.

We face competition in the market due to the presence of a large number of insurance brokers and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits (a) the making of agreements by any entity, regardless of its legal status or the way in which it is financed, engaged in economic activity, and includes a natural person engaged in economic activity (“Undertakings”); (b) the engagement in concerted practice by Undertakings; or (c) the making or giving effect of decisions by members of an association of Undertakings, that have the object or effect of preventing, restricting distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule prohibits Undertakings from directly or indirectly carrying out mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an Undertaking that holds or, directly or indirectly controls an Undertaking that holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger. As we are not engaged in the telecommunication industry and do not hold such carrier license, such merger rule is currently not applicable to our business.

The Competition Commission is an independent statutory body in Hong Kong established under the Competition Ordinance to investigate any contravention against the competition rules and enforce the provisions of the Competition Ordinance, and the Competition Tribunal is a superior court of record set up by the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of the investigation of a contravention of the Competition Ordinance may include the acceptance by the Competition Commission of a commitment given by the infringer to take any action or refrain from taking any action, the issuance of a warning notice or infringement notice, the commencement of proceedings in the Competition Tribunal, the application for a consent order, the referral of the complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including imposing a pecuniary penalty as well as making disqualification order or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.” beginning on page 25.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) which sets out the principles that a person who, either alone, jointly or in common with other persons, controls the collection, holding, processing or use of personal data (“Data User”) must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to a living individual and can be used to identify that individual. Alleged failure to comply with applicable laws and regulations regarding data security or failure to protect user privacy, regardless of their validity, may result in negative news or media coverage of our business which may in turn damage our reputation, erosion of customer faith in us and material negative impact on our business, results of operations, and financial condition. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to take prescribed steps within a specified timeframe to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and on first conviction, the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. The PDPO does not prescribe any express remedies regarding an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the PDPO. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Failure to comply with the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong may result in material and adverse effect on our business, financial condition and results of operations.” beginning on page 25.

Mainland China

We have no operation or subsidiary in mainland China. We primarily operate in Hong Kong, a special administrative region of China. In addition, YeeTah does not sell any insurance products in mainland China or solicit any customer in China, and is not regulated by any insurance regulator in mainland China. As of the date of this prospectus, in the opinion of our PRC legal counsel, Beijing DeHeng Law Offices, we are not subject to any permission or approvals from the government of China in connection with our business and operation or this offering.

The PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of mainland China, however, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in mainland China. For more information with regards to the risks relating our operation in Hong Kong, please see “Risk Factors — Risks Related to Doing Business in Hong Kong — PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of the PRC must conduct their business activities. We are a Hong Kong-based company with no operations in mainland China. However, if we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of our common stock, which would materially affect the interest of the investors” beginning on page 26 of this prospectus.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. On May 16, 2023 and May 7, 2024, the CSRC promulgated the supporting guidelines No. 6 and No. 7 to the Trial Measures, respectively. Pursuant to the Trial Measures and their supporting guidelines, (i) domestic companies incorporated in mainland China that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following their first submission of initial public offerings or listing applications; if a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a domestic company: (A) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (iii) domestic companies listed on overseas over-the-counter markets are not required to file with the CSRC in accordance with the Trial Measures; however, domestic companies that seek to offer or list securities in overseas markets through a uplisting shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following their first submission of uplisting applications.

Based on the above mentioned, given that (i) we currently do not have, nor do we currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in mainland China; (ii) our principal business activities are carried out in Hong Kong through our Hong Kong subsidiaries, and our main place of business is located in Hong Kong; (iii) we currently do not have, nor do we plan to have, any investment, such as owning or leasing any asset, in mainland China; (iv) only half, rather than a majority, of our officers and directors are citizens of the PRC or domiciled in mainland China; and (v) none of our operating revenue, total profit, total assets or net assets is accounted for by any domestic company in mainland China for the most recent fiscal year, we believe this offering shall not be deemed as a domestic company that indirectly offers or lists securities on an overseas stock exchange, nor does it require filing with or approvals from the CSRC.

Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Beijing DeHeng Law Offices, we are not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to us, and therefore our listing on Nasdaq does not require fulfilling the filing procedure with the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Hong Kong operating subsidiary inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, and the relevant government authorities may warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, or prevent the relevant personnel from entering the securities market. As a result, our ability to offer or continue to offer our common stock to investors could be significantly limited or completed hindered, which could cause our common stock to significantly decline in value or become worthless.

We may also face sanctions by the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in Hong Kong, limit our ability to pay dividends outside of China, limit our operations in Hong Kong, delay or restrict the repatriation of the proceeds from this offering into Hong Kong or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Cash and Asset Flows through Our Organization

QDM is a Florida holding company with no material operations of its own, and conducts its operations through its subsidiaries in Hong Kong. We hold all of the equity interests in our Hong Kong operating subsidiary through a subsidiary incorporated in the British Virgin Islands, or the BVI, and a subsidiary incorporated in Hong Kong. As we have a direct equity ownership structure, we do not have any agreement or contract between QDM and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our BVI or Hong Kong subsidiaries by way of capital injection or in the form of a shareholder loan from QDM following this offering. As a holding company, QDM may rely on dividends and other distributions on equity paid by our Hong Kong operating subsidiary for its cash and financing requirements.

QDM is permitted under the laws of Florida and our Articles of Incorporation to provide funding to our Hong Kong operating subsidiary incorporated in Hong Kong through loans and/or capital contributions. Our Hong Kong operating subsidiary is permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends, subject to availability of distributable profits. However, if our Hong Kong subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from QDM to our Hong Kong subsidiaries and neither of our Hong Kong subsidiaries has encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Hong Kong operating subsidiary does not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. For the three months ended June 30, 2026 and 2025, and the fiscal years ended March 31, 2026 and 2025, YeeTah, our Hong Kong operating subsidiary, did not transfer cash to QDM, QDM BVI or QDM HK.

As of the date of this prospectus, we have not distributed any earnings, nor do we have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, our Hong Kong operating subsidiary has not made any dividends or distributions to QDM and QDM has not made any dividends or distributions to its shareholders or U.S. investors. We intend to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future. For more information relating to the risks of our policies and practices regarding transfer of cash and cash management policies, please see “Risk Factors — Risk Related to Doing Business in Hong Kong — We may rely on dividends and other distributions on equity paid by our Hong Kong operating subsidiary to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of our Hong Kong operating subsidiary to make payments to the Company could have a material and adverse effect on the business” on page 27 of this prospectus. Notwithstanding the foregoing, there can be no assurances that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For additional information, see the Company’s consolidated financial statements and notes thereto beginning on page F-1.

see “Risk Factors — Risk Related to Doing Business in Hong Kong — We may rely on dividends and other distributions on equity paid by the Hong Kong operating subsidiary to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Hong Kong operating subsidiary to make payments to the Company could have a material and adverse effect on the business” on page 27 of this prospectus and “Market for Common Equity and Related Shareholder Matters — Dividends” on page 39 of this prospectus.

Listing on Nasdaq

Our common stock is currently quoted on the OTCQB under the symbol “QDMI.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “QDMI.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. The listing requirements of Nasdaq include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the listing requirements of Nasdaq. There can be no assurance that our common stock will be listed on Nasdaq.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public float or a public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a “Controlled Company”

As of the date of this prospectus and upon completion of this offering, Mr. Zheng is and will be the beneficial owner of an aggregate of approximately 99.2% and [ ]% of the voting power of the Company, respectively. As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and therefore we are eligible for certain exemptions from the corporate governance listing requirements of Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

•        an exemption from the rule that a majority of our board of directors must be independent directors;

•        an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our common stock to look less attractive to certain investors or otherwise harm the trading price of our common stock. Please see “Risk Factors — Risks Related to Our Securities — As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” beginning on page 34 of this prospectus.

Corporate Information

Our executive office is located at Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Hong Kong. Our telephone number is +852 31889800.

Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

We are subject to risks and uncertainties related to our business and industry, including, but are not limited to, the following:

Risks Related to Our Business and Industry

•        Our operating subsidiary derives a significant portion of revenues from selling insurance products supplied by our major insurance company partners and our business is subject to concentration risks arising from dependence on a single or limited number of insurance company partners.

•        All of our sales of life and medical insurance products and general insurance products are conducted through our licensed technical representatives. If we are unable to attract and retain highly productive technical representatives, our business could be materially and adversely affected.

•        Misconduct of the technical representatives may also have a material adverse effect on our business, results of operations or financial condition.

•        Failure to obtain, renew, or retain licenses, permits or approvals may affect our ability to conduct or expand our business.

•        If we fail to comply with Hong Kong regulations on referral arrangements and benchmark referral fees, we may be subject to regulatory sanctions, including suspension or revocation of our insurance broker license, and our business, financial condition and results of operations could be materially and adversely affected.

•        We face intense competition in the insurance intermediary industry in Hong Kong. If we are unable to compete effectively with both existing and new market participants, we may lose customers and our financial results may be negatively affected.

•        Our commission revenue is subject to quarterly fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. The factors that cause the quarterly variations are not within our control.

Risks Related to Doing Business in Hong Kong

•        Political risks associated with conducting business in Hong Kong and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.

•        Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations and financial condition.

•        The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our Hong Kong operating subsidiary.

•        The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of the PRC must conduct their business activities. We are a Hong Kong-based company with no operations in mainland China. There is a risk that the PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or PRC-based issuers. Any such action of the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause our securities to significantly decline in value or become worthless.

•        In light of the PRC government’s extension of its authority into Hong Kong, the Chinese government can change Hong Kong’s rules and regulations at any time with little to no advance notice, and can intervene and influence our operations and business activities in Hong Kong.

•        We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

•        We may rely on dividends and other distributions on equity paid by the Hong Kong operating subsidiary to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Hong Kong operating subsidiary to make payments to the Company could have a material and adverse effect on the business.

•        Trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor.

•        It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.

•        Our business, financial condition and results of operations, and/or the value of our common stock or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to a company such as us.

Risks Related to Our Securities and This Offering

•        Our CEO, President and Chairman of the board of directors, Mr. Huihe Zheng, has a substantial influence over our Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

•        We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

•        Because the market for our common stock is limited, persons who purchase our common stock may not be able to resell their shares at or above the purchase price paid for them.

•        We may be unable to list our common stock on Nasdaq.

•        There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on Nasdaq, which could make it more difficult for investors to sell their shares.

•        An active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

•        As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

•        Our Articles of Incorporation allow our Board to create one or more new series of preferred stock without approval by our shareholders, subject to the limitations prescribed by law, which could adversely affect the rights of the holders of our common stock.

•        Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

•        Our future results may vary significantly which may adversely affect the price of our common stock.

•        We are a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

•        Our disclosure controls and procedures are not effective and we have identified material weaknesses in our internal control over financial reporting.

•        If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

THE OFFERING

Common stock offered by us:	[ ] shares of common stock, assuming an offering price of $[ ] per share (the midpoint of the price range set forth on the prospectus cover page).
Shares of common stock outstanding prior to this offering	8,636,186 shares of common stock.
Shares of common stock to be outstanding after this offering

[ ] shares of common stock (or [ ] shares if the Representative exercises its over-allotment option to purchase additional shares in full), assuming an offering price of $[ ] per share (the midpoint of the price range set forth on the prospectus cover page).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $[ ] million, assuming an offering price of $[ ] per share (the midpoint of the price range set forth on the cover page) after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the Representative exercises its over-allotment option to purchase additional shares in full to cover over-allotments, we estimate that our net proceeds will be approximately $[ ] million, assuming an offering price of $[ ] per share (the midpoint of the price range set forth on the cover page).

We currently anticipate using the net proceeds from this offering, together with our existing resources, for (i) expansion of service offerings, (ii) marketing and branding, (iii) new hires and (iv) working capital and general corporate purposes. See the section titled “Use of Proceeds” for additional information.

Underwriter warrants

We have agreed to issue warrants to the underwriters (“Underwriter Warrants”) to purchase 5.0% of total number of the shares of common stock (including the shares sold pursuant to the underwriter’s over-allotment option) sold in this offering. The Underwriter Warrants will have an exercise price equal to 100% of the offering price of the common stock sold in this offering. The Underwriter Warrants are exercisable commencing six (6) months from the effective date of the registration statement of which this prospectus forms a part and will terminate five (5) years after the commencement of sales in this offering.

Underwriter over-allotment option

We have also granted to the Representative an option, exercisable for 30 days from the closing of this offering, to purchase up to an aggregate of 15% of the shares of common stock sold in the offering, or [ ] shares of common stock, at the public offering price.

Lock-up agreements

We, our directors, officers and any other holders of five percent (5%) or more of the outstanding shares of common stock of the Company as of the effective date of this registration statement (and all holders of securities exercisable for or convertible into shares of common stock) have agreed with the Representative not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of six months after the closing of this offering. See “Underwriting” for more information.

Dividend policy

We have never paid dividends on the common stock and do not anticipate that we will pay dividends in the foreseeable future. We intend to use any future earnings for the expansion of our business. Any future determination of applicable dividends will be made at the discretion of the Board and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 15.
Proposed Nasdaq listing	Our common stock is currently quoted on the OTCQB. We have applied to have our common stock listed on Nasdaq under the same symbol “QDMI”. There is no assurance that such application will be approved.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our business is subject to concentration risks arising from dependence on a single or limited number of insurance company partners.

We derive a significant portion of revenue from selling insurance products supplied by our major insurance company partners. For the three months ended June 30, 2026 and 2025, approximately 30.1% and 72.4% of our total commissions were attributed to one and one insurance company, and approximately 71.1% and 86.9% of our total commissions were attributable to insurance partners accounting for 10% of our revenue or more, respectively. For the fiscal year ended March 31, 2026, approximately 31.3%, 26.1% and 11.6% of our total commissions were attributable to three insurance companies, respectively, For the fiscal year ended March 31, 2025, approximately 68.1% and 12.4% of our total commissions were attributed to two insurance companies, respectively.

Because of this concentration in the supply of the insurance products we sell, our business and operations would be negatively affected if we experience a partial or complete loss of any of these insurance partners. In addition, any significant adverse change in our relationship with any of these insurance company partners could result in loss of revenue, increased costs and distribution delays that could harm our business and customer relationships.

If we fail to attract and retain productive technical representatives to sell the insurance products, our business and operating results could be materially and adversely affected.

All of our sales of life and medical insurance products and general insurance products are conducted through our licensed technical representatives. We have been actively recruiting and will continue to recruit technical representatives to join our distribution and service network. Technical representatives have been instrumental to the development of our life insurance business.

As of March 31, 2026, we had 23 technical representatives, 8 of whom are our full-time employees. Competition for technical representatives is intense and there can be no assurance that we will be able to attract and retain such personnel. If we are unable to attract and retain highly productive technical representatives, our business could be materially and adversely affected.

Misconduct of the technical representatives may have a material adverse effect on our business, results of operations or financial condition.

Misconduct of the technical representatives could result in regulatory sanctions, litigation or serious reputational or financial harm to us.

Misconduct may include:

•        the conduct during the course of sales and the use of methods of solicitation and advertising that violates the relevant laws and regulations governing insurance industry or other applicable area of laws and regulations in Hong Kong;

•        the use of methods of solicitation and advertising that are not compatible with the integrity and dignity of the profession of insurance broking;

•        use of any illustration, circular, memorandum or other material that misrepresents or is incomplete as regards the terms, benefits or advantages of any insurance policy issued or to be issued to a prospective customer;

•        the use of any incomplete or misleading comparison or illustration of any policy or contract of insurance for the purpose of inducing an insured to forfeit or replace a policy or contract of insurance;

•        the offer of any unlawful payment, allowance or gift as an inducement to any prospective customer to insure through the technical representative; and

•        holding out to the public or advertising by means of advertisements, cards, circulars, letters, signs or other methods in an irresponsible, untruthful or otherwise unlawful manner.

Failure to prevent and detect misconduct may have a material adverse effect on our business, results of operations or financial condition.

We are subject to extensive regulations for our insurance brokerage business and operations and MPF intermediary business and operations.

We conduct our business primarily in Hong Kong as a licensed insurance broker, and our business operations are subject to vigorous regulations in Hong Kong applicable to licensed insurance brokers. Any failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of our license as an insurance broker. In addition, we are a registered MPF intermediary and subject to the relevant laws and regulations. Even if a sanction imposed against us or our personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and impede our ability to retain customers and develop new customer relationships, which may reduce our revenues.

The regulatory landscape in the insurance industry in Hong Kong is subject to constant evolution and changes. We face the risk of significant intervention by regulatory authorities from time to time, including increased registered capital requirements, extended training of the insurance agencies’ personnel, and adoption of restrictive new regulations that can incur substantial costs on the Company. If any such new regulations and rules become effective and applicable to our business, these regulations may materially limit our business activities and operational profitability.

If we fail to comply with Hong Kong regulations on referral arrangements and benchmark referral fees, we may be subject to regulatory sanctions, including suspension or revocation of our insurance broker license, and our business, financial condition and results of operations could be materially and adversely affected.

We rely on referrals as an important source of new clients, including visitors from Mainland China. As a licensed insurance broker company in Hong Kong, we are subject to the Insurance Ordinance (Cap. 41) and the supervision of the IA, including its requirements on the use of referrers and on cross-border business. Under Hong Kong law and IA guidance, only licensed insurance intermediaries may carry on regulated activities such as advising on and arranging insurance policies. Business models that, in substance, shift selling or advisory activities to unlicensed persons or incentivize unlicensed selling are prohibited.

On May 22, 2024, the IA issued a circular addressing non-compliant business models that incentivize unlicensed selling of long-term insurance policies to Mainland China visitors. The IA indicated that it will not tolerate licensed insurance intermediaries who rely on or have arrangements with unlicensed persons to conduct regulated activities for them. These business models have features including engaging unlicensed persons to source Mainland China clients, paying inordinately high, sales-contingent referral fees that absorb most of the commission, received by the licensed broker for selling the insurance policy, referrers paying prohibited rebates to clients to induce them to buy long-term insurance policies, licensed technical representatives who, due to insufficient time or resources, are unable to perform their responsibilities beyond a superficial form-filling exercise, effectively reducing their role to that of a “rubber stamp” and requiring or encouraging clients to provide inaccurate statements about who performed the regulated activities and where they took place. The IA expects licensed broker companies that rely on referrers to ensure that any referral model is consistent with the relevant principles and that all regulated activities are performed by licensed personnel.

On September 1, 2025, the IA issued a further circular on referral fees in respect of certain participating policies. With effect from October 1, 2025, the IA adopted 50% of the total commission or other remuneration receivable by a licensed insurance broker company from an authorized insurer for introducing, arranging and servicing a participating policy as a benchmark for referral fees (the “Benchmark”) paid by licensed insurance broker companies to referrers. Licensed insurance brokers that pay referral fees above the Benchmark are expected to provide enhanced disclosures and explanations, and will be subject to on-site inspections, and off-site reviews of their corporate governance and internal controls to inform the license renewal process. The IA will also evaluate the strength of the intermediary management oversight exercised by the authorized insurers in working with licensed insurance broker companies to ensure that the Benchmark has been taken into account during their due diligence process. Historically, including in the quarter ended September 30, 2025, we paid referral fees to certain referrers at rates exceeding 50% of the commissions or other remuneration we received in respect of underlying policies. We intend to lower referral fees paid to referrers to levels not exceeding the Benchmark with effect from October 1, 2025 and to strengthen our internal controls to ensure that all regulated activities are performed by our licensed technical representatives.

We cannot assure you, however, that our past referral practices, including the payment of referral fees above the Benchmark and referral business involving Mainland China visitors, will not be subject to review, investigation or enforcement action by the IA, or that the IA will not take the view that aspects of our referral model have incentivized or facilitated unlicensed selling or otherwise failed to meet its expectations. If the IA determines that we have not complied with applicable laws, regulations or regulatory guidance relating to referral arrangements, the Benchmark or our internal controls and governance over referral business, it may require remedial measures or changes to our business model, issue public sanctions or impose pecuniary penalties, impose conditions or restrictions on our license, or suspend or revoke our insurance broker license, and may also take action against our responsible officers, senior management or licensed technical representatives. Any such action could result in significant legal and compliance costs, diversion of management attention, damage to our reputation with clients, referrers and insurers, and the termination or reduction of distribution relationships with authorized insurers. In the most serious case, suspension or revocation of our insurance broker license would prevent us from continuing to operate as a licensed insurance broker company in Hong Kong. In addition, any person who, without reasonable excuse, carries on regulated activities without the requisite license commits a criminal offence and is subject to criminal liability, including fines and imprisonment.

In addition, our efforts to reduce referral fees and adjust our referral arrangements in order to comply with IA expectations may adversely affect the motivation and behavior of our referrers. Referrers may be less willing to refer clients to us, may divert business to competitors that offer more attractive economic arrangements (to the extent permitted) or may seek to renegotiate existing arrangements on terms that are less favorable to us. We may need to commit additional resources to developing alternative distribution channels, which may be costly and may not fully offset any loss of referral-based business. As a result, our revenue and profitability from referral-generated business, particularly business involving Mainland China visitors, could decline. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We acquired Wintah primarily for its insurance broker license, and Wintah has not commenced operations. We may not realize the anticipated benefits of the acquisition.

In July 2026, we acquired 100% of the equity interests in Wintah, primarily to obtain an additional insurance broker company license and further expand our operations. As of the date of this prospectus, has not commenced operations, has no operating history under our ownership.

We expect to assemble a new team, operating independently of YeeTah, to conduct business through Wintah, and we intend to focus Wintah on health insurance products and to use the additional license to increase our customer reach, enhance our cross-selling capabilities, offer cross-border services and strengthen our bargaining power with insurance companies. Each of these objectives is subject to significant risks and uncertainties, and we may not achieve any of them. In particular:

•        we may be unable to recruit, train and retain qualified licensed technical representatives and other personnel to staff Wintah’s operations, and competition for such personnel in Hong Kong is intense;

•        we may be unable to commence Wintah’s operations on our anticipated timeline or at all, and we have not yet determined the timing on which Wintah will commence operations;

•        we may be unable to expand our customer base, achieve the customer reach, cross-selling or cross-border services we anticipate, or attract customers to Wintah as a platform separate from YeeTah;

•        the health insurance and other products we intend to offer through Wintah may not achieve the higher profit margins we expect, or any profit at all, as commission rates and product economics are set by insurance companies and are outside our control;

•        we may not realize the increased bargaining power with insurance companies that we anticipate from holding an additional license; and

•        investment-linked insurance business is subject to additional conduct, suitability and disclosure requirements under IA rules, with which we and Wintah have no prior operating experience, and our failure to comply with these requirements could result in fines, sanctions or other regulatory action.

Compliance with changing regulation of corporate governance and public disclosure as a public company in the U.S., and our management’s limited experiences with such regulations, may result in additional expenses and create an increased risk of non-compliance.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. In addition, our management members who are located Hong Kong have limited experience with compliance with U.S. laws (including securities laws). This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

Failure to obtain, renew, or retain licenses, permits or approvals may affect our ability to conduct or expand our business.

We and the technical representatives are required to obtain applicable licenses, permits and approvals from different Hong Kong regulatory authorities in order to conduct or expand our business. IA has promulgated various regulations on the insurance business, including regulations requiring an insurance broker company license and technical representative license. For details, please see “Business — Regulation — Regulations Related to Insurance Intermediaries.” We obtained, renewed and maintained our insurance broker company license as required by the IA. However, there is no assurance that the IA will not issue new regulations governing the insurance product and service industry that might require us to obtain additional licenses, permits or approvals for our current or future business operations. Our failure to obtain any such additional licenses, permits or approvals may adversely affect our business operations and financial condition.

Competition in our industry is intense and, if we are unable to compete effectively with both existing and new market participants, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in Hong Kong is intensely competitive, and we expect competition to persist and further intensify as more insurance broker companies enter the market. In insurance product distribution, we face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, as well as from other traditional insurance intermediaries. Many of our competitors, both existing and newly emerging, have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Because the commission we earn on the sale of insurance products is based on premiums and commission rates set by insurance companies, any decrease in these premiums or commission rates may have an adverse effect on our results of operations.

We are an insurance broker and derive revenues primarily from commissions paid by the insurance companies whose policies our customers purchase. Our commission rates are set by insurance companies and are based on the types and terms of the insurance products. Commission rates and premiums can change based on the prevailing economic, regulatory, tax-related and competitive factors that affect insurance companies. These factors, which are not within our control, include the ability of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, as well as the tax deductibility of commissions and the consumers themselves.

Because we do not determine, and cannot predict, the timing or extent of premium or commission rate changes, we cannot predict the effect any of these changes may have on our operations. Any decrease in premiums or commission rates may significantly affect our profitability.

Quarterly variations in our commission revenue may unexpectedly impact our results of operations.

Our commission revenue is subject to quarterly fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. In the insurance industry in Hong Kong, the commission revenue from life and medical insurance products is generally the highest during the fourth quarter of a calendar year because of the insurance companies’ drive to meet year end targets, and is generally lowest during the first quarter of a calendar year because business activities usually slow down during the Chinese New Year holiday, which falls within this time period. Additionally, regulatory changes to product design may result in cessation of products from time to time and cause quarterly fluctuation in the results of our operations. Moreover, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations, and many of our insurance products last more than one year, contributing to the annual fluctuations in sales. However, our initiatives to mitigate the seasonal trends and growth strategy to expand our business may also affect our seasonal performances. For example, we recorded our best performing quarter in the fourth quarter of our fiscal year ended March 31, 2026 (i.e., the first quarter of the calendar year), different from the general industry trend. As a result of the factors discussed above, quarterly or annual comparisons of our operating results may not be used as an indication of our future performance.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular, Mr. Huihe Zheng, our President, Chief Executive Officer and Chairman. If our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily, or at all. As such, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel in the insurance brokerage industry is intense because of a number of factors, including the limited pool of qualified candidates. We may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information, key professionals and staff members.

We may not be able to ensure the accuracy and completeness of product information and the effectiveness of our recommendation of insurance products.

Our customers rely on the insurance product information we provide through our technical representatives. While we believe that such information is generally accurate, complete and reliable, there can be no assurance that the accuracy, completeness or reliability of the information can be maintained in the future. If our technical representatives provide any inaccurate or incomplete information due to either their own fault or that of our insurance partners, or we fail to present accurate or complete information of any insurance products which could lead to our customers’ failure to get the protection or we being warned or punished by regulatory authorities, our reputation could be harmed and we could experience reduced businesses, which may adversely affect our business and financial performance.

We may not be able to recommend suitable insurance products to our customers. Our technical representatives may not fully understand the customers’ needs and recommend suitable products to them. In addition, because the technical representatives are compensated based on premiums and commission rates, they may be tempted to sell insurance products with higher commissions rather than those required by or suitable to the customers or prospective customers. If our customers are recommended insurance products that do not suit their protection needs, they may lose trust in the Company. Meanwhile, our insurance company partners may find our recommendation ineffective. Our customers may consequently be reluctant to continue to use our services, and our insurance company partners may be hesitant to continue to partner with us. As a result, our business, reputation, financial performance and prospects will be materially and adversely affected.

We may face potential liability, loss of customers and damage to our reputation for any failure to protect the confidential information of our customers.

Our customer database holds confidential information concerning our customers. We may be unable to prevent third parties, such as hackers or criminal organizations, from stealing information provided by our customers. Confidential information of our customers may also be misappropriated or inadvertently disclosed through insurance agents’ misconduct or mistake. Such incidents may also amount to a non-compliance against the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong). See “Business — Regulation — Regulations Related to Personal Data.” We may also in the future be required to disclose certain confidential information concerning our customers to government authorities. Any compromise of our security could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations.

Though we have not experienced any material cybersecurity incidents in the past, if our database was compromised by outside sources or if we were accused of failing to protect the confidential information of our customers, we may be forced to expend significant financial and managerial resources in remedying the situation, defending against these accusations and we may face potential liability. Any negative publicity, especially concerning breaches in our cybersecurity systems, may adversely affect our public image and reputation. Though we take proactive measures to protect against these risks and believe that our efforts in this area are sufficient for our business, there can be no assurance that such measures will prove effective against all cybersecurity risks.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

QDM is a holding company incorporated in Florida, and it relies on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders and service any debt it may incur. If any of QDM’s subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to QDM.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us. See “Business — Regulation — Regulations Related to Hong Kong Taxation.” Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our management has determined that our disclosure controls and procedures are not effective and we have identified material weaknesses in our internal control over financial reporting.

In connection with the preparation of our financial statements for the fiscal years ended March 31, 2026 and 2025, our management concluded that our internal control over financial reporting was not effective and we identified several material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In addition, as of June 30, 2026, our management concluded that our disclosure controls and procedures were not effective due to the material weaknesses in our internal control over financial reporting. The material weaknesses result from the following: (i) lack of proper segregation of duties and risk assessment process; (ii) lack of formal documentation in internal controls over financial reporting; and (iii) lack of independent directors and an audit committee.

Each of the material weaknesses described above could result in a misstatement of our accounts or disclosures that would result in a material misstatement of our annual or interim consolidated financial statements that would not be prevented or detected.

To remediate our identified material weaknesses, we plan to adopt measures to improve our internal controls over financial reporting, including, among others: (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen our financial reporting function and to set up a financial and system control framework; (ii) organizing regular training for our accounting staff, especially training related to U.S. GAAP and SEC reporting requirements, (iii) formulating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards,

(iv) establishing assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (v) establishing an audit committee of the Board consisting of three committee members meeting independence requirements under the Nasdaq listing rules and SEC rules.

While implementation of the remediation plan remains ongoing, as of the date of this prospectus, we have: (i) hired a qualified full-time Chief Financial Officer of the Company; (ii) established internal audit function by engaging an external consulting firm to assist the Company with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iii) appointed two independent directors and an independent director nominee who will serve on the Board upon the commencement of trading of the shares of common stock of the Company on Nasdaq, to strengthen our corporate governance.

All other actions required to complete our remediation plan remain to be completed at this time. There is no guarantee that we will complete as planned or our efforts will be successful. As of the date of this prospectus, we have not incurred material costs as part of the remediation efforts. Due to the nature of the remediation process and the need for adequate time after implementation to evaluate and test the effectiveness of the implemented controls, we cannot provide an estimate of costs expected to be incurred in connection with implementation of the remediation plan. We expect the remediation to be time-consuming and place significant demands on the Company’s financial and operational resources. We cannot assure you that any measures we may take in the future will be sufficient to remediate the material weaknesses described above or avoid potential future material weaknesses. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, our stock price could be negatively impacted and we could be subject to, among other things, regulatory or enforcement actions by the SEC.

Risks Related to Doing Business in Hong Kong

Political risks associated with conducting business in Hong Kong and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.

Our operational activities are primarily conducted in Hong Kong. Accordingly, political and economic conditions in Hong Kong and the surrounding region may directly affect our business. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, the constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operations are primarily based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Our revenue is susceptible to ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect the business operations of our Hong Kong operating subsidiary. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on the business operations of our Hong Kong operating subsidiary, which could in turn adversely and materially affect our business, our results of operations and financial condition. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our common stock could be adversely affected.

In addition, economic, political and legal developments and social conditions in the PRC may significantly affect our business, financial condition, results of operations and prospects. The PRC economy is in transition from a planned economy to a market-oriented economy subject to plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in the PRC and Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our business operations and prospects, financial condition, and results of operations may be adversely affected by changes in policies by the PRC government, including:

•        changes in laws, regulations or their interpretation;

•        confiscatory taxation;

•        restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise;

•        expropriation or nationalization of private enterprises; and

•        the allocation of resources.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we conduct in Hong Kong and accordingly on the results of our operations and financial condition. In addition, if we become subject to the oversight of the CSRC, CAC or other regulatory agencies of the PRC government, the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause of our common stock to significantly decline in value or become worthless.

Although we have no operations in the PRC, nor do we have plans to expand our business to the PRC in foreseeable future, our business operations may be adversely affected by the current and future political environment in the PRC. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The interpretations of many laws, regulations and rules may not always be uniform and the enforcement of these laws, regulations and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong, conduct overseas offerings and continue to investment in Hong Kong based issuers may be harmed by these changes in its laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could limit or completely hinder our ability to offer or continue to offer securities to investors or require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any such actions (including divesture or similar actions) could result in a material adverse effect on us and on your investment in us and could render our securities and your investment in our securities worthless.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, the interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts that provide interpretations of laws and regulations and decide contractual disputes and issues may change their interpretation or enforcement very rapidly with little advance notice at any time, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as may cause possible problems to foreign investors.

Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. For example, according to the Circular on Further Promoting the Facilitation of Individual Current Account Foreign Exchange Business and its annexes issued and implemented by the State Administration of Foreign Exchange on March 25, 2021, the purchase of foreign exchange by individuals of mainland China shall not be used to purchase overseas life insurance or investment dividend-returning insurance. We cannot assure you that the PRC government will continue to pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our Hong Kong operating subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress passed the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”). Hong Kong’s chief executive promulgated the law in Hong Kong later the same day. This law defines the duties and government bodies of Hong Kong for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong operating subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, the business operations, our financial position and results of operations could be materially and adversely affected.

Our business operations are located in Hong Kong, which renders us especially sensitive to local conditions and changes, such as those with respect to laws and regulations, economic and political environments, force majeure events, natural disasters or mass civil movements.

Currently, our business operations are based in Hong Kong, and we have no plan to operate in other territories in the near future. Our business operations are therefore exposed to any deterioration in the economic, social and/or political conditions, significant changes in laws and regulations governing the insurance brokerage services industry, as well as any change of legal system, incidence of social movements, strike, riot, civil disturbances, mass civil movements, disobedience, recurrence of past outbreaks or epidemics, occurrence of any future epidemic outbreaks, natural disasters or other catastrophic events in Hong Kong. Since our business operations are limited to Hong Kong, the aforesaid adverse circumstances may materially and adversely disrupt operations of our insurance brokerage services, and in turn, our revenues and profitability, and consequently, our results of operations and financial condition.

Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict its ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our common stock. Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

QDM is a holding company incorporated in Florida with its operating subsidiary located in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong Dollars. We conduct no other business and, as a result, we depend entirely upon our Hong Kong operating subsidiary’s earnings and cash flow. If we decide in the future to pay dividends, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our Hong Kong operating subsidiary. There are currently no restrictions of transferring funds between our Florida holding company and our operating subsidiary in Hong Kong or limitations on the ability of our Hong Kong subsidiaries to remit dividends or other distributions payable to its overseas shareholders. However, we cannot assure you that the oversight of the PRC government will not be extended to companies operating in Hong Kong like our Hong Kong operating subsidiary. There is a possibility that the PRC government could prevent our cash maintained in Hong Kong from leaving or the PRC could restrict the deployment of the cash into our business or for the payment of dividends. Any such controls or restrictions may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders and could result in a material adverse change to our business operations, our prospects, financial condition, and results of operations, and could cause our common stock to significantly decline in value or become worthless.

The market price for our securities could be adversely affected by increased tensions between the United States and China.

Recently there have been heightened tensions in the economic and political relations between the United States and China. On June 30, 2020, the Standing Committee of the PRC National People’s Congress issued the Hong Kong National Security Law. This law defines the duties and government bodies of Hong Kong for safeguarding national security and four categories of offences — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including then Hong Kong chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law”. On March 16, 2021, the U.S. State Department submitted a report listing an additional 24 foreign persons determined to meet the HKAA criteria. This report is an update to the October 2020 and March 2021 reports, consistent with section 5(e) of the HKAA. In July 2021, former President Joe Biden warned investors about the risks of doing business in Hong Kong and on July 16, 2021, the U.S. Departments of State, Commerce, Homeland Security and the Treasury issued an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the United States and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like us. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our securities could be adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our business, financial condition and results of operations, and/or the value of our common stock or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of mainland China become applicable to a company such as us.

We currently have no operations in mainland China. YeeTah does not sell any insurance products in mainland China or solicit customers or collect, store or process any personal data of any customer in mainland China, and is not regulated by any insurance regulator in mainland China. However, as we operate in Hong Kong, a special administrative region of China, if certain existing or future laws of mainland China may become applicable to us, it may have a material adverse impact on our business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors, any of which may cause such securities to significantly decline in value or become worthless.

Except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and do not apply directly to Hong Kong.

The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any mainland China laws and regulations become applicable to us, we may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the laws and regulations of mainland China to the extent we commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth.

Failure to comply with the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) may result in material and adverse effect on our business, financial condition and results of operations.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) provides the principles that a Data User must follow in any acts concerning information, existing in a form which access to or processing of is practicable, which relates to a living individual and can be used to identify that individual. Contravention with the PDPO may entitle the Privacy Commissioner for Personal Data to issue a written enforcement notice directing such Data User to take prescribed steps within a specified timeframe to remedy and prevent recurrence of contravention. Contravention with the above enforcement notice issued by the Privacy Commissioner for Personal Data is an offence and on first conviction, the offender is liable to a maximum fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$1,000. Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. However, if a Data User has taken all due diligence to comply with the enforcement notice, then such Data User may have a defense against the above offence.

In the course of our business, we collect data that are related to our business, all with consent from owners of such information. We are committed to protecting the privacy and security of such data, and have established and implemented policies on data collection, processing and usage. We believe we are in full compliance with the PDPO of Hong Kong. While we strive to comply with applicable data protection laws and regulations as well as our own privacy policies and other obligations, we may have, with respect to privacy and data protection, instances of failure or perceived failure to comply with these laws, regulations, policies and other obligations, which may result, and in some cases has resulted, in customer complaints, and may also result in inquiries and other proceedings or actions against us by government agencies or others, as well as negative publicity and damage to our reputation and brand, each of which could cause us to lose consumers, and have an adverse effect on our business, financial condition and results of operations.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We face competition in the market due to the presence of a large number of insurance brokers and service providers. We may be subject to the Competition Ordinance, which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits (a) the making of agreements by any entity, regardless of its legal status or the way in which it is financed, engaged in economic activity, and includes a natural person engaged in economic activity; (b) the engagement in concerted practice by Undertakings; or (c) the making or giving effect of decisions by members of an association of Undertakings, that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule prohibits Undertakings from directly or indirectly carrying out mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an Undertaking that directly or indirectly holds or, directly or indirectly controls an Undertaking that holds a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger. As we are not engaged in the telecommunication industry and do not hold such carrier license, such merger rule is currently not applicable to our business.

The Competition Commission is an independent statutory body in Hong Kong established under the Competition Ordinance to investigate any contravention against the competition rules and enforce the provisions of the Competition Ordinance, and the Competition Tribunal is a superior court of record set up by the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of the investigation of a contravention of the Competition Ordinance may include the acceptance by the Competition Commission of a commitment given by the infringer to take any action or refrain from taking any action, the issuance of a warning notice or infringement notice, the commencement of proceedings in the Competition Tribunal, the application for a consent order, the referral of the complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including imposing a pecuniary penalty, making a disqualification order or other orders under the Competition Ordinance.

We have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

The PRC government exerts substantial influence and discretion over the manner in which companies incorporated in mainland China must conduct their business activities. We are a Hong Kong-based company with no operations in mainland China. There is a risk that the PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong or mainland China-based issuers. Any such action of the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause our securities to significantly decline in value or become worthless.

We have no operation in mainland China. We primarily operate in Hong Kong, a special administrative region of China. In addition, YeeTah does not sell any insurance products in mainland China or solicit any customer in mainland China, and is not regulated by any insurance regulator in mainland China. However, we may be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in mainland China.

The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with short notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government has exercised and continues to exercise substantial control over many sectors of the economy of mainland China through regulation and/or state ownership. The PRC government actions have had, and may continue to have, a significant effect on economic conditions in mainland China and businesses which are subject to such government actions. We may become subject to the PRC government’s significant oversight and discretion over the conduct of our business, and the government may intervene or influence our operations at any time as the government deems appropriate. The PRC government has published new policies that significantly affected certain industries in mainland China, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies extending the oversight and regulation to certain business and industries in Hong Kong, including our industry, that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in mainland China-based companies. If such action is extended to cover companies in Hong Kong, like ours, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless.

We may become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our development, expansion or acquisition of operations in the PRC, or due to the expansion of the PRC government’s oversight onto our industry in Hong Kong, and it may require a material change in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our common stock could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the Chinese government would not intervene in or influence our operations at any time.

In the opinion of our PRC counsel, we are not currently required to obtain permission from the PRC government for the trading of our common stock on the OTCQB; however, there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause our securities to significantly decline in value or become worthless.

We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in mainland China with little notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Our PRC counsel has advised us that we are not subject to cybersecurity review with the CAC, given that: (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, our PRC counsel has advised us that we are not subject to merger control review by the anti-monopoly enforcement agency of the PRC government due to the level of our revenues which provided from us and audited by our auditor, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within mainland China of more than RMB800 million. Currently, these statements and regulatory actions have had no impact on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list our securities on an U.S. or other foreign exchange.

The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our common stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

We may rely on dividends and other distributions on equity paid by the Hong Kong operating subsidiary to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Hong Kong operating subsidiary to make payments to the Company could have a material and adverse effect on the business.

QDM is a holding company incorporated in Florida, and it relies on dividends and other distributions on equity paid by our subsidiaries for its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt it may incur. If any of QDM’s subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to QDM.

Within our structure, funds from foreign investors can be directly transferred to our Hong Kong operating subsidiary by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Hong Kong operating subsidiary for our cash and financing requirements. We are permitted under the laws of the state of Florida and our Articles of Incorporation (as amended from time to time) to provide funding to our Hong Kong operating subsidiary incorporated in Hong Kong through loans and/or capital contributions. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Our Hong Kong subsidiaries are permitted under the laws of Hong Kong to issue cash dividends to us without limitation on the size of such dividends, subject to availability of distributable profits. In addition, if our Hong Kong operating subsidiary incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Hong Kong operating subsidiary to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us. See “Business — Regulation — Regulations Related to Hong Kong Taxation.” Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

The HFCA Act and the related regulations continue to evolve. Further implementations and interpretations of, or amendments to, the HFCA Act or the related regulations, or a PCAOB determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us.

On December 18, 2020, the HFCA Act was signed into law. The HFCA Act has since then been subject to amendments by the U.S. Congress and interpretations and rulemaking by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which proposes to reduce the period of time for foreign companies to comply with PCAOB audits from three to two consecutive years, thus reducing the time period before the securities of such foreign companies may be prohibited from trading or delisted.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, because of a position taken by one or more authorities in mainland China or Hong Kong. The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in issuers operating in China to lose confidence in such issuers’ procedures and reported financial information and the quality of financial statements.

Our auditor, ZH CPA, LLC, an U.S. based independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is subject to inspection by the PCAOB on a regular basis with the latest inspection in 2025. Our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the CSRC and the Ministry of Finance of the People’s Republic of China (together, the “PRC Authorities”). The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced in its 2022 HFCA Act Determination Report (the “2022 Report”) its determination that the PCAOB was able to secure complete access to inspect and investigate audit firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board voted to vacate previous determinations to the contrary. According to the 2022 Report, this determination was reached after the PCAOB had thoroughly tested compliance with every aspect of the Protocol necessary to determine complete access, including on-site inspections and investigations in a manner fully consistent with the PCAOB’s methodology and approach in the U.S. and globally. According to the 2022 Report, the PRC authorities had fully assisted and cooperated with the PCAOB in carrying out the inspections and investigations according to the Protocol, and have agreed to continue to assist the PCAOB’s investigations and inspections in the future. The PCAOB may reassess its determinations and issue new determinations consistent with the HFCA Act at any time.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among others, amended the HFCA Act to reduce the number of consecutive years an issuer can be identified a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two.

Further developments related to the HFCA Act could add uncertainties to our offering. We cannot assure you what further actions the SEC, the PCAOB or the stock exchanges will take to address these issues and what impact such actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). Furthermore, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, the market price of our common stock could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement. Such a delisting would substantially impair your ability to sell or purchase our common stock when you wish to do so, and would have a negative impact on the price of our common stock.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

There may be risks and uncertainties regarding the interpretation, application, and enforcement of current and future PRC laws, rules and regulations.

Because substantially all of our operations are based in Hong Kong, we are subject to the regulations and rules of the Hong Kong government as well as the influence of the Chinese government. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business segments may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the Chinese government may intervene or influence our operations at any time with little to no advanced notice, it could result in a material change in our operation and the value of our common stock. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline value or become worthless.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government for our current quotation on the OTCQB or any future application to have our securities list on a U.S. stock exchange, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any PRC regulatory authorities and has not received any denial to list on the

U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As a result, our common stock may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which require operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity.

On July 7, 2022, the CAC issued the Measures for the Security Assessment of Cross-border Transfer of Data, which stipulates that data processor who provides overseas the important data collected and generated during operations within the PRC and personal information that shall be subject to security assessment shall conduct a security assessment. Furthermore, if the data processor provides data overseas and meets one of the following circumstances, it shall declare the security assessment: (i) where a data processor provides critical data abroad; (ii) where a key information infrastructure operator or a data processor processing the personal information of more than one million people provides personal information abroad; (iii) where a data processor has provided personal information of 100,000 people or sensitive personal information of 10,000 people in total abroad since January 1 of the previous year; and (iv) other circumstances prescribed by the CAC for which declaration for security assessment for outbound data transfers is required.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. On May 16, 2023 and May 7, 2024, the CSRC promulgated the supporting guidelines No. 6 and No. 7 to the Trial Measures, respectively. Pursuant to the Trial Measures and their supporting guidelines, (i) domestic companies incorporated in mainland China that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a domestic company: (A) more than 50% of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (iii) domestic companies listed on overseas over-the-counter markets are not required to file with the CSRC in accordance with the Trial Measures; however, domestic companies that seek to offer or list securities in overseas markets through a uplisting shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following their first submission of uplisting applications. In such circumstances, where a domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

On February 24, 2023, the CSRC, together with the Ministry of Finance of China, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archive Administration in Overseas Issuance and Listing of Securities issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” (the “revised Provisions”) and became effective on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is to expand their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, the revised Provisions are in effect.

On March 22, 2024, the CAC issued the Provisions on Promoting and Regulating Cross-border Data Flows, which stipulates that a data handler providing personal information abroad may be exempted from declaring security assessment for data to be provided abroad, concluding a standard contract for personal information to be provided abroad or passing authentication for protection of personal information if it satisfies certain conditions. In addition, providing the data collected and generated in such activities as international trade, cross-border transport, academic cooperation, transnational manufacturing and marketing, which do not contain personal information or important data, to overseas parties is exempted from all these procedures aforementioned.

The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

It may be difficult for shareholders to enforce any judgment obtained in the United States against us, which may limit the remedies otherwise available to our shareholders.

Substantially all of our assets are located in Hong Kong. Moreover, half of our current directors and officers are Chinese nationals or domiciled in mainland China. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for our shareholders to effect service of process within the United States upon our subsidiaries or any individuals. In addition, there is uncertainty as to whether the courts of Hong Kong or mainland China would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the United States Federal securities laws or otherwise.

In addition, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of the PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in the PRC, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside the PRC or otherwise with respect to foreign entities. Although the authorities in the PRC may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within the PRC may further increase difficulties faced by you in protecting your interests.

Risks Related to Our Securities and This Offering

Our CEO, President and Chairman of the board of directors, Mr. Huihe Zheng, has a substantial influence over our Company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Mr. Zheng, our CEO, President and Chairman of the board of directors, holds approximately 99.2% of the voting power of the Company. Upon the completion of this offering, Mr. Zheng will hold approximately [    ]% of the voting power of the Company.

Accordingly, Mr. Zheng has a significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. Mr. Zheng may also have the power to prevent or cause a change in control. Without the consent of Mr. Zheng, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Zheng could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Zheng may differ from the interests of our other shareholders. The concentration in the voting power of the Company may cause a material decline in the value of our common stock. For more information regarding Mr. Zheng and his ownership of our securities, see “Security Ownership of Principal Shareholders and Management.”

Because the initial public offering price is substantially higher than the as adjusted net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase our common stock in this offering, you will pay more for each share than the corresponding amount paid by existing shareholders for their shares. As a result, you will experience immediate and substantial dilution of $[    ] per share, representing the difference between our net tangible book value per share of $[    ] as of June 30, 2026, after giving effect to this offering, assuming the underwriters’ over-allotment option is not exercised, and an assumed initial public offering price of $[    ] per share, the midpoint of the price range set forth on the cover page. See “Dilution” for a more complete description of how the value of your investment in our common stock will be diluted upon the completion of this offering.

We have considerable discretion as to the use of the net proceeds from this offering and we may use these proceeds in ways with which you may not agree.

We intend to use the proceeds from this offering to make acquisitions and obtain partnerships, invest in technology, expand our sales team and marketing efforts, and general working capital and other corporate purposes. However, we have considerable discretion in the application of the proceeds. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate or other purposes with which you do not agree or that do not improve our profitability or increase our share price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value. Please see “Use of Proceeds” below for more information.

Because the market for our common stock is limited, persons who purchase our common stock may not be able to resell their shares at or above the purchase price paid for them.

Our common stock trades on the OTCQB operated by OTC Markets Group, Inc., under the ticker symbol “QDMI”. OTCQB is not as liquid a market as a national securities exchange. There is currently only a limited public market for our common stock. We cannot assure you that an active public market for our common stock will develop or be sustained in the future. If an active market for our common stock does not develop or is not sustained, the price may decline.

We may be unable to list our common stock on Nasdaq.

Prior to this offering, there was a limited public market for our common stock. We have applied to list our common stock on Nasdaq concurrently with the closing of this offering. However, we may not meet or maintain certain qualifying requirements for listing on a Nasdaq. If we are unable to meet these requirements, we may be limited to trading conducted on OTCQB and we may elect to not proceed with this offering.

There is a limited market for our securities, which may make it more difficult to dispose of our securities and we may fail to sustain trading on Nasdaq, which could make it more difficult for investors to sell their shares.

Our common stock is quoted on OTCQB, under the symbol “QDMI,” and, to date, has traded on a limited basis. We have applied to list our common stock on Nasdaq under the symbol “QDMI”. In the event our common stock begins trading on Nasdaq, there can be no assurance that trading of the common stock on such market will be sustained. In the event that the common stock is not listed on Nasdaq or if we do not sustain such listing, our common stock could be quoted only on the OTCQB. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our common stock and our common stock may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

An active market for our common stock may never develop, and we are under no obligation to seek out a more active market for our common stock.

If there is a thin trading market or “float” for our common stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our common stock could fluctuate widely in response to several factors, including, but not limited to:

•        our quarterly or annual operating results;

•        changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;

•        failure to achieve our growth expectations;

•        failure to attract customers and retain them;

•        the effect of increased or variable competition on our business;

•        additions or departures of key or qualified personnel;

•        failure to adequately protect our intellectual property;

•        costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;

•        changes in governmental or other regulations affecting our business;

•        our compliance with governmental or other regulations affecting our business; and

•        changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our Company and these fluctuations could materially reduce our stock price.

As a “controlled company” under the rules of Nasdaq, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Zheng beneficially owns approximately 99.2% of our outstanding voting power. Under the Nasdaq Stock Market Rule 5615(c), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements. Our status as a “controlled company” could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

We may not maintain the qualification for OTCQB inclusion, and therefore you may be unable to sell your shares.

Our common stock is eligible for quotation on the OTCQB. However, trading of our common stock could be suspended. If for any reason our common stock does not become eligible or maintain eligibility for quotation on the OTCQB or a public trading market does not develop, purchasers of shares of our common stock may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCQB, any quotation in our common stock could be conducted in the “pink sheets” market. As a result, a purchaser of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their shares. This would materially and adversely affect the liquidity of our securities.

The Series B Preferred Stock, which are held by our President, Chief Executive Officer and Chairman of the Board and has super voting rights that may adversely affect our holders of common stock.

Except as required by law, holders of Series B Preferred Stock (all of which are currently held by Huihe Zheng, our President, Chief Executive Officer and Chairman of the Board) are entitled to super voting rights. Each share of Series B Preferred Stock is entitled to 100 votes. Holders of Series B Preferred Stock will vote on all matters upon which holders of our common stock are entitled to vote. The voting rights of holders of our common stock will be diluted as a result of these super voting rights.

Our common stock is “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently quoted on OTCQB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended. Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Compliance with these requirements may make it more difficult for our investors to resell their shares of common stock to third parties or to otherwise dispose of them. Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The low price of our common stock might have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

To date, we have not paid any cash dividends, and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We currently intend to retain all earnings for our operations.

Our Articles of Incorporation allow our Board to create a new series of preferred stock without approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without shareholder approval. As a result, our Board could authorize the issuance of a series of preferred stock granting holders a preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of an additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders.

Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

The shares sold in this offering are eligible for immediate sale in the public market without restriction. Sales of a substantial amount of our common stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our common stock, if and when such market develops in the future. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Provisions of our Bylaws and Florida law may delay or prevent a take-over that may not be in the best interests of our shareholders.

Provisions of our Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. If there is an annual meeting, as a consequence of our staggered Board, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome.

Our bylaws may be adopted, repealed, altered, amended and rescinded by the majority vote of our shareholders, and except as provided by Florida law, our board of directors shall have the power to adopt, repeal, alter, amend and rescind any or all of our Bylaws by a vote of at least a majority of our board of directors then in office. The interests of these shareholders and directors may not be consistent with your interests, and they may make changes to our Bylaws that are not in line with your concerns.

Florida law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of anti-takeover provisions of Florida law and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of the Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our future results may vary significantly which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We will incur increased costs as a result of operating as a public company listed on Nasdaq, and our management will be required to devote substantial time to compliance requirements of the SEC and Nasdaq.

As a company listed on Nasdaq, and particularly after we are no longer a smaller reporting company, we will incur significant legal, accounting and other expenses that we did not incur as an OTC listed company. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and rules subsequently implemented by the SEC and Nasdaq impose various requirements on listed companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain a smaller reporting company with less than $100 million in annual revenue, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We are a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may continue to be a smaller reporting company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we have issued equity securities in the past and may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per unit in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions, may be lower than the price per share paid by investors in this offering.

Our existing shareholders will be able to sell their shares after the completion of this offering subject to restrictions under Rule 144 under the Securities Act, which could impact the trading price of our common stock.

Our directors, officers and holder(s) of five percent (5%) or more of the outstanding shares of common stock of the Company will agree not to sell, transfer or dispose of any shares or similar securities for a period of six months from date of completion of this offering. See “Underwriting — Lock-Up Agreements” on page 95. Our existing shareholders may be able to sell their common stock under Rule 144 following the expiration of that lock-up period. Because these existing shareholders have paid a lower price per common stock than participants in this offering, when they are able to sell their shares under Rule 144 following the expiration of that lock-up period, they may be more willing to accept a lower sales price than the public offering price, which could impact the trading price of our common stock following the completion of this offering, to the detriment of participants in this offering. Under Rule 144, before our existing shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the common stock to be sold pursuant to Rule 144 during the pendency of this offering.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13.32 million, assuming an offering price of $[    ] per share (the midpoint of the price range set forth on the cover page), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the Representative exercises its option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $15.41 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows: approximately 40% for expansion of service offerings, 20% for marketing and branding, approximately 10% for new hires and training, including management, sales and customer services personnel and approximately 30% for working capital and general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “QDMI”. There has been limited trading in our shares of common stock. We cannot assure you that there will be an active market in the future for our common stock.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock, as reported on OTC Market, giving effect to the 2025 Reverse Stock Split. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Prices(1)
	High	Low
FISCAL YEAR ENDED MARCH 31, 2025:
First Quarter	$81.94	41.14
Second Quarter	$131.24	35.36
Third Quarter	$159.8	65.96
Fourth Quarter	$65.96	34.0

FISCAL YEAR ENDING MARCH 31, 2026:
First Quarter	$98.6	51.0
Second Quarter	$98.94	51.0
Third Quarter	$148.92	45.9
Fourth Quarter	$39.32	10.42

FISCAL YEAR ENDING MARCH 31, 2027:
First Quarter	$69.92	8.0

____________

(1)      The above tables set forth the range of high and low closing prices per share of our common stock as reported by www.otcmarket.com for the periods indicated. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of August 21, 2026, we had approximately 379 shareholders of record. Because certain shares of our common stock are held by brokers and other institutions on behalf of shareholders, we are unable to estimate the total number of beneficial shareholders.

Dividends

We are permitted under the Florida law to provide funding to our subsidiaries, including YeeTah, through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitations on our ability to distribute earnings from our businesses, including subsidiaries, to the U.S. investors or our ability to settle amounts owed. YeeTah is permitted under the laws of Hong Kong to provide funding to QDM HK and QDM BVI, the holding company incorporated in Hong Kong and the British Virgin Islands, respectively, through dividend distribution without restrictions on the amount of the funds, subject to availability of distributable profits and sufficient cash to maintain going concern and solvency of YeeTah and any contractual obligations owed to third parties prohibiting or restricting dividend distributions. As of the date of this prospectus, there has been no dividends or distributions between our holding company and our subsidiaries nor do we expect such dividends or distributions to occur in the foreseeable future among our holding company and its subsidiaries.

However, the PRC government has significant authority to intervene or influence the operations of an offshore holding company in mainland China at any time, and such oversight may also extend to our Hong Kong operating subsidiary. We cannot assure you that the PRC government will not prevent us from transferring the cash we maintain in Hong Kong outside of Hong Kong, or restrict our ability to deploy our cash into business or to pay dividends. We could also be subject to limitations on the transfer or the use of our cash if we expand our business operations into mainland China or conduct our operations in some other ways such that we become subject to the PRC laws that regulate these activities. In addition, if YeeTah incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitation on our ability to transfer or use our cash could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. The declaration of dividends on any class of shares is within the discretion of the board of directors, subject to the Florida law, out of legally available funds, and will depend on the assessment of, among other factors, earnings, capital requirements and our operating and financial condition. If we determine to pay dividends on any of our capital stock in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiary YeeTah. None of our subsidiaries has made any dividends or distributions to us. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. See “Risk Factors — Risks Related to Our Business and Industry — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Securities Authorized for Issuance under Equity Compensation Plans

On May 22, 2026, our Board approved the 2026 Plan, and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase of 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends, subject to our Articles of Incorporation and Florida law. We have never declared or paid any cash dividend on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our board of directors, after its taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. For additional information regarding our dividend policy, please see “Market for Common Equity and Related Shareholder Matters — Dividends.”

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2026:

•        on an actual basis;

•        on an as adjusted basis to give further effect to our issuance and sale of [        ] shares of our common stock in this offering (assuming no exercise of the underwriters’ over-allotment option) at an assumed initial offering price of $[    ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and

•        on an as adjusted basis to give further effect to our issuance and sale of [        ] shares of our common stock in this offering (assuming full exercise of the underwriters’ over-allotment option) at an assumed initial offering price of $[    ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial offering price of the common stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus.

	June 30, 2026	June 30, 2025
	Actual	As Adjusted(1)
		Assuming no exercise of the over-allotment option	Assuming full exercise of the over-allotment option
Cash	$	$	$

Temporary Equity:
Redeemable Series B preferred stock, $0.0001 par value, 30,000,000 shares authorized, 6,013,500 and 6,013,500 issued and outstanding actual and as adjusted, respectively
Shareholders’ Equity

Common stock, $0.0001 par value, 700,000,000 shares authorized, 8,636,186 shares issued and outstanding on an actual basis, [          ] shares (as adjusted assuming no exercise of the over-allotment option), and [          ] shares (as adjusted assuming full exercise of the over-allotment option), respectively

Treasury stock, 139 and 139 shares at cost
Additional paid-in capital
Accumulated deficit
Total shareholders’ equity
Total capitalization	$	$

____________

(1)      The as adjusted balance sheet data in the table above reflects the sale and issuance by us of shares of our common stock in this offering, based upon the assumed offering price of $[    ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial offering price of $[    ] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) would increase (decrease) the amount of cash, additional paid-in capital, total shareholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $[        ], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1 million shares in the number of shares of common stock offered by us would increase (decrease) cash, total shareholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $[        ], assuming the assumed initial offering price of $[    ] per share (the midpoint of the estimated price range set forth on the cover page of this prospectus) remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2026 was $19,526,493, or $2.17 per share of common stock. Historical net tangible book value per share represents historical net tangible book value divided by the number of shares of our common stock outstanding as of June 30, 2026.

After giving effect to our issuance and sale of [        ] shares of common stock in this offering at an assumed offering price of $[    ] per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions, estimated offering expenses payable by us our as adjusted net tangible book value as of March 31, 2026 would have been approximately $[    ] million, or approximately $[    ] per share. This represents an immediate increase in as adjusted net tangible book value per share of $[    ] to our existing shareholders and an immediate dilution in as adjusted net tangible book value per share of approximately $[    ] to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed initial offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

	Assuming no exercise of the over-allotment option	Assuming full exercise of the over-allotment option
Assumed Offering price per share	$	$
Historical net tangible book value per share as of June 30, 2026	$	$
Increase in pro forma net tangible book value per share attributable to this offering	$	$
Pro forma net tangible book deficit per share as of June 30, 2026	$	$
Dilution per share to new investors participating in this offering	$	$

The pro forma information discussed above is illustrative only and will change based on the actual initial offering price, number of shares and other terms of this offering determined at pricing.

Each $1.00 increase (decrease) in the assumed initial offering price of $[    ] per share would increase (decrease) the as adjusted net tangible book value per share after this offering by $[    ] per share and the dilution to new investors purchasing common stock in this offering by $[    ] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 1 million shares in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $[    ] per share and decrease the dilution to new investors purchasing common stock in this offering by $[    ] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of one million shares in the number of shares offered by us would decrease the as adjusted net tangible book value per share after this offering by $[    ] per share and decrease the dilution to new investors purchasing common stock in this offering by $[    ] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the Representative exercises its option to purchase [        ] additional shares of common stock in this offering in full at the assumed initial offering price of $[    ] per share, and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be $[    ] per share, and the dilution in as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $[    ] per share.

The number of shares of common stock that will be outstanding after this offering is based on 8,636,186 shares of common stock outstanding as of August 24, 2026.

The following table summarizes, on an as adjusted basis as of June 30, 2026, after giving effect to our issuance and sale of [        ] shares of common stock in this offering at assumed offering price of $[    ] per share, the total consideration paid or to be paid and the average price per share paid or to be paid by existing shareholders and by new investors in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing common stock in this offering will pay an average price per share substantially higher than our existing shareholders paid.

	Shares Purchased			Total Consideration			Average Price Per Share
	Number	Percentage		Number	Percentage
Existing shareholders before this offering	8,636,186	[ ]	%	3,572	[ ]	%	0.00041
Investors participating in this offering	[ ]	[ ]	%	[ ]	[ ]	%	[ ]
Total capitalization	[ ]	100%		[ ]	[ ]	%	[ ]

The table above assumes no exercise of the Representative’s over-allotment option to purchase [        ] additional shares in this offering (assuming that the shares are sold at $[    ] per share). If the Representative’s over-allotment option to purchase additional shares is exercised in full, the number of shares of our common stock held by existing shareholders would be reduced to [    ]% of the total number of shares of our common stock outstanding after this offering, and the number of shares of common stock held by new investors participating in this offering would be increased to [    ]% of the total number of shares outstanding after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

The following discussion and analysis is based on, and should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risk, uncertainties and other factors. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Actual results could differ materially because of the factors discussed in “Risk Factors” elsewhere in this prospectus, and other factors that we may not know.

Overview

QDM International Inc. is a holding company incorporated in Florida with no material operations of its own, and conducts business through our indirectly wholly owned subsidiary, YeeTah, primarily in Hong Kong.

YeeTah sells a wide range of insurance products consisting of two major categories: (i) life and medical insurance, such as individual life insurance; and (ii) general insurance, such as automobile insurance, commercial property insurance, liability insurance and homeowner insurance. In addition, as a MPF intermediary, YeeTah is also licensed to provide customers with assistance on account opening and related services under the MPF and the ORSO schemes in Hong Kong, which are retirement protection schemes set up for employees who are Hong Kong residents.

YeeTah sells insurance products underwritten by insurance companies operating in Hong Kong to individual customers who are either Hong Kong residents or visitors from mainland China and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commissions generally depend on the type and term of insurance products and the particular insurance company, and they are usually paid by the insurance companies the next month after the cooling off period of the policies sold, which is generally 21 days after the earlier of the delivery of the policy or the delivery of the cooling off notice to the policy holder, during which period policy purchasers may cancel the policy at their discretion and receive refunds.

Since December 2023, we have expanded our business model by entering into collaborative relationships with trust companies and other insurance brokerage companies in Hong Kong. Leveraging our existing customer resources, we refer customers to these partners, who will sell their applicable products to the referred customers based on their needs. In return for these referrals, we earn commissions based on a percentage of the transaction amount of products purchased by such customers referred by us. In the course of such business cooperation, we act solely as an intermediary providing referral services and are not involved in the issuance of financial products or the management of investment funds. Specifically, the provision of investment product referral services is deemed completed upon the confirmation of successful customer subscription and full receipt of relevant funds by the partnering trust companies. For insurance product referral services, the services are fully completed only after the expiry of the 21-day insurance policy cooling-off period.

Recent Developments

On October 4, 2024, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to increase our authorized shares of Series B Preferred Stock from 2,000,000 shares to 10,000,000 shares, which became effective as of October 7, 2024. The foregoing amendment was approved by the Board, in accordance with our Articles of Incorporation and the Florida Business Corporation Act.

On October 9, 2024, we entered into the Securities Subscription Agreement with Huihe Zheng, our Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Securities Subscription Agreement, we issued 6,000,000 shares of Series B Preferred Stock to Mr. Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by us to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to us providing for our working capital and general corporate expenses. As a result of the issuance of Series B Preferred Stock to Mr. Zheng, Mr. Zheng beneficially owns 99.2% of the aggregate voting power of us as of the date of this prospectus.

On September 16, 2025, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to effect the 2025 Reverse Stock Split. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 93.6% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to 8,575,686 shares. The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On September 18, 2025, the 2025 Reverse Stock Split was announced by the Financial Industry Regulatory Authority with an effective date on September 19, 2025. All numbers in this prospectus give effect to the 2025 Reverse Stock Split unless indicated otherwise.

On September 22, 2025, Mr. Huihe Zheng, our CEO and chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there are no shares of Series C Preferred Stock issued and outstanding.

On October 1, 2025, Mr. Zheng entered into the Shareholder Agreement with the Company, pursuant to which Mr. Zheng agreed not to sell, assign, or otherwise transfer, or enter into any contract or arrangement to effect any such sale, assignment or transfer of any share of the Series B Preferred Stock that Mr. Zheng holds, among other terms and conditions.

On May 13, 2026, we incorporated Yau Tat BVI, a BVI company 100% owned by the Company. On June 3, 2026, through Yau Tat BVI, the Company incorporated Yau Tat HK, a Hong Kong limited company 100% owned by Yau Tat BVI.

On May 22, 2026, our Board approved the 2026 Plan, and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase of 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

On July 9, 2026, we acquired 100% ownership interest in Wintah (previously MCM Wealth Management (Hong Kong) Limited) an insurance broker based in Hong Kong, through Yau Tat HK, for a total price of HK$2.2 million (approximately US$280,000). As a result, Wintah became a 100% subsidiary of Yau Tat HK. As of the date of this prospectus, Wintah has not commenced any business operations.

Results of Operations

Three Months Ended June 30, 2026 and 2025

The following table presents an overview of our results of operations for the three months ended June 30, 2026 and 2025:

	For The Three Months Ended June 30, 2026	For The Three Months Ended June 30, 2025
	(Unaudited)	(Unaudited)
Revenue:
Insurance brokerage services	$8,391,843	$3,562,197
Referral business	540	32,800
Total revenue	8,392,383	3,594,997
Cost of sales	4,128,106	1,050,746
Gross profit	4,264,277	2,544,251

	For The Three Months Ended June 30, 2026	For The Three Months Ended June 30, 2025
	(Unaudited)	(Unaudited)
Operating expenses:
General & administrative expenses	$484,497	$367,194
Total operating expenses	484,497	367,194

Income from operations	3,779,780	2,177,057

Total other income	16,079	50,688

Current income tax expenses	644,075	375,933

Net income	$3,151,784	$1,851,812

Revenue

Revenue increased by approximately $4.8 million, or 133.4%, for the three months ended June 30, 2026 as compared to the same period of 2025. The increase was mainly due to (i) addition of insurance companies that offer more insurance products, and (ii) the increase of the number of our referral partners.

Cost of sales

Cost of sales increased by approximately $3.1 million, or 292.9%, for the three months ended June 30, 2026 as compared to the same period of 2025. The increase was primarily due to higher referral fees paid. During the three months ended June 30, 2026, the Company had higher referral fee rates. Effective October 1, 2025, the Company adjusted its standard referral fee rate to approximately 50% to align with market conditions, maintain competitiveness, and comply with the referral commission regulations issued by the Hong Kong Insurance Authority (the “IA”), which establishes a 50% benchmark rate. This compares to the three months ended June 30, 2025, when the Company applied a referral fee rate of approximately 15% and supplemented payments with additional discretionary bonuses to certain partners. The shift to the higher fixed benchmark rate drove the incremental commission expense recorded in the current period.

Gross profit

Gross profit margin decreased by approximately 20.0%, from 70.8% for the three months ended June 30, 2025 to 50.8% for the three months ended June 30, 2026, which was in line with the significant increase in cost of sales.

General and administrative expenses

General and administrative expenses generally are fixed and consist primarily of employee salaries, office rent, insurance costs, general office operating expenses (e.g., utilities, repairs and maintenance) and professional fees in engaging various service providers.

General and administrative expenses increased by approximately $117,000, or 31.9%, for the three months ended June 30, 2026 as compared to the same period of 2025. The change is primarily due to hiring of more employees, and an increase in payroll expenses related to the Company’s Chief Executive Officer, Mr. Zheng, whose employment agreement became effective in December 2025.

Other income

Other income decreased by approximately $35,000, or 68.3%, for the three months ended June 30, 2026 as compared to the same period of 2025. The change is primarily due to the Company not maintaining any time deposits during the three month ended June 30, 2026, while the Company earned interest income from time deposits during the same period of 2025.

Current income tax expenses

Current income tax expenses increased by approximately $268,000, or 71.3%, for the three months ended June 30, 2026 as compared to the same period of 2025. The change is primarily due to increase in profits in the three months ended June 30, 2026.

Net income

As a result of the factors described above, net income for three months ended June 30, 2026 increased by approximately $1,300,000, or 70.2%, as compared to the same period of 2025.

Years Ended March 31, 2026 and 2025

The following table presents an overview of the results of operations for the years ended March 31, 2026 and 2025:

	For the Year Ended March 31,
	2026	2025
Revenue:
Insurance brokerage services	$19,903,300	$7,128,301
Referral business	1,572,446	1,252,973
Total revenue	21,475,746	8,381,274
Cost of sales	9,964,867	1,064,039
Gross profit	11,510,879	7,317,235

Operating expenses
General & administrative expenses	$2,361,443	$1,411,945
Total operating expenses	2,361,443	1,411,945

Income from operations	9,149,436	5,905,290

Total other income	111,920	4,423

Current income tax expenses	1,728,035	1,086,375

Net income	$7,533,321	$4,823,338

Revenue

Revenue from insurance brokerage services increased by approximately $12.8 million, or 179.2% for the year ended March 31, 2026 as compared to the same period of 2025. The increase was mainly due to: (i) the expansion of our collaboration with existing insurance partners during the year ended March 31, 2026; (ii) the addition of new insurance partners; (iii) an increase in the number of insurance policies that generated commissions for us; and (iv) an increase in commission rates.

Revenue from referral business increased by approximately $319,000, or 25.5% for the year ended March 31, 2026, as compared to the year ended March 31, 2025. The increase was mainly due to our new cooperation with insurance brokerage agent

Cost of sales

Cost of sales increased by approximately $8.9 million, or 836.5%, for the year ended March 31, 2026 as compared to the same period of 2025. The increase was primarily due to higher referral fees paid. During the year ended March 31, 2026, the Company experienced an increase in referral fee rates as requested by certain referrers in response to the market conditions. To align with the market conditions and maintain competitiveness and sales performance, from April 2025 to September 2025, the Company implemented incentive arrangements under which referral agents were compensated through increased referral commission rates, with the majority of such rates raised to 90%, or through the payment of performance-based bonuses. In comparison, the referral fee rates during the year ended March 31, 2025 were approximately 10%.

In light of circulars issued by the IA in 2024 and 2025, including the adoption of a 50% benchmark for referral fees, we expect that referral fee rates in the market will gradually normalize as industry participants adjust to these regulatory requirements. Consistent with our expectations and compliance with the IA’s guidance, we have adjusted our referral fee rates to approximately 50%, at or below the benchmark level, for the period from October 2025 to March 2026.

As a result, we recorded an incremental commission expense in the year ended March 31, 2026.

Gross profit

Gross profit margin decreased by approximately 33.7% for the year ended March 31, 2026 as compared to the same period of 2025, which was in line with the significant increase in cost of sales.

General and administrative expenses

General and administrative expenses generally are fixed and consist primarily of employee salaries, bonus to employees, office rent, insurance costs, general office operating expenses (e.g., utilities, repairs and maintenance) and professional fees in engaging various service providers.

General and administrative expenses increased by approximately $949,000, or 67.2%, for the year ended March 31, 2026 as compared to the same period of 2025. The change is primarily due to hiring of more employees, increases in employee salaries, increased travelling and transportation expenses, and the payment of a cash bonus to our Chief Executive Officer.

Other income

Other income increased by approximately $107,000, or 2,430.4%, for the year ended March 31, 2026 as compared to the same period of 2025. For the year ended March 31, 2026, other income was mainly attributable to interest income from time deposits. For the same period in 2025, other income was mainly attributable to a one-time gain, partially offset by bank charges. The change is primarily due to the interest income from time deposits recognized during the fiscal year of 2026, with no such income recognized in the same period of 2025.

Current income tax expenses

Current income tax expenses increased by approximately $642,000, or 59.1%, for the year ended March 31, 2026 as compared to the same period of 2025. The change is primarily due to increase in profits in the year ended March 31, 2026.

Net income

As a result of the factors described above, net income for the year ended March 31, 2026 increased by approximately $2.7 million, or 56.22%, as compared to the same period of 2025.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The Company’s operations are principally conducted in Hong Kong where the Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheet date. The resulting exchange differences are reported in the statements of operations and comprehensive loss.

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both the years ended March 31, 2026 and 2025.

Liquidity and Capital Resources

Three Months Ended June 30, 2026 and 2025

The table below shows our cash flow for the periods indicated:

Our working capital requirements mainly comprise of commissions paid to technical representatives and referral fees, operating lease payments and employee salaries. We have financed our operations primarily through cash generated by operating activities, equity financings and advances from our principal shareholder. QDM is a holding company and conducts substantially all of its operations through YeeTah, which is its only entity that has operating cash inflows. Our expenses are paid by the cash provided by our operating activities. As of June 30, 2026 and March 31, 2026, we had $10,162,351 and $10,328,590, respectively, in cash and cash equivalents, which primarily consisted of cash deposited in banks.

YeeTah is a licensed insurance broker company in Hong Kong and subject to certain Hong Kong insurance broker requirements regarding its share capital and net assets. According to the requirements, a licensed insurance broker company must at all times maintain a paid-up share capital of not less than US$64,103 (HK$500,000) and net assets of not less than US$64,103 (HK$500,000). YeeTah was in compliance with the applicable minimum paid-up share capital and net assets requirements as of June 30, 2026 and March 31, 2026.

The table below shows our cash flow for the periods indicated:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
Net cash provided by operating activities	$115,812	$3,892,380
Net cash used in investing activities	(282,051)	—
Net cash used in financing activities	—	(40,000)
Net (decrease) increase in cash, cash equivalents	(166,239)	3,852,380
Cash and cash equivalents at beginning of period	10,328,590	8,557,305
Cash and cash equivalents at end of period	$10,162,351	$12,409,685

Operating Activities:

Net cash generated from operating activities was approximately $116,000 for the three months ended June 30, 2026, compared to net cash generated from operating activities of approximately $3.9 million for the same period in 2025, representing an decrease of approximately $3.8 million in the net cash inflow in operating activities. The decrease in net cash generated from operating activities was primarily attributable to changes in working capital, partially offset by an increase in net income of approximately $1.3 million for the three months ended June 30, 2026, compared to the same period of 2025. The significant changes in working capital were as follows:

(1)    Decrease in accounts receivable resulted in an approximately $2.0 million cash inflow for the three months ended June 30, 2026 compared to an approximately $1.0 million cash inflow for the same period of 2025, which led to an approximately $1.0 million increase in net cash inflow from operating activities.

(2)    Increase in accounts payable and accrued liabilities resulted in an approximately $42,000 cash inflow for the three months ended June 30, 2026 compared to an approximately $605,000 cash inflow for the same period of 2025, which led to an approximately $563,000 decrease in net cash inflow from operating activities.

(3)    Increase in short-term and long-term prepaid expenses resulted in an approximately $5.5 million cash outflow for the three months ended June 30, 2026 compared to an approximately $25,000 cash inflow for the same period of 2025, which led to an approximately $5.5 million increase in net cash outflow from operating activities. During the period, the Company made several prepayments to newly contracted referrers for future referral fees. As of June 30, 2026, the outstanding prepaid balance was approximately HK$74.2 million (US$9.5 million), with the remainder having been applied against referral fees incurred. Subsequent to June 30, 2026, approximately HK$6.2 million (US$0.8 million) of the outstanding prepaid balance was applied against referral fees during July 2026. Management of the Company expects the prepaid amount to be fully credited against the referral fees payable to the referrer by the end of March 31, 2027.

Investing Activities:

Net cash used in investing activities was approximately $282,000 for the three months ended June 30, 2026, which was attributable to prepayments of approximately HK$2.2 million (approximately US$0.28 million) in connection with the MCM Acquisition.

No cash was used in investing activities during the three months ended June 30, 2025.

Financing Activities:

No cash was used in financing activities during the three months ended June 30, 2026.

Net cash used in financing activities was approximately $40,000 for the three months ended June 30, 2025, which was attributable to payment for certain fees incurred for the proposed public offering of the shares of common stock on Nasdaq of $40,000.

Our working capital requirements mainly comprise of commissions paid to technical representatives and referral fees, operating lease payments and employee salaries. We have financed our operations primarily through cash generated by operating activities, equity financings and advances from our principal shareholder. QDM is a holding company and conducts substantially all of its operations through YeeTah, which is its only entity that has operating cash inflows. Our expenses are paid by the cash provided by our operating activities. As of March 31, 2026 and March 31, 2025, we had $10,328,590 and $8,557,305, respectively, in cash and cash equivalents, which primarily consisted of cash deposited in banks.

YeeTah is a licensed insurance broker company in Hong Kong and subject to certain Hong Kong insurance broker requirements regarding its share capital and net assets. According to the requirements, a licensed insurance broker company must at all times maintain a paid-up share capital of not less than US$64,103 (HK$500,000) and net assets of not less than US$64,103 (HK$500,000). YeeTah was in compliance with the applicable minimum paid-up share capital and net assets requirements as of March 31, 2026.

The table below shows our cash flow for the periods indicated:

Years Ended March 31, 2026 and 2025

	Year Ended March 31, 2026	Year Ended March 31, 2025
Net cash provided by operating activities	$1,771,285	$4,082,303
Net cash used in investing activities	—	—
Net cash used in financing activities	—	(683,221)
Effect of Exchange rate changes on cash	—	—
Net increase in cash, cash equivalents	1,771,285	3,399,082
Cash and cash equivalents at beginning of period	8,557,305	5,158,223
Cash and cash equivalents at end of period	$10,328,590	$8,557,305

Operating Activities:

Net cash generated from operating activities was approximately $1.8 million for the year ended March 31, 2026, compared to net cash generated from operating activities of approximately $4.1 million for the same period in 2025, representing a decrease of approximately $2.3 million in the net cash inflow in operating activities. The decrease in net cash generated from operating activities was primarily due to changes in working capital, partially offset by an increase in net income of approximately $2.7 million for the year ended March 31, 2026, compared to the same period of 2025. The significant changes in working capital were as follows:

(1)    Increase in accounts receivable resulted in an approximately $1.2 million cash outflow for the year ended March 31, 2026 compared to an approximately $1.5 million cash outflow for the same period of 2025, which led to an approximately $324,000 decrease in net cash outflow from operating activities.

(2)    Decrease in accounts payable and accrued liabilities resulted in an approximately $204,000 cash outflow for the year ended March 31, 2026 compared to an approximately $281,000 cash outflow for the same period of 2025, which led to an approximately $77,000 decrease in net cash outflow from operating activities.

(3)    Increase in short-term and long-term prepaid expenses resulted in an approximately $3.9 million cash outflow for the year ended March 31, 2026 compared to an approximately $68,000 cash outflow for the same period of 2025, which led to an approximately $3.8 million increase in net cash outflow from operating activities. During the period, the Company made several prepayments to newly contracted referrers for future referral fees. As of March 31, 2026, the outstanding prepaid balance was approximately HK$31.2 million (US$4.0 million), with the remainder having been applied against referral fees incurred. Subsequent to March 31, 2026, approximately HK$9.67 million (US$1.24 million) of the outstanding prepaid balance was applied against referral fees during April 2026. Management of the Company expects the prepaid amount to be fully credited against the referral fees payable to the referrer by the end of March 31, 2027.

(4)    Decrease in income tax payable resulted in an approximately $480,000 cash outflow for the year ended March 31, 2026 compared to an approximately $1.1 million cash inflow for the same period of 2025, which led to an approximately $1.6 million increase in net cash outflow from operating activities.

Investing Activities:

No cash was used in investing activities during the year ended March 31, 2026 and 2025.

Financing Activities:

No cash was used in financing activities during the year ended March 31, 2026.

Net cash used in financing activities was approximately $683,000 for the year ended March 31, 2025, which was primarily attributable to the repayment to related parties of approximately $1.3 million, partially offset by proceeds from the issuance of Series B preferred stock for $600,000.

Material Commitments

We have no material commitments for the next twelve months.

We had two office lease agreements and our lease commitments as of June 30, 2026, which are summarized as follows:

Operating lease

	2025 Office Lease	2026 Office Lease	Total
2027	$38,128	$86,055	$124,183
2028	22,241	53,661	75,902
Total future minimum lease payments	$60,369	$139,716	$200,085
Less: imputed interest	(3,706)	(5,656)	(9,362)
Total operating lease liability	$56,663	$134,060	$190,723
Less: operating lease liability – current	34,982	80,399	115,381
Total operating lease liability – non-current	$21,681	$53,661	$75,342

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, contingent assets and liabilities, each as of the date of the financial statements, and revenues and expenses during the periods presented. On an ongoing basis, management evaluates their estimates and assumptions, and the effects of any such revisions are reflected in the financial statements in the period in which they are determined to be necessary. Management bases their estimates on historical experience and on various other factors that they believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual outcomes could differ materially from those estimates in a manner that could have a material effect on our consolidated financial statements.

While our significant accounting policies are more fully described in Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements, we believe that there were no critical accounting policies and estimates that affect the preparation of financial statements.

Off-balance Sheet Commitments and Arrangements

As of June 30, 2026, the Company did not have any material off-balance sheet arrangements that had or were reasonably likely to have any effect on their respective financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

INDUSTRY

Overview of Hong Kong Insurance Market

Hong Kong has one of the most developed insurance markets in Asia, with the per capita insurance premium standing at high levels and has attracted many of the world’s top insurance companies. The total revenue of the Hong Kong insurance industry reached approximately $72.3 billion for the year of 2023 and is forecasted to reach $127.0 billion in 2032, growing at a CGAR of 6.6% from 2024 to 2032, according to Fortune Business Insights, a market research company (“Fortune”).

According to Fortune, the market size of life insurance in Hong Kong was $63.47 billion in 2023 and is forecasted to reach $112.42 billion in 2032, growing at a CGAR of 6.7% from 2024 to 2032. Non-life insurance primarily consists of property insurance, health insurance, motor and others. The market size of non-life insurance in Hong Kong was $8.8 billion in 2023 and is forecasted to reach $14.6 billion in 2032, growing at a CGAR of 5.8% from 2024 to 2032. Measured by distribution channel, in 2023, the market size of insurance in Hong Kong by agencies brokers was $16.3 billion and it is forecasted to reach $29.0 billion in 2032.

According to Fortune, Hong Kong is the region globally with the highest insurance penetration rate (measured by the ratio of insurance premiums in a particular year to the GDP) with a 20.0% penetration rate in 2022, followed by 11.6% in the United States, 11.1% in South Korea, in 10.5% in United Kingdom, and in contrast, the PRC had a penetration rate of 3.9% in the insurance industry in 2022, according to Fortune Business Insights.

Market Drivers for Continued Growth in the Insurance Industry in Hong Kong

Increasing Disposable Income in Hong Kong to Drive the Life and Non-life Insurance Penetration,

Disposable income among the Hong Kong population has been growing significantly, and the GDP per capita increased from approximately $32,550 from 2010 to $50,697 in 2023, according to statistics published by the World Bank Group, an international institution that makes leveraged loans to developing countries. Such high disposable income has also led to increasing demand for life and health risk coverage in Hong Kong, and life insurance in Hong Kong offers death benefits and provide financial protection to the beneficiaries; due to such factors, the population is more attracted to life insurance in Hong Kong, according to Fortune.

Rising Geriatric Population and Growing Burden of Chronic Diseases have been Fueling the Demand for Life Insurance

The burden of chronic diseases, such as cancer, diabetes, cardiovascular diseases, etc. has been rising significantly in Hong Kong. The rising burden of chronic diseases and the increasing healthcare expenses have been causing a financial burden among the Hong Kong population. Moreover, the geriatric population is more prone to chronic disorders. Thus, the growing geriatric population in Hong Kong has been fueling the burden of chronic diseases, such as cancer and heart stroke. Therefore, the rising burden of chronic diseases and the growing geriatric population has been increasing the demand for life and health insurance among the Hong Kong population, thereby fueling the market growth, according to Fortune.

Strong Demand for Health and Risk Protection Among Chinese to Drive the Penetration of Life Insurance

Consumer demand will drive the growth of the professional insurance intermediary sector. As Chinese consumers become more sophisticated, some will want to compare insurance products and services from different insurance companies before making a purchase decision. Moreover, the proliferation of insurance products offered by an increasing number of insurance companies will cause some consumers to seek independent professional advice. Professional insurance brokers that offer insurance products from multiple insurance companies and equipped with well-trained sales personnel, extensive distribution channel and strong brand image are in a unique position to meet these consumer demands.

Market Challenges

Limited Penetration of Online Insurance in Hong Kong has been Negatively Impacting the Market Growth

Online buying of insurance emerged around 2005, and with the rise of online insurance, the global market has experienced significant growth in recent years, as customers are more attracted to buying insurance online due to the various benefits associated with it, such as affordable premiums, time saving, online review assessment, and comparison between multiple options. However, in Hong Kong, the insurance market is quite mature, but the digital penetration of product offerings is relatively low. For instance, the digital penetration of insurance was less than 2% in Hong Kong in 2022. This is partially because the overall penetration of online channels in Hong Kong is low, such as in shopping, digital wallet usage, etc. However, it is expected grow significantly in the coming years because of the rapid growth in digital banking, according to Fortune.

Complex Industry Regulations to Restrict the Entry of Emerging Players

The International Accounting Standards Board (“IASB”) developed a set of accounting standards — International Financial Reporting Standard 17 (IFRS 17). The development of these standards started in 2017 and came into force in 2023. The objective of these standards is to enhance the accuracy and information transparency in the financial statements of insurance companies. However, after the amendment of IFRS 17, insurers in Hong Kong have faced additional, challenging reporting requirements. The standards are quite complex, and insurance companies require skilled resources to understand and implement them. It can be challenging for emerging and small sized companies to adapt to these standards, according to Fortune.

Market Opportunities

With the resumption of cross border travel and the Greater Bay Area of China (including Guangdong Province, Hong Kong and Macao) and its regional integration, the movement of people from mainland China to Hong Kong is expected to grow significantly. Due to the limited development of life insurance policies in China, Chinese customers are more attracted to the life and health insurance policies of Hong Kong, as these policies in Hong Kong are tax free and include several other benefits. Moreover, the penetration of life and health insurance in China is relatively low compared to its penetration in Hong Kong. The variety of insurance products in Hong Kong help address many unmet needs of Chinese customers. Therefore, the increasing cross border travel and regional integration are expected to fuel the Hong Kong insurance market in the next few years, according to Fortune. The new business premium income on life insurance is forecasted to experience continued growth from 2024 through 2032, according to Fortune. Based on above-mentioned factors, revenue from mainland China visitors are expected to fuel the sale of insurance policies in Hong Kong from mainland China visitors in the forecast period.

The mass affluent population of Hong Kong is increasing at a significant rate in Hong Kong. For instance, as per the data published by Asset Publishing and Research Limited, the affluent population of Hong Kong was around 56.7% of the total population of Hong Kong. This proportion is highest as compared to other regions in the Asia Pacific. With the increasing disposable income, Hong Kong’s population has been significantly investing in buying vehicles, property, etc. The growing investment of Hong Kong’s population in property ownership buying vehicles, along with the strong emphasis on financially securing their life, is expected to fuel the market growth in the forecast period, according to Fortune.

BUSINESS

Overview

QDM is a holding company incorporated in Florida with no material operations of its own, and we conduct our insurance brokerage business through our indirectly wholly owned subsidiary, YeeTah, primarily in Hong Kong. Additionally, after the completion of the acquisition of Wintah, we plan to further expand our operations. As of the date of this prospectus, Wintah has not commenced operations yet.

YeeTah

YeeTah sells a wide range of insurance products consisting of two major categories: (i) life and medical insurance, such as individual life insurance; and (ii) general insurance, such as automobile insurance, commercial property insurance, liability insurance and homeowner insurance. In addition, as a MPF intermediary, YeeTah is also licensed to provide customers with assistance on account opening and related services under the MPF and the ORSO schemes in Hong Kong, which are retirement protection schemes set up for employees who are Hong Kong residents.

YeeTah sells insurance products underwritten by insurance companies operating in Hong Kong to individual customers who are either Hong Kong residents or visitors from mainland China and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commissions generally depend on the type and term of insurance products and the particular insurance company, and they are usually paid by the insurance companies the next month after the cooling off period of the policies sold, which is generally 21 days after the earlier of the delivery of the policy or the delivery of the cooling off notice to the policy holder, during which period policy purchasers may cancel the policy at their discretion and receive refunds.

As of the date of this prospectus, YeeTah is a party to agreements with 24 insurance companies in Hong Kong, and offers approximately 629 insurance products to its individual customers. For the three months ended June 30, 2026 and 2025, 30.1% and 72.4% of our total commissions were attributed to one and one insurance company, and approximately 71.1% and 86.9% of our total commissions were attributable to insurance partners accounting for 10% of our revenue or more, respectively. For the fiscal year ended March 31, 2026, approximately 31.3%, 26.1% and 11.6% of YeeTah’s total commissions was attributable to three insurance company, respectively. For the fiscal year ended March 31, 2025, approximately 68.1% and 12.4% of YeeTah’s total commissions was attributable to two insurance companies, respectively.

During the three months ended June 30, 2026 and 2025, YeeTah had a total of 329 and 145 customers who have purchased life and medical insurance products through us, and two and four individual customers who have purchased general insurance products, as well as one and zero customers for MPF related services, respectively. During the fiscal year ended March 31, 2026 and March 31, 2025, YeeTah had a total of 880 and 263 customers who purchased life and medical insurance products through YeeTah, and 9 and 36 individual customers who purchased general insurance products, as well as one and five customers for MPF related services, respectively. As of the date of this prospectus, YeeTah has not provided any customer ORSO related services.

As an independent insurance broker, YeeTah offers not only a broad range of insurance products underwritten by multiple insurance companies to address the diverse needs and preferences of increasingly sophisticated customers but also provide a range of quality services covering insurance policy application, customer information collection, analysis of policy selection, and after-sale services.

YeeTah focuses on offering long-term life insurance products including endowment life and annuity life insurance and distributes general insurance products including automobile insurance, individual accident insurance, homeowner insurance, liability insurance and travel insurance. All of YeeTah’s sales of life and medical insurance products and general insurance products are conducted through its licensed salespersons (known in Hong Kong as technical representatives).

Hong Kong’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population, especially visitors from mainland China. Although we do not sell any insurance products in mainland China or solicit any customer in mainland China, we intend to grow our business by offering premium services and recruiting talent to join our professional team and sales force, expanding our distribution network through building more connections with business partners in Hong Kong and mainland China, such as wealth management companies, funds, trust companies, and overseas immigration agencies.

Wintah

Wintah holds an insurance broker company license granted by the IA, authorizing it to carry on both general insurance business and investment-linked insurance. Although Wintah has customer relationship under the prior ownership, Wintah has not commenced operations under our control as of the date of this prospectus. We acquired Wintah primarily for its additional insurance broker license, which we expect will enable us to broaden our product offerings to include investment-linked insurance products in the future.

We plan to assemble a new team, operating independently of YeeTah, to expand our customer base through Wintah. Through Wintah, we intend to focus on health insurance products, which we expect to carry higher profit margins than certain of our other products, and to increase our customer reach, enhance our cross-selling capabilities, offer cross-border services and strengthen our bargaining power with insurance companies through the additional license. We can give no assurance as to when Wintah will commence operations or that we will realize any of these anticipated benefits.

Corporate History and Structure

QDM was incorporated in Florida on March 10, 2020 as the successor to 24/7 Kid, which was incorporated in Florida in November 1998. 24/7 Kid was a telemedicine company that provided Connect-a-Doc telemedicine kits to schools with its services aiming at providing an alternative to schools that desire to provide a higher level of healthcare to their students but are unable to keep a full-time school nurse available.

On March 3, 2020, a stock purchase agreement (the “Purchase Agreement”) was entered into by and between Huihe Zheng, our Chief Executive Officer and Chairman, and Tim Shannon, our then controlling shareholder as well as Chief Executive Officer, Chief Financial Officer, President and director. Pursuant to the Purchase Agreement, Mr. Shannon sold to Mr. Zheng (i) 236,666 shares of common stock of 24/7 Kid, representing 42.6% of the total issued and outstanding shares of common stock of 24/7 Kid as of March 9, 2020 and (ii) 13,500 shares of Series B Preferred Stock, each entitling the holder to 100 votes on all corporate matters submitted for shareholder approval, in consideration of $500,000 in cash from Mr. Zheng’s personal funds. The shares of common stock and Series B Preferred Stock acquired by Mr. Zheng, in the aggregate, represented 68.3% of the outstanding voting securities of 24/7 Kid as of March 9, 2020, and the acquisition of such shares resulted in a change in control of 24/7 Kid.

On March 10, 2020, QDM was incorporated in Florida as a wholly owned subsidiary of 24/7 Kid, and QDM Merger Sub, Inc. (the “Merger Sub”) was incorporated in Florida as the wholly owned subsidiary of QDM, for the purposes of effectuating a name change by implementing a reorganization of the corporate structure of 24/7 Kid through a merger (the “Merger”). On March 13, 2020, an Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among 24/7 Kid, QDM, and the Merger Sub. On April 8, 2020, the Articles of Merger were filed with the State of Florida to effect the Merger as stipulated by the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub merged with and into 24/7 Kid, with 24/7 Kid being the surviving entity. As a result, the separate corporate existence of Merger Sub ceased and 24/7 Kid became a direct, wholly owned subsidiary of QDM. Pursuant to the Merger Agreement and as a result of the Merger, all issued and outstanding shares of common stock and Series B Preferred Stock of 24/7 Kid were converted into shares of QDM’s common stock and Series B Preferred Stock, respectively, on a one-for-one basis, with the QDM securities having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of the securities of 24/7 Kid being converted. As a result, upon consummation of the Merger, all of the shareholders of 24/7 Kid immediately prior to the Merger became shareholders of QDM and all the directors and officers of 24/7 Kid became the directors and officers of QDM. Upon consummation of the Merger, QDM became the successor issuer to 24/7 Kid pursuant to Section 12g-3(a) of the Exchange Act and as a result of shares of common stock of QDM were deemed to be registered under Section 12(g) of the Exchange Act.

On October 21, 2020, QDM entered into a share exchange agreement (the “Share Exchange Agreement”) with QDM BVI, and Huihe Zheng, the sole shareholder of QDM BVI, who is also the principal shareholder and Chairman and Chief Executive Officer of QDM, to acquire all the issued and outstanding capital stock of QDM BVI in exchange for the issuance to Mr. Zheng 900,000 shares of a newly designated Series C Preferred Stock, with each share of Series C Preferred Stock being currently convertible into approximately 3.67 shares of our common stock, subject to certain adjustments and limitations (the transaction, the “Share Exchange”). The Share Exchange closed on October 21, 2020. As a result of the consummation of the Share Exchange, QDM acquired 100% of the share capital of QDM BVI, and indirectly all of the share capital of QDM HK and YeeTah.

On November 3, 2021, we acquired 100% of the issued and outstanding shares of QDMS, a company incorporated in Cyprus on February 6, 2020. We acquired QDMS through an intermediary holding company, LGL, which was incorporated on July 29, 2021 in the BVI. Before the acquisition, Huihe Zheng was the sole shareholder of QDMS. As part of the acquisition, Mr. Zheng sold all the shares of QDMS to LGL for a consideration of EUR5,000 and at the same time the sole shareholder of LGL, Mengting Xu, transferred all her shares in LGL to us for a consideration of US$1.00. As a result, we acquired 100% ownership of LGL, which, in turn, owned 100% of QDMS.

In 2022, 24/7 Kid was administratively dissolved with the State of Florida.

In March 2023, we consummated the 2023 Offering, in which we issued and sold an aggregate of 289,104,000 shares of common stock at a price of $0.081 per share to certain investors, generating gross proceeds to the Company of $2,339,937.

On October 4, 2023, we sold QDMS to Mr. Zheng for no consideration. As a result of the disposition, the Company recognized a gain of $33,165.

On March 28, 2024, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to (i) increase our authorized shares of common stock, par value $0.0001 per share, from 200,000,000 shares to 700,000,000 shares and our authorized shares of preferred stock, par value $0.0001 per share, from 5,000,000 shares to 30,000,000 shares; and (ii) effect a forward split of our issued and outstanding shares of common stock at a ratio of 10-for-1, which became effective as of April 5, 2024. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 60.9% of the voting power of the Company.

As a result of the 2024 Forward Stock Split, each issued and outstanding share of the common stock prior to the effective time of the 2024 Forward Stock Spilt were split into ten shares of common stock and the total number of issued and outstanding shares of common stock increased from 29,156,393 shares to 291,563,930 shares. The 2024 Forward Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On April 4, 2024, the 2024 Forward Stock Split was approved and announced by the Financial Industry Regulatory Authority with an effective date on April 5, 2024.

On October 4, 2024, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to increase our authorized shares of Series B Preferred Stock from 2,000,000 shares to 10,000,000 shares, which became effective as of October 7, 2024. The foregoing amendment was approved by the Board, in accordance with our Articles of Incorporation and the Florida Business Corporation Act.

On October 9, 2024, we entered into the Securities Subscription Agreement with Huihe Zheng, our Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Securities Subscription Agreement, we issued 6,000,000 shares of Series B Preferred Stock to Mr. Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by us to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to us providing for our working capital and general corporate expenses. As of the date of this prospectus, Mr. Zheng beneficially owns 99.2% of the aggregate voting power.

On September 16, 2025, we filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to effect the 2025 Reverse Stock Split. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 93.6% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to 8,575,686 shares. The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Preferred Stock were proportionately adjusted. On September 18, 2025, the 2025 Reverse Stock Split was announced by the Financial Industry Regulatory Authority with an effective date on September 19, 2025. All numbers in this prospectus give effect to the 2025 Reverse Stock Split unless indicated otherwise.

On September 22, 2025, Mr. Huihe Zheng, our CEO and chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there is no share of Series C Preferred Stock issued and outstanding.

On October 1, 2025, Mr. Zheng entered into the Shareholder Agreement with the Company, pursuant to which Mr. Zheng agreed not to sell, assign, or otherwise transfer, or enter into any contract or arrangement to effect any such sale, assignment or transfer of any share of the Series B Preferred Stock that Mr. Zheng holds, among other terms and conditions.

On May 13, 2026, we incorporated Yau Tat BVI, a BVI company 100% owned by the Company. On June 3, 2026, through Yau Tat BVI, the Company incorporated Yau Tat HK, a Hong Kong limited company 100% owned by Yau Tat BVI.

On May 22, 2026, our Board approved the 2026 Plan, and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase of 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

On July 9, 2026, we acquired 100% ownership interest in Wintah (previously MCM Wealth Management (Hong Kong) Limited) an insurance broker based in Hong Kong, through Yau Tat HK, for a total price of HK$2.2 million (approximately US$280,000). As a result, Wintah became a 100% subsidiary of Yau Tat HK. As of the date of this prospectus, Wintah has not commenced any business operations.

We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in China. Our corporate organizational structure is as follows as of the date of this prospectus:

Our Competitive Strengths

We believe that the following competitive strengths contribute to our growth and differentiate us from our competitors:

•        Premium Customer Service Experience.    We believe providing superior customer service to our existing and potential customers is the most important aspect of our business in terms of brand building and product differentiation. We have designed our services to provide personalized customer service throughout the whole insurance purchase process, including in-depth customer needs analysis, product and plan customization, product evaluation and selection, and claim settlement related assistance.

•        Concentrated Insurance Product Offerings.    Hong Kong’s independent insurance intermediary companies generally focus on both life insurance and property insurance, but our strategy has been to focus on life insurance because of generally higher commissions. As of the date of this prospectus, YeeTah is a party to agreements with 24 insurance companies in Hong Kong and offers approximately 629 insurance products to its individual customers. We believe our ability to offer concentrated products and services makes us an attractive distributor for our insurance company partners and enables us to provide quality service to our customers.

•        Good Relationships with Insurance Companies.    We maintain good relationships with the leading insurance companies in Hong Kong, which have very stringent requirements on selection of brokers. YeeTah has been working with them since 2015 and has been able to pass their annual evaluations and receive favorable commission rates.

•        Experienced Management Team in the Insurance Industry.    YeeTah’s responsible officer has more than ten years of experience serving as a senior executive in the insurance industry and is familiar with the insurance intermediary industry and the regulatory environment in Hong Kong. In addition, YeeTah’s sales team includes three sales directors and two sales managers, each of whom have more than 10 years of experience in the insurance industry.

•        Strong Commitment to Rigorous Training and Development.    Given the rapid development of new insurance products and the heavy reliance on face-to-face sales efforts in Hong Kong’s insurance industry, we believe that YeeTah’s strong in-house training program, which covers regulatory requirements, product knowledge and sales skills, gives it a competitive edge over the other professional insurance intermediaries and helps YeeTah retain its sales force and improve our sales. The training also emphasizes inculcating in YeeTah’s technical representatives our corporate culture of customer service and commitment to high ethical standards.

Our Growth Strategies

Our goal is to further expand our distribution network. To achieve this goal, we intend to capitalize on the growth potential of Hong Kong’s insurance industry and the insurance intermediary sector, leverage our competitive strengths and pursue the following strategy:

•        Further Participation in the Growing Life-Insurance Sector in Hong Kong.    Life insurance products that require periodic premium payments have the potential to generate sustained revenue over an extended period of time. In order to take advantage of the significant growth potential of Hong Kong’s life issuance market and generate recurring income, we intend to continue to devote significant resources to growing this business line. We intend to actively recruit sales and marketing professionals to help increase sales of life insurance products in Hong Kong. We also intend to improve the productivity of individual technical representatives through rigorous training. In addition, we plan to leverage our existing customer base to cross-sell life insurance products to our non-life insurance customers.

•        Further Expand Our Distribution Network Through Building Relationships with Strategic Partners.    The insurance intermediary sector in Hong Kong is highly competitive. We plan to grow our distribution network by building relationships with partners in mainland China that have the potential of generating large premium in sales such as financial institutes, real estate companies and other public entities and with wealth management companies, high net-worth clients and strategic partners in the Hong Kong market through recruiting and hiring more sales professionals to cover strategic partners. We believe that expanding our distribution network will help us generate more business and grow our sales.

•        Continue to Strengthen Our Relationships with Leading Insurance Companies.    We currently establish and maintain most of our business relationships with insurance companies in Hong Kong. As we plan to expand our distribution network through partners in China in an effort to increase our sales volumes in the future, we hope to obtain favorable commission rates and exclusive rights to distribute high-margin products or collaborate with our insurance company partners to custom-develop products to suit the needs of our prospective customers.

•        Leverage Wintah to Broaden Our Product Offerings and Expand Our Customer Base.    With newly acquired Wintah and the addition of an insurance broker license, we intend to establish a separate team to develop its business, with a focus on health insurance products, cross-selling opportunities and cross-border services. We also expect the additional license to expand our customer reach and strengthen our bargaining power with insurance companies.

Our Services and Products

We market and sell two broad categories of insurance products: (i) life and medical insurance products, and (ii) general insurance products. As of the date of this prospectus, insurance products we sell are underwritten by 23 insurance companies in Hong Kong. In addition, as an MPF Intermediary, we also assist our customers with their MPF schemes in Hong Kong. Such services primarily include information collection, explanation of MPF products and policies (excluding investment advisory services), assistance with applications to set up MPF accounts, and transfer of funds across their respective MPF schemes.

Life and Medical Insurance Products

During the three months ended June 30, 2025 and 2024, our life and medical insurance products collectively accounted for 99.97% and 99.96%, respectively, of our net revenues. During the fiscal year ended March 31, 2026 and 2025, our life and medical insurance products collectively accounted for approximately 99.9% and 93.5%, respectively, of our net revenues. For life and medical insurance products purchased by our customers, we generally receive commissions in the range of 2.75% to 144% of the first-year premiums and in the range of 0% to 64.8% of renewal premiums.

The sale of life and medical insurance products is, and we currently expect it to continue to be, the major source of our revenue in the next several years. We began offering life insurance products in 2015 with a focus on individual life products with periodic payment schedules. The major life and medical insurance products we sell can be broadly classified into the categories set forth below. Due to constant product innovation by insurance companies, some of the insurance products we sell combine features of one or more of the categories listed below:

•        Individual Health Insurance.    The individual health insurance products we sell primarily consist of critical illness insurance products, which provide guaranteed benefits when the insured is diagnosed with specified serious illnesses, and medical insurance products, which provide conditional reimbursement for medical expenses during the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period.

•        Individual Annuity.    The individual annuity products we sell generally provide annual benefit payments after the insured attains a certain age, or for a fixed time period, and provide a lump sum payment at the end of the coverage period. In addition, the beneficiary designated in the annuity contract will receive guaranteed benefits upon the death of the insured during the coverage period. In return, the purchaser of the annuity products makes periodic payments of premiums during a pre-determined accumulation period.

•        Individual Endowment Life Insurance.    The individual endowment products we sell generally provide insurance coverage for the insured for a specified time period and maturity benefits if the insured reaches a specified age. The individual endowment products we sell also provide to a beneficiary designated by the insured guaranteed benefits upon the death of the insured within the coverage period. In return, the insured makes periodic payment of premiums over a pre-determined period.

We believe due to mainland China and Hong Kong’s rapidly aging population, high national savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, Hong Kong’s life and medical insurance sector will experience faster growth than the other insurance sectors, and currently we continue to allocate greater resources to develop our life and medical insurance business.

General Insurance Products

During the three months ended June 30, 2026 and 2025, our general insurance products accounted for less than 1.0% of our net revenues. During the fiscal years ended March 31, 2026 and 2025, our general insurance products accounted for less than 1.0% of our net revenues. For general insurance products purchased by our customers, we generally receive commissions from the insurance companies in the range of 8.0% – 57.5% of the premiums. The major general insurance products we offer or facilitate to individual customers can be further classified into the following categories:

•        Individual Accident Insurance.    The individual accident insurance products we sell generally provide a guaranteed benefit during the coverage period in the event of death or disability of the insured as a result of an accident, or a reimbursement of medical expenses to the insured in connection with an accident.

These products typically require only a single premium payment for each coverage period. Because most of the individual accident insurance products we sell are underwritten by general insurance companies, we classify individual accident insurance products as general insurance products.

•        Travel Insurance.    The travel insurance products we sell are short-term insurance providing guaranteed benefit in the event of death or disability and covering travel-related emergencies and losses, either within one’s own country or internationally. These products typically require only a single premium payment for each coverage period.

•        Homeowner Insurance.    The homeowner insurance products we sell primarily cover damages to the insured house, along with furniture and electrical appliance in the house caused by a number of incidents such as fire, flood and explosion.

•        Auto Insurance.    We facilitate both standard auto insurance policies and supplemental policies, which we refer to as riders. The standard auto insurance policies we facilitate generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. We also facilitate standard third-party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. The riders we facilitate cover additional losses, such as liability to passengers, losses arising from vehicle theft and robbery, broken glass and vehicle body scratches.

MPF and ORSO Services

The MPF is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to the MPF schemes provided by approved private organizations based on the salary and period of employment of the employee. ORSO schemes are retirement schemes set up voluntarily by employers to provide retirement benefits for their employees. MPF is the mainstream retirement plan in Hong Kong. We introduce customers to the service providers of the MPF and ORSO schemes approved by MPFA as trustees to administer the MPF and ORSO schemes. As of March 31, 2026, there were a total 15 approved trustees in Hong Kong, of which, four have signed agreements with us in connection with its provision of MPF and ORSO related services. We assist employees who are Hong Kong residents to open personal accounts with a new approved trustee and employers in Hong Kong to set up corporate accounts. We receive service fees in the range of 1.0% – 5.0% of the total investment transferred by an employee/employer to the new trustee and are paid by the trustee once the transaction is completed. During the three months ended June 30, 2026 and 2025, we did not service any customers with account opening and transfer of funds across their respective MPF schemes. During the fiscal year ended March 31, 2026 and 2025, we serviced one and one customer, respectively, with account opening and transfer of funds across their respective MPF schemes.

Referral Business

Since December 2023, we have expanded our business model by entering into collaborative relationships with trust companies and other insurance brokerage companies in Hong Kong. Leveraging our existing customer resources, we refer customers to these partners, who will sell their applicable products to the referred customers based on their needs. In return for these referrals, we earn commissions based on a percentage of the transaction amount of products purchased by such customers referred by us. In the course of such business cooperation, we act solely as an intermediary providing referral services and are not involved in the issuance of financial products or the management of investment funds. Specifically, the provision of investment product referral services is deemed completed upon the confirmation of successful customer subscription and full receipt of relevant funds by the partnering trust companies. For insurance product referral services, the services are fully completed only after the expiry of the 21-day insurance policy cooling-off period. This mutually beneficial arrangement enables us to diversify our revenue streams while providing additional value to our customers by connecting them with trusted investment opportunities. During the three months ended June 30, 2026 and 2025, we have generated $540 and $32,800 from our referral business. During the year ended March 31, 2026 and 2025, we generated $1,572,446 and $1,252,973 from our referral business, respectively.

Distribution Network and Marketing

We rely on our technical representatives to market and sell insurance products in Hong Kong. As of March 31, 2026, our team included 23 technical representatives who exclusively work in insurance brokerage services for YeeTah in Hong Kong. YeeTah enters into referral agreements with business partners, pursuant to which the business partners will refer clients to YeeTah and are compensated for their referrals if referred clients purchase insurance through YeeTah.

Customers

By providing premium customer services to our customers, we strive to build a loyal customer base that generates referral and cross-selling opportunities, and that becomes returning customers, who purchase more than one product from us. During three months ended June 30, 2026 and June 30, 2025, YeeTah had a total of 329 and 145 customers who have purchased life and medical insurance products through us, and two and four customers who have purchased general insurance products, as well as one and zero customers for MPF related services, respectively. Of all of our customers in life and medical insurance, we had eight customers from Hong Kong and 321 customers from mainland China for the three months ended June 30, 2026, and 8 from Hong Kong and 137 from mainland China for the three months ended June 30, 2025.During the fiscal year ended March 31, 2026 and 2025, we serviced a total of 880 and 263 customers with life and medical insurance, respectively, and 9 and 36 customers with general insurance, respectively. Of all of our customers in life and medical insurance, we had 41 from Hong Kong and 839 from mainland China for the fiscal year ended March 31, 2026, and 7 from Hong Kong and 256 from mainland China for the fiscal year ended March 31, 2025.

Competition

A number of industry players are involved in the distribution of insurance products in Hong Kong. We compete for customers on the basis of our competitive product offerings, premium customer services and reputation. Our principal competitors include:

•        Professional insurance brokerages.    As of June 30, 2026, there were a total of 1,480 and 810 insurance agencies and insurance broker companies in Hong Kong, respectively. The insurance agencies represent insurance companies, and the insurance broker companies represent customers who purchase insurance products. The rest of the insurance brokerages are other businesses which sell insurance products, such as commercial banks. With an increasing consolidation expected in the insurance brokerage sector in the coming years, we expect competition within this sector to intensify.

•        Insurance companies.    We compete against insurance companies that rely on their own sales force to distribute their products. All large insurance companies use both in-house sales force and exclusive sales agents to distribute their own products. We believe that we can compete effectively with insurance companies because we focus only on distribution and are able to offer our customers a broader range of insurance products underwritten by multiple insurance companies.

•        Other business entities.    In Hong Kong, some business entities may distribute insurance products as an ancillary business, primarily commercial banks. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business. We believe that we can compete effectively with these business entities because we offer our customers a broader variety of insurance products and professional services.

Although some of our competitors have operated for a longer period of time than us, with more market shares and greater brand influence, we believe that our team’s years of experience in the insurance industry, as well as our quality customer service, enable us to better respond and adapt to fast changing insurance market conditions compared to the larger competitors.

Collaboration with Insurance Companies

As of June 30, 2026, YeeTah is a party to long-term agreements with 24 insurance companies in Hong Kong, pursuant to which YeeTah is authorized to market and distribute certain insurance products of those companies to its customers. These agreements establish, among other things, the scope of our authority, the pricing of the insurance products YeeTah sells and its commission rates.

For the three months ended June 30, 2026 and 2025, our top insurance company partners by commissions are as follows:

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
Company Name	Commissions (In US$)	Percentage of Revenue	Commissions (In US$)	Percentage of Revenue
Company A	2,523,774.76	30.1%	804,300.71	2.9%
Company B	1,101,215.04	13.1%	—	0%
Company C	1,292,400.25	15.4%	—	0%

For the fiscal years ended March 31, 2026 and 2025, our top insurance company partners by commissions are as follows:

	Fiscal Year Ended March 31, 2026		Fiscal Year Ended March 31, 2025
Company Name	Commissions (In US$)	Percentage of Revenue	Commissions (In US$)	Percentage of Revenue
Company A	2,484,189.99	11.6%	1,042,291.63	12.4%
Company B	6,725,920.54	31.3%	5,708,644.81	68.1%
Company C	5,615,230.24	26.1%	95,444.97	1.1%

Seasonality

Our income is subject to quarterly fluctuations as a result of the seasonality of the insurance business, the timing of policy renewals and the net effect of new and lost business. In the life insurance industry, the insurance companies, under pressure to meet their annual sales targets, would usually increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance brokerages to increase sales. As a result, income derived from life insurance products for the fourth quarter of a calendar year is generally the highest among all four quarters. Additionally, business activities, including buying and selling insurance, usually slow down during the Chinese New Year holiday, which occurs during the first quarter of each year. However, as a result of our initiatives to mitigate the seasonal trends and growth strategy to expand our business, we did not see the same seasonality as the industry. We recorded our best performing quarter in the fourth quarter of our fiscal year ended March 31, 2026 (i.e., the first quarter of the calendar year).

Intellectual Property

As of the date of this prospectus, we had no registered or registration-pending intellectual property.

Employees and Technical Representatives

As of the date of this prospectus, we had 11 full-time employees, including two executive officers and nine full-time employees. Eight of the 11 full-time employees are qualified technical representatives. We also have 15 representatives who are independent contractors. Technical representatives are licensed individuals who provide advice to a policy holder or potential policy holder on insurance matters for an insurance agent or broker, or arrange contracts of insurance in or from Hong Kong on behalf of that insurance agent or broker. YeeTah’s affiliated technical representatives (who are not our employees) are solely compensated via commissions on sales of insurance policies. The commissions YeeTah pays its technical representatives vary from 100% to 170% of the basic commission rate provided by each insurance company.

Properties

Our principal executive office is located at Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Hong Kong. YeeTah entered into a three-year term lease in February 2025 for this space for a monthly rent of HK$24,783.

Additionally, in April 2026, YeeTah entered into a 22-month lease for the space at Room 1027, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Hong Kong, the monthly rent for which is HK$55,936.

We believe that our office space is sufficient for our current business, since we have extensively implemented a remote working policy, in order to foster the best work-life balance for our employees.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the dispositions of these matters, individually or in the aggregate, are not expected to have a material adverse effect on our financial condition. However, depending on the amount and timing of such disposition, an unfavorable resolution of some or all of these matters could materially affect the future results of operations or cash flows in a particular year. We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

Regulation

As a business operating in Hong Kong, we are subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industry in which we operate our business.

Regulations Related to Insurance Intermediaries

Effective September 23, 2019, IA took over the regulation of insurance agents and brokers (collectively, “Insurance Intermediaries”) from the three self-regulatory organizations (i.e., the Insurance Agents Registration Board established under The Hong Kong Federation of Insurers, The Hong Kong Confederation of Insurance Brokers and The Professional Insurance Brokers Association) and becomes the sole regulator to license and supervise all Insurance Intermediaries in Hong Kong. The IA is responsible for supervising Insurance Intermediaries’ compliance with the provisions of Insurance Ordinance (Chapter 41 of the Laws of Hong Kong) (the “IO”), and the relevant regulations, rules, codes and guidelines issued by the IA. The IA is also responsible for promoting and encouraging proper standards of conduct of Insurance Intermediaries, and has regulatory powers in relation to licensing, inspection, investigation and disciplinary sanctions.

The regulatory regime for Insurance Intermediaries is activity-based. Under section 64G of the IO, a person must not carry on a regulated activity, or must not hold out that the person is carrying on a regulated activity, in the course of business or employment, or for reward unless the person holds an appropriate type of Insurance Intermediary license or is exempt under the IO. It is an offence for contravening section 64G of the IO.

Regulated Activity

Under section 3A(a) of the IO and Schedule 1A to the IO, a person carries on a regulated activity if the person does any of the following:

•        negotiating or arranging a contract of insurance;

•        inviting or inducing, or attempting to invite or induce, a person to enter into a contract of insurance;

•        inviting or inducing, or attempting to invite or induce, a person to make a decision in relation to (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim; or

•        giving advice in relation to (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim (such advice is referred to as “Regulated Advice”).

Types of Licensed Insurance Brokers

The licensing regime under the IO prescribes two types of licensed insurance brokers: licensed insurance broker companies and licensed technical representatives (broker).

•        A licensed insurance broker company is a company which is granted an insurance broker company license under section 64ZA of the IO to carry on regulated activities in one or more lines of business, and to perform the act of negotiating or arranging an insurance contract as an agent of any policy holder or potential policy holder.

•        A licensed technical representative (broker) is an individual who is granted a technical representative (broker) license under section 64ZC of the IO to carry on regulated activities in one or more lines of business, as an agent of any licensed insurance broker company.

A license granted under section 64ZA or 64ZC of the IO is valid for 3 years or, if the IA considers it appropriate in a particular case, another period determined by the IA, beginning on the date on which it is granted.

Responsible Officer

Under section 64ZF of the IO, a licensed insurance broker company should appoint a fit and proper person to discharge his or her responsibilities as a responsible officer of the insurance broker company, and should provide sufficient resources and support to that person for discharging his or her responsibilities. Prior approval of the IA is required for appointment of the responsible officer.

“Fit and Proper” Requirements

Under the IO, a person who is, is applying to be, or is applying for a renewal of a license to be, a licensed insurance broker is required to satisfy the IA that he/she/it is a fit and proper person. In addition, the responsible officer(s), controller(s), and director(s) (where applicable) of a licensed insurance broker company are also required to be fit and proper persons. These “fit and proper” requirements aim at ensuring that the licensed insurance brokers are competent, reliable and financially sound, and have integrity. Pursuant to the IO, in determining whether a person is a fit and proper person, the IA must consider, among others, the following factors:

•        the person’s education or other qualifications or experience;

•        the person’s ability to carry on a regulated activity competently, honestly and fairly;

•        the persons’ reputation, character, reliability and integrity;

•        the person’s financial status or solvency;

•        whether any disciplinary action has been taken against the person by the Monetary Authority, the Securities and Futures Commission, the Mandatory Provident Fund Schemes Authority; or any other authority or regulatory organization (in Hong Kong or elsewhere), which, in the IA’s opinion, performs a function similar to those of the IA;

•        if the person is a company in a group of companies, any information in the possession of the IA, whether provided by the person or not, relating to any other company in the group of companies or any controller or director of the person or of such company;

•        the state of affairs of any other business which the person carries on or proposes to carry on; and

•        in respect of an application to be licensed as a licensed insurance broker company or renewal of such license, any information in the possession of the IA whether provided by the person or not relating to (i) any other person who is or is to be employed by, or associated with the person for the purposes of carrying on regulated activities, (ii) any other person who is or will be acting for or on behalf of the person in relation to carrying on regulated activities and (iii) the question as to whether the person has established effective internal control procedures and risk management systems to ensure its compliance with the IO.

The IA also issued the Guideline on “Fit and Proper” Criteria for Licensed Insurance Intermediaries under the Insurance Ordinance (Cap. 41) to further explain the criteria that the IA would adopt in determining whether a person is a fit and proper person. In addition, continuing professional development is part of the fit and proper requirement and the IA issued the Guideline on Continuing Professional Development for Licensed Insurance Intermediaries to provide guidance for complying with the continuing professional development requirements.

Financial and Other Requirements for Licensed Insurance Broker Companies

A licensed insurance broker company is required to comply with the Insurance (Financial and Other Requirements for Licensed Insurance Broker Companies) Rules (Chapter 41L of the Laws of Hong Kong) (“Broker Rules”), which came into force on September 23, 2019 and set out, inter alia, some of the key requirements in relation to:

•        Share Capital and Net Assets

A licensed insurance broker company must at all times maintain a paid-up share capital of not less than HK$500,000 and net assets of not less than HK$500,000 ($64,103). In respect of licensed insurance broker companies which were previously registered under the self-regulatory regime (and which continue to be licensed under the new regulatory regime effective from September 23, 2019 mentioned above) (“specified insurance broker companies”), the Broker Rules stipulated a 4-year plus phase-in transitional arrangement, pursuant to which, “specified insurance broker company” is required to maintain the amount of paid-up share capital and net assets of (i) not less than HK $100,000 ($12,821) for the period from September 23, 2019 to December 31, 2021 and (ii) not less than HK $300,000 ($38,462) for the period from January 1, 2022 to December 31, 2023.

•        Professional Indemnity Insurance

A licensed insurance broker company must maintain a professional indemnity insurance policy that provides coverage for claims made against the company for liabilities arising from breaches of duty in the course of carrying on its regulated activities.

•        Client Accounts

A licensed insurance broker company that receives or holds client monies must maintain at least one client account with an authorized institution in the name of the licensed insurance broker company in the title of which the word “client” appears.

•        Record Keeping

A licensed insurance broker company must keep, in relation to its business which constitutes the carrying on of regulated activities, where applicable, sufficient accounting and other records (including records relating to the assets or affairs of the company’s clients).

Licensed insurance broker companies are required to file their audited financial statements and auditor’s compliance reports to the IA annually, which statements and reports are reviewed by the IA annually. Any issue noted or qualified opinion expressed by the auditor will be followed up and where applicable, further actions will be taken as the IA considers necessary.

The Broker Rules also provide certain exemptions for the broker insurance companies subject to the transitional requirements referenced above during the specified transitional period in complying with the requirements in relation to professional indemnity insurance, client monies reconciliation and audited financial statements.

Conduct Requirements

Licensed insurance brokers are required to comply with the statutory conduct requirements set out in sections 90 and 92 of the IO. The IA also issued the Code of Conduct for Licensed Insurance Brokers (“Code of Conduct”) to set out the general principles, together with the standards and practices relating to each general principle, serving as the minimum standards of professionalism to be met by licensed insurance brokers when carrying on regulated activities.

The general principles that a licensed insurance broker should comply with include:

•        acting honestly, ethically, with integrity and in good faith;

•        acting in the best interests of its clients and treating its clients fairly;

•        acting with due care, skill and diligence;

•        possessing appropriate levels of professional knowledge and experience and only carrying on regulated activities in respect of which the broker has the required competence;

•        providing clients with accurate and adequate information to enable them to make informed decisions;

•        providing Regulated Advice suitable for the client taking into account the client’s circumstances;

•        using best endeavors to avoid conflicts of interests and when such conflicts cannot be avoided, and managing them with appropriate disclosure to ensure clients are treated fairly at all times; and

•        having sufficient safeguards in place to protect client assets received by the broker or which are in the broker’s possession.

A licensed insurance broker company is required to have proper controls and procedures in place to ensure that the broker company and its licensed technical representatives (broker) meet the general principles, standards and practices set out in the Code of Conduct.

The Code of Conduct does not have the force of law, in that it is not subsidiary legislation, and should not be interpreted in a way that would override the provision of any law. A failure by a licensed insurance broker to comply with the Code of Conduct shall not by itself render the broker liable to any judicial or other proceedings. However, in any proceedings under the IO before a court, the Code of Conduct is admissible in evidence, and if a provision in the Code of Conduct appears to the court to be relevant to a question arising in the proceedings, the court must, in determining the question, take into account any compliance or non-compliance with the Code of Conduct.

Regulation of Mandatory Provident Fund Intermediaries

With the implementation of the Mandatory Provident Fund Schemes (Amendment) Ordinance 2012, a new statutory regulatory regime for MPF intermediaries came into operation as of November 1, 2012. Under this statutory regime, only registered MPF intermediaries (such as our operating subsidiary) are allowed to engage in conducting sales and marketing activities and giving advice in relation to MPF schemes.

Under the statutory regime, the MPFA is the authority to administer MPF intermediaries, issue guidelines on compliance with statutory requirements applicable to registered MPF intermediaries, and impose disciplinary sanctions. On the other hand, the IA is given the statutory role for monitoring the compliance of the registered MPF intermediaries. As a frontline regulator, the IA supervises the conduct requirements stipulated in the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”). If the IA has reasonable cause to believe that the registered MPF intermediaries may have failed to comply with the statutory conduct requirements, it may exercise the investigation powers under the MPFSO for investigating the suspected non-compliance.

Registered MPF intermediaries must comply with a set of statutory conduct requirements when they engage in conducting sales and marketing activities and giving advice in relation to MPF schemes. The MPFA has issued the Guidelines on Conduct Requirements for Registered Intermediaries to assist the registered MPF intermediaries in understanding how to comply with the conduct requirements.

The minimum standards of conduct that a registered MPF intermediary should adopt include:

•        acting honestly, fairly, in the best interests of the client and with integrity;

•        acting with care, skill and diligence;

•        advising on matters within competence;

•        having regard to client’s particular circumstances as is necessary for ensuing that the regulated activity is appropriate to the client;

•        disclosing necessary information to the client;

•        disclosing conflict of interest;

•        prompt and proper accounting for client assets;

•        keeping records of regulated activities;

•        establishing, maintaining and observing proper controls and procedures for securing compliance by the principal intermediary;

•        using the principal intermediary’s best endeavors to secure observance by subsidiary intermediaries attached to the principal intermediary of the controls and procedures established above;

•        ensuring that the responsible officer has sufficient authority within the principal intermediary for carrying out specified responsibilities in relation to the principal intermediary;

•        providing the responsible officer with sufficient resources and support for carrying out specified responsibilities in relation to the principal intermediary;

•        appointing a responsible officer to use his or her best endeavors to carry out specified responsibilities in relation to the principal intermediary; and

•        complying with other requirements that are prescribed by the rules made by the MPFA.

Regulation Related to Business Registration

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business in Hong Kong to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business, unless it is exempt under the Business Registration Ordinance. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Regulation Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Under section 25 of the EO, where a contract of employment is terminated, any sum due to the employee shall be paid to him/her as soon as it is practicable and in any case not later than seven days after the day of termination. Any employer who willfully and without reasonable excuse contravenes section 25 of the EO commits an offence and is liable to a maximum fine of HK$350,000 and imprisonment for three years.

Further, under section 25A of the EO, if any wages or any sum referred to in section 25(2)(a) of the EO are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Under section 63CA of the EO, any employer who willfully and without reasonable excuse contravenes section 25A of the EO commits an offence and is liable on conviction to a maximum fine of HK$10,000.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 (approximately $12,900,000) per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$100,000 (approximately $12,900) and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$10,000 (approximately $1,290). We believe that we have taken sufficient employee compensation insurance for our employees required under the ECO.

Under section 15 of the ECO, an employer must notify the Commissioner for Labor of any work accident by submitting Form 2 (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or 14 days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, 14 days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The MPFSO is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee (other than exempt persons) of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For a monthly-paid employee, the maximum relevant income level is HK$30,000 (approximately $3,870) per month and the maximum amount of contribution payable by the employer to the MPF Scheme is HK$1,500 (approximately $193). Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 (approximately $45,200) and imprisonment for three years, and to a daily penalty of HK$500 (approximately $65) for each day on which the offence is continued. As of the date of this prospectus, we believe that we have made all contributions required under the MPFSO.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), or the MWO, provides for a prescribed minimum hourly wage rate (currently at HK$40.0 per hour) during the wage period for every employee engaged under a contract of employment under the EO, save for stipulated exceptions. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection of employees in workplaces, both industrial and non-industrial and is therefore applicable to HK Subsidiaries’ employees in general. Among others, employer must, as far as reasonably practicable, ensure the safety and health of employees at work by:

(a)     providing and maintaining plant and work systems that are, so far as reasonably practicable, safe and without risks to health;

(b)    making arrangement for ensuring, so far as reasonably practicable, safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)     providing all necessary information, instruction, training and supervision to employee as may be necessary to ensure, so far as reasonably practicable, safety and health;

(d)    providing and maintaining the workplace, and safe access to and egress from the workplace that are, so far as reasonably practicable, safe and without risks to health; and

(e)     providing and maintaining work environment that is, so far as reasonably practicable, safe and without risks to health.

Under section 6 of the Occupational Safety and Health Ordinance, failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a maximum fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labor may also issue improvement notices against non-compliance of the Occupational Safety and Health Ordinance, or suspension notices against activity of workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a maximum fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of up to 12 months.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance also imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on Dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital Gains and Profit Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 (approximately US$258,000) and 16.5% on any part of assessable profits over HK$2,000,000 (approximately US$258,000) on corporations from the year of assessment of 2018/2019 onwards. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Anti-Money Laundering and Counter-Terrorist Financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong), or the AMLO, imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong), or the DTROP, contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offense under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), or the OSCO, empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong), or the UNATMO, provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

GL3: Guideline on Anti-Money Laundering and Counter-Terrorist Financing (“AML/CFT Guideline”)

The Guideline on Anti-Money Laundering and Counter-Terrorist Financing is issued by the IA, and it sets out the relevant anti-money laundering and counter-financing of terrorism (AML/CFT) statutory and regulatory requirements. It also prescribes the AML/CFT standards which authorized insurers and reinsurers carrying on long term business, and licensed individual insurance agents, licensed insurance agencies and licensed insurance broker companies carrying on regulated activities in respect of long term business (hereinafter referred to as “insurance institutions” (“IIs”)), should meet in order to comply with the statutory requirements under the AMLO and the IO. Compliance with the AML/CFT Guideline is enforced through the AMLO and the IO. IIs which fail to comply with the AML/CFT Guideline may be subject to disciplinary or other actions under the AMLO and/or the IO for non-compliance with the relevant requirements.

Regulation Related to Prevention of Bribery

Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong)

Under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong) (“PBO”), it is an offense for any agent who, without lawful authority or reasonable excuse, solicits or accepts any advantage as inducement to or reward for or otherwise on account of his doing or forbearing to do, or having done or forborne to do, any act in relation to his principal’s affairs or business; or showing or forbearing to show, or having shown or forborne to show, favor or disfavor to any person in relation to his principal’s affairs or business. Upon conviction, the agent concerned can be subject to a maximum penalty of a fine of HK$500,000 and imprisonment for 7 years.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Enforceability of Civil Liabilities

Mainland China

Half of our officers and directors are Chinese nationals or domiciled in mainland China, and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Our PRC counsel has advised us that there is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our PRC counsel has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. The PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in mainland China will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in mainland China, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

MANAGEMENT

Directors and Executive Officers

The following tables set forth the respective positions and ages of the directors, executive officers and director nominee of the Company as of the date of this prospectus.

Name	Age	Positions
Huihe Zheng	46	Chairman of the Board, Chief Executive Officer and President
Wei Li	41	Chief Financial Officer and Secretary
Timothy Miles	79	Director
Fawn Ren	52	Director
Lei Sun	47	Director Nominee
Steven Nigro	66	Director Nominee

Biographical Information

Huihe Zheng has more than twenty years of experience in investment and wealth management. Mr. Zheng has served as Chairman of Shanghai Dingchan Industrial Co., Ltd., a company primarily engaged in wholesale and distribution of computer equipment and components since he founded the Company in November 2013. Mr. Zheng has served as Chief Executive Officer and Chairman of Shanghai Hewu Investment Management Co., Ltd., an investment company, since he founded the Company in January 2016. Mr. Zheng served as a director, Chief Executive Officer and President of 24/7 Kid from March 2020 to its dissolution in September 2022. From 1999 to 2016, Mr. Zheng primarily focused on securities trading in stock markets in China and abroad for his own account. We believe Mr. Zheng’s experience in business management, investment and capital market qualifies him to serve on our board of directors.

Wei Li has served as the Chief Financial Officer and Secretary of the Company since August 5, 2024. Ms. Li has over 15 years of experience in accounting and management. Since October 2019, Ms. Li has been a Partner and the Chief Financial Officer of Beyond Consultancy Corporation, a company that provides capital market solutions for companies planning to go public, assists companies in the preparation of their financial statements in accordance with U.S. GAAP and provides consultation on accounting related matters. Since July 2025, Ms. Li has served as a director of MaxsMaking Inc. (Nasdaq: MAMK), a manufacturer of customized consumer goods in China. From August 2023 to May 2024, Ms. Li served as Chief Financial Officer of Hongchang International Co., Ltd (OTC: HCIL), a company engaged in international food trade and processing, where she was responsible for the relevant matters during the reverse merger of the company. From April 2018 to February 2021, Ms. Li served as the Chief Financial Officer of Heyu Biological Technology Corporation (OTC: HYBT), a Malaysian company specializing in cancer cell therapy, where she oversaw the financial management matters of the company. From March 2018 to September 2019, Ms. Li served as an independent director of Dragon Victory International Limited (Nasdaq: LYL), a China-based crowdfunding platform company. From December 2011 to July 2017, she served as the Chief Financial Officer of China Education Alliances, Inc. (formerly NYSE: CEU), an online education company, where she oversaw the financial management matters of the company. From August 2010 to December 2011, Ms. Li worked as a senior consultant with PricewaterhouseCoopers, an international leading management consulting firm, where she focused on risk and control functions and provided audit, internal control advice and SOX compliance services to both public and private companies. From March 2006 to July 2010, Ms. Li served as senior auditor and tax advisor at RB Accountants, an accounting firm in Australia, where she provided financial auditing, planning and tax advice to both local and multinational companies. Ms. Li held a bachelor’s degree in Business (Accountancy) from Queensland University Technology in Australia in 2006. She has been a certified public accountant in Australia since 2010, and became a Fellow of Certified Practice Accountant (FCPA) in 2024.

Timothy Miles has been the president and owner of Happiness Now Hypnosis, a hypnotherapy company, since 2016. Mr. Miles has served as a director of the Company since January 2020. From 1999 through 2016, Mr. Miles was the president of Littlepond Enterprises, Inc., a business consulting firm. Mr. Miles attended the University of California at Davis, but did not receive a degree. We believe Mr. Miles’ decades’ experience in business management and consulting qualifies him to serve on our board of directors.

Fawn Ren has served as a director of the Company since November 6, 2024. Ms. Ren has more than 13 years’ experience in business consulting, management and financial services. Since September 2021, Ms. Ren has served as a Senior Manager at international client services group at PwC Cyprus, a regional member firm of PricewaterhouseCoopers International Limited, a global professional service group. From September 2018 to August 2021, Ms. Ren served as a Manager at private wealth group at PwC Cyprus. From December 2014 to August 2018, Ms. Ren was a Senior Associate I and II with private wealth group and assurance group at PwC Cyprus. From August 2011 to November 2014, Ms. Ren was an Associate with assurance and asset management group at PwC Boston. Ms. Ren holds a bachelor’s degree in Economics from University of Iowa and a Master’s degree in Accounting from Bentley University. We believe Ms. Ren’s decades’ experience in financial and accounting services and business consulting qualifies her to serve on our board of directors.

Lei Sun will serve as a member of our board of directors upon commencement of trading of our shares of common stock on Nasdaq. Ms. Sun has extensive experience in management, corporate finance, accounting, and corporate governance. Since June 2021, Mr. Sun has served as the executive director of Brickhill Capital (CY) Ltd, a regional branch in Cyprus of a multinational professional services provider specializing in investment, trading and brokerage, where she leads the local operation team and is responsible for the management and development strategy of the company. From December 2014 to June 2021, Ms. Sun served as the China general manager of Brickhill Capital Ltd in China, where she was responsible for strategic development, financial control and budgeting and business development. From December 2013 to December 2014, Ms. Sun served as the China Region Leader of Forex Time Ltd, a company specialized in services related to foreign currency exchange, where she was responsible for establishing the sales team and for business development in China. Between 2007 through December 2013, Ms. Sun worked in management, business development and marketing positions at various companies in Cyprus. Ms. Sun received her bachelor’s degree in Business Law, Business Communication and International Trade from China International Business College in 1999 and a diploma in Business, Marketing and Public Relations and Accounting from Cyprus CTL Eurocollege in 2003. We believe that Ms. Sun is qualified to serve as a director on our board of directors, based on her decades of experience in corporate finance, management and corporate governance.

Steven Nigro will serve as a member of our board of directors upon commencement of trading of our shares of common stock on Nasdaq. Mr. Nigro has over 35 years of experience in financial services and specializes in mergers and acquisitions and capital raising for the insurance industry. In September 2012, Mr. Nigro became the Managing Partner of TAG Financial Institutions Group, LLC, an investment and merchant bank focusing on the financial services industry with specific concentration in the insurance industry. Since May 2025, Mr. Nigro has served as a director of Kestrel Group Ltd (Nasdaq: KG), a specialty insurance programs provider. Since October 2020, Mr. Nigro has served on the board of directors of PrimeOne Insurance Company, a specialty commercial lines carrier. From 2011 to 2012, he was the Managing Director and Head of the Financial Services practice at Allegiance Capital Corporation. In 2005, Mr. Nigro co-founded Pfife Hudson Group, an investment bank specializing in the insurance industry and served as its chief operating officer and head of investment banking between 2002 and 2011. Between 1998 and 2002, he served as a Managing Director at Rhodes Financial Group, LLC and Hales & Company, both financial advisory firms catering exclusively to the insurance industry. From 1994 to 1998, he was Chief Financial Officer and Treasurer and a Director of Tower Group, Inc., an insurance holding company where he was responsible for financial and regulatory management, strategic planning and corporate finance. Mr. Nigro served as a director of Clear Blue Financial Holdings, LLC from October 2015 through September 2016. Mr. Nigro began his career with Arthur Young and Co. and is a Certified Public Accountant in New York. Mr. Nigro graduated from the University at Albany with a major in Accounting and minor in Economics. In July 2022, Mr. Nigro was awarded The Corporate Director Certificate from Harvard Business School, having completed qualifying programs in the areas of board leadership, oversight of financial reporting and internal control, and executive compensation. Because of his extensive experience in the insurance industry and services as management and board members, we believe Mr. Nigro is well qualified to serve on our board of directors.

Board Composition and Director Independence

The number of members of our Board will be determined from time to time by resolution of the Board. Currently, our Board consists of three members. Upon the commencement of trading of our shares of common stock on Nasdaq, Ms. Lei Sun and Mr. Steven Nigro will be appointed as the on the Board.

Classified Board of Directors

In accordance with our Articles of Incorporation, as amended, and bylaws, our board of directors is divided into three classes with staggered, three-year terms expiring at annual meetings of shareholders specified below, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. Our directors are divided among the three classes as follows:

•        the Class I director is Huihe Zheng, and his term will expire at our 2027 annual meeting of shareholders;

•        the Class II director is Timothy Miles, and his term will expire at our 2028 annual meeting of shareholders, and

•        the Class III director is Fawn Ren, and her term will expire at our 2029 annual meeting of shareholders.

Our Articles of Incorporation, as amended, and bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed from the office with or without cause only by the affirmative vote of the holders of not less than a majority of the voting power of all the shares entitled to vote for the election of directors. The Company has not had an annual meeting of shareholders in the past three fiscal years, during which period the election of directors and other corporate actions have been taken by majority written consent in accordance with Florida law. The Company intends to hold an annual meeting of shareholders to elect directors, among others, within the next twelve months following the listing on Nasdaq.

Director Independence

Prior to listing of our common stock on Nasdaq, our Board will be composed of a majority of “independent directors” as defined under the rules of Nasdaq. Our Board undertakes a review of the independence of each director under the rules of Nasdaq. Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Timothy Miles and Fawn Ren are independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements prior to the closing of this offering.

Committees of the Board

Pursuant to Nasdaq listing rules, we will establish three standing committees — an Audit Committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee of the Board will have the composition and responsibilities described below. Each committee is expected to operate under a written charter adopted by our Board. Our Board may from time to time establish other committees as and when required so as to facilitate the management of our business.

Audit Committee

The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee’s responsibilities will include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the Audit Committee report required by the SEC. A copy of the charter of the Audit Committee has been filed as exhibit 99.3 to the registration statement of which this prospectus forms a part.

The members of our Audit Committee will be Timothy Miles, Fawn Ren and Lei Sun, and Ms. Ren will serve as chairperson of this committee. Our board of directors have determined that Ms. Ren possesses accounting or related financial management experience that qualifies her as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities will include, among other matters: reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our shareholders on matters involving executive compensation, to the extent required; and preparing the annual Compensation Committee report required by SEC rules, to the extent required. A copy of the charter of the Compensation Committee has been filed as exhibit 99.4 to the registration statement of which this prospectus forms a part.

The members of our Compensation Committee will be Timothy Miles, Fawn Ren, Steven Nigro, and Lei Sun, and Ms. Sun will serve as chairperson of this committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities will include, among other matters: review of the composition of and evaluate the performance of the Board; recommend persons for election to the Board and evaluate director compensation; review of the composition of committees of the Board and recommend persons to be members of such committees; review and maintain compliance of committee membership with applicable regulatory requirements and; review conflicts of interest of members of the Board and corporate officers. A copy of the charter of the Nominating and Corporate Governance Committee has been filed as exhibit 99.5 to the registration statement of which this prospectus forms a part.

The members of our Nominating and Corporate Governance Committee will be Timothy Miles, Fawn Ren, Steven Nigro, and Lei Sun, and Ms. Sun will serve as chairperson of this committee.

Family Relationships

None.

Risk Oversight

Our Audit Committee will be responsible for overseeing our risk management process. Our Audit Committee will focus on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board.

Code of Ethics and Business Conduct

Our Board will adopt a Code of Ethics and Business Conduct that is applicable to all of our employees, executive officers, and directors (the “Code of Conduct”) listing of our common stock on Nasdaq. A copy of the Code of Conduct has been filed as exhibit 14.1 to the registration statement of which this prospectus forms a part.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation, or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal years ended March 31, 2026 and 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Huihe Zheng	2026	91,129	—	—	—	700,000	*	791,129
Chief Executive Officer and Chairman	2025	—	—	—	—	—		—
Wei Li	2026	120,000		—	—			120,000
Chief Financial Officer	2025	78,710		—	—	—		78,710

____________

*        Pursuant to the Zheng Agreement (as defined below), Mr. Zheng was awarded a one-time special bonus of $700,000 within sixty (60) days of the effective date of the Zheng Agreement.

Employment Agreements

Employment Agreement with Huihe Zheng

Effective as of December 11, 2025, the Company and Mr. Zheng entered into an employment agreement (the “Zheng Agreement”). Under the Zheng Agreement, Mr. Zheng is entitled to an annual salary of $300,000 for his services as the Chief Executive Officer of the Company. Additionally, Mr. Zheng is entitled to (1) a one-time special bonus of $700,000 to be paid within sixty (60) days of the effective date of the Zheng Agreement for his past performance and contributions to the Company and (2) a one-time special bonus of $300,000 to be paid within six (60) days after the Company’s uplisting to Nasdaq. He is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. His employment has an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Zheng Agreement, the Company may terminate Mr. Zheng’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties and such failure continuing after she is afforded not less than fifteen (15) days to cure such failure. In such case, Mr. Zheng will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Zheng’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, Mr. Zheng will be entitled to the amount of base salary earned and not paid prior to termination.

Pursuant to the Zheng Agreement, if the Company experiences a change of control transaction, as set forth therein, upon the termination of his employment, Mr. Zheng will be entitled to a severance payment consisting of (1) a lump-sum cash payment equal to one (1) month of his base salary, determined based on the higher of the his annual base salary immediately prior to the termination or as of the termination date; and (2) a lump sum cash payment equal to a pro-rated amount of his annual bonus for the fiscal year immediately preceding the termination. Such severance payment is due and payable in a lump sum within seventy-four (74) days of his termination date.

Pursuant to the Zheng Agreement, Mr. Zheng may terminate his employment at any time with 30 days’ prior written notice to the Company without cause or if (1) there is a material reduction in his authority, duties and responsibilities unless such reduction was made with his consent, or (2) there is a material reduction in his annual salary. Upon his termination of the employment due to any aforementioned reasons, the Company shall provide compensation to Mr. Zheng the equivalent to one month of his base salary that she is entitled to immediately prior to such termination.

The Zheng Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Employment Agreement with Wei Li

Effective as of August 5, 2024, the Company and Ms. Li entered into an employment agreement (the “Li Agreement”). Under the Li Agreement, Ms. Li is entitled to an annual salary of $120,000 (which shall increase to $150,000 per year commencing upon the listing of the Company’s securities on Nasdaq) for her services as the Chief Financial Officer of the Company. She is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. Her employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Li Agreement, the Company may terminate Ms. Li’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties and such failure continuing after she is afforded not less than fifteen (15) days to cure such failure. In such case, Ms. Li will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and her right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Li’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, Ms. Li will be entitled to the amount of base salary earned and not paid prior to termination.

Pursuant to the Li Agreement, Ms. Li may terminate her employment at any time with 30 days’ prior written notice to the Company without cause or if (1) there is a material reduction in her authority, duties and responsibilities unless such reduction was made with her consent, or (2) there is a material reduction in her annual salary. Upon her termination of the employment due to any aforementioned reasons, the Company shall provide compensation to Ms. Li the equivalent to one month of her base salary that she is entitled to immediately prior to such termination.

The Li Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

We presently do not have any other employment agreements with our other executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Equity Incentive Plans

On May 22, 2026, our Board approved the 2026 Plan, and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase of 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

Director Compensation

The following table sets forth information with respect to compensation earned by our named executive officers for the fiscal year ended March 31, 2026.

Name and Principal Position(2)	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity Incentive Plan Compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Timothy Miles	2026	12,000	—	—	—	—	—	12,000

Fawn Ren	2026	12,000	—	—	—	—	—	12,000

Other than Mr. Zheng, each director is entitled to an annual cash compensation of $12,000 for each calendar year of service as director. Ms. Ren is also entitled to reimbursement for reasonable, pre-approved expenses incurred by her in connection with the performance of her responsibilities as our director.

We do not currently have an established policy to provide compensation to members of our Board for their services in that capacity, although we may choose to adopt a policy in the future. Salaries are established by our Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of our equity securities as of the date of this prospectus by (1) each person whom we know to beneficially own 5% or more of the outstanding shares of our common stock or 5% or more of the outstanding Preferred Stock, (2) each director, (3) each officer named in the summary compensation table above, and (4) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise indicated, the address of each officer and director is Room 1030B, 10/F, Ocean Centre, Harbour City, 5 Canton Road, Tsim Sha Tsui, Hong Kong.

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The percentage of class is based on 8,636,186 shares of common stock and 6,013,500 shares of Series B Preferred Stock issued and outstanding as of the date of this prospectus. As of the date of this prospectus, no shares of Series A preferred stock or Series C Preferred Stock were issued and outstanding.

Name of Beneficial Owner 5% shareholders	Shares of Common Stock		Percentage of Shares of Common Stock		Shares of Series B Preferred Stock(2)	Percentage of Shares of Series B Preferred Stock(2)	Percentage of Aggregate Voting Power
	Prior to Offering	After Offering	Prior to Offering	After Offering			Prior to Offering	After Offering
Morgan Capital Limited(3)	1,470,589	1,470,589	17.0%	14.9%	—	—	*	*
Goldman Sachs Capital Limited(4)	771,787	771,787	8.9%	7.8%	—	—	*	*
Barclays Capital Limited(5)	771,787	771,787	8.9%	7.8%	—	—	*	*
Directors and Officers
Huihe Zheng	3,639,041	3,639,041	42.1%	36.8%	6,013,500	100%	99.2%	[ ]	%
Wei Li	—	—	—	—	—	—	—	—
Fawn Ren	—	—	—	—	—	—	—	—
Timothy Miles	2,403	2,403	*	*	—	—	*	*
Director Nominee
Lei Sun	—	—	—	—	—	—	—	—%
Steven Nigro
All officers, director nominee and directors as a group (five persons)	3,641,444	3,641,444	42.2%	36.8%	6,013,500	100%	99.2%	[ ]	%

____________

*        Less than 1%

(1)      All numbers assume (i) no exercise of the over-allotment option by the underwriters in this offering, (ii) [            ] shares of common stock are sold in this offering, and (iii) no exercise of the warrants issued to the underwriters or their designees.

(2)      Each share of Series B Preferred Stock entitles the holder to 100 votes on all corporate matters submitted for shareholder approval.

(3)     1,470,589 shares of common stock are directly held by Morgan Capital Limited, a Cayman Islands exempted company, of which Willington Capital Limited owns 99% equity interest and Huizhu Zheng owns 1%. Huili Shen, as the sole shareholder and director of Willington Capital Limited, holds the voting and dispositive power over 1,455,883 shares of our common stock held by Morgan Capital Limited. Mr. Zheng holds the voting and dispositive power over 14,706 shares of our common stock held by Morgan Capital Limited. The address for Morgan Capital Limited is Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006, Cayman Islands.

(4)      771,787 shares of common stock are directly held by Goldman Sachs Capital Limited, a Cayman Islands exempted company, of which Ruiyin Capital Limited owns 99% equity interest and Na Sheng owns 1%. Erkai Wang, as the sole shareholder and director of Ruiyin Capital Limited, holds the voting and dispositive power over 764,069 shares of Goldman Sachs Capital Limited. Ms. Sheng holds the voting and dispositive power over 7,718 shares of Goldman Sachs Capital Limited. The address for this shareholder is Flat D, 63/F, Blk 2, The Victoria Towers 188, Canton Rd, Tsim Sha Tsui, Kowloon, Hong Kong.

(5)      771,787 shares of common stock are directly held by Barclays Capital Limited, a Cayman Islands exempted company, of which Barclays Capital Limited owns 99% equity interest and Yuyan Zhang owns 1%. Shimei Zhou, as the sole shareholder and director of Barclays Capital Limited, holds the voting and dispositive power over 764,069 shares of Barclays Capital Limited. Ms. Zhang holds the voting and dispositive power over 7,718 shares of Barclays Capital Limited. The address for Barclays Capital Limited is 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman Ky1-1203, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

During the period beginning on April 1, 2024 to the date of this prospectus, we have entered into or participated in the following transactions with related parties:

We had the following related party transactions for the three months ended June 30, 2026 and fiscal years ended March 31, 2026 and 2025:

(i)     During the three months ended June 30, 2026 and the year ended March 31, 2026, no advances were made by Huihe Zheng to the Company. During the year ended March 31, 2025, Huihe Zheng advanced $129,056 to the Company to support its operations.

(ii)    During the three months ended June 30, 2026 and year ended March 31, 2026, the Company paid $700,000 to Huihe Zheng in connection with a one-time special bonus in recognition of his past performance and contributions to the Company. During the year ended March 31, 2025, no payment was made by the Company to Huihe Zheng.

(iii)   During the three months ended June 30, 2026 and the year ended March 31, 2026, no repayment was made by the Company to Huihe Zheng. During the year ended March 31, 2025, the Company repaid $812,277 to Huihe Zheng.

(iv)   On October 9, 2024, the Company issued 6,000,000 Series B Shares to Huihe Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by the Company to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to the Company providing for its working capital and general corporate expenses.

Employment Agreements

See “Executive Compensation — Employment Agreements.”

Company Policies on Related Party Transactions

In general, our Board reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. The material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction was not considered approved by our Board unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when shareholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the shareholders, who must approve the transaction in good faith.

Our Board intends to adopt a related party transactions policy. Pursuant to this policy, our Audit Committee will review all material facts of all related party transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all related party transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of August 24, 2026, there were 8,636,186 shares of common stock and 6,013,500 shares of Series B Preferred Stock issued and outstanding. As of the date of this prospectus, no shares of Series A preferred stock or Series C Preferred Stock were issued and outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which we may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Florida law. Defined terms used herein but not otherwise defined shall have the meaning ascribed to such terms in this prospectus.

Common Stock

As of the date of this prospectus, we are authorized to issue 700,000,000 shares of common stock, par value $0.0001 per share, of which 8,636,186 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of our shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably all dividends, if any, as may be declared from time to time by our Board out of the funds legally available. Our Articles of Incorporation does not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. Of the 5,000,000 shares of preferred stock, 1,000,000 shares are designed as Series A Preferred Stock, 10,000,000 are designated as Series B Preferred and 900,000 are designated as Series C Preferred Stock. The rights, preferences and privileges of preferred stock could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series. Terms selected by our Board of Directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock or any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

We are authorized to issue 1,000,000 shares of Series A Preferred Stock. Holders of Series A Preferred Stock are not entitled to receive dividends and are subordinated to our common stock and debt obligations. Each share of Series A Preferred Stock is convertible into ten shares of common stock after a one-year holding period. In addition, holders of Series A Preferred Stock have the co-sale right and right of first refusal and will not be required to sell their shares of Series A Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series A Preferred Stock do not have any pre-emptive rights or voting rights.

No shares of Series A Preferred Stock were issued and outstanding as of the date of this prospectus.

Series B Preferred Stock

We are authorized to issue 10,000,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 100 votes on all corporate matters submitted to a vote of the stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares entitled to vote. Holders of Series B Preferred Stock are not entitled to receive dividends and are subordinated to our common stock and debt obligations.

Holders of Series B Preferred Stock have the co-sale right and right of first refusal and will not be required to sell their shares of Series B Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series B Preferred Stock do not have any conversion rights or pre-emptive rights.

6,013,500 shares of Series B Preferred Stock were issued and outstanding as of the date of this prospectus.

Series C Preferred Stock

We are authorized to issue 900,000 shares of Series C Preferred Stock Some of the rights, preferences, privileges, and restrictions applicable to the Series C Preferred Stock are described below.

Dividend.    The holders of Series C Preferred Stock will be entitled to receive any dividends or distributions paid in respect of the common stock on an as-converted basis.

Voting.    Except as provided in the Certificate of Designation or as otherwise required by law, holders of Series C Preferred Stock will be entitled to vote, together with the holders of common stock, on an as-converted basis on all matters submitted to a vote of the holders of common stock.

Conversion.    Each share of Series C Preferred Stock is convertible into common stock at a conversion rate of 30-for-374 or approximately 0.11-for-1. The conversion rate is subject to proportionate adjustments for stock splits, reverse stock splits and similar events.

No shares of Series C Preferred Stock were issued and outstanding as of the date of this prospectus.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and Florida law

Certain provisions of our Articles of Incorporation, as amended, and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a shareholder might consider favorable. Such provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. In particular, our Articles of Incorporation, as amended, bylaws and Florida law, as applicable, among other things:

•        provide the board of directors with the ability to alter the bylaws without shareholder approval;

•        place limitations on the removal of directors; and

•        provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

•        provide that the Board is divided into three classes and the directors in each class will serve a three-year term, with one class being elected each year by our shareholders.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Listing

Our common stock is quoted on the OTCQB, under the ticker symbol “QDMI.” As of August 21, 2026, the last reported price of our common stock was $5.50 per share at market close. There is a limited public trading market for our common stock. You are urged to obtain current market quotations for the common stock. We have applied to list our common stock on Nasdaq. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock. Upon completion of this offering, we will have an aggregate of [            ] shares of common stock issued and outstanding, assuming that the underwriters do not exercise their over-allotment option. Of these shares, all of the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except that any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may be sold only in compliance with the limitations described below. A portion of the remaining shares of common stock held by our existing shareholders are “restricted securities” as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including, among others, the exemptions provided by Rule 144. As a result of the contractual 6-month lock-up period described in “Underwriting” and the provisions of Rules 144, these shares will be available for sale in the public market as follows:

•        beginning on the date of this prospectus, the shares of common stock sold in this offering will be immediately available for sale in the public market;

•        beginning six months after the date of this prospectus respectively, 6,655,607 additional shares of common stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” 5,112,033 shares of which would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

•        the remainder of the shares of common stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Lock-up Agreements

All of our directors and executive officers and certain holders of our outstanding common stock will sign lock-up agreements in connection with this offering pursuant to which, subject to certain exceptions, they agreed not to offer, issue, sell, contract to sell, encumber, for the sale of or otherwise dispose of any securities of the Company for a period of six months after this offering is completed without the prior written consent of the Representative.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•        persons subject to the alternative minimum tax or the tax on net investment income;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

•        tax-exempt organizations or governmental organizations;

•        pension plans and tax-qualified retirement plans;

•        controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•        certain former citizens or long-term residents of the United States;

•        persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•        persons who hold or receive our common stock pursuant to the exercise of any option or otherwise as compensation;

•        persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

•        persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock through a partnership or other such entity, as applicable.

This summary is for informational purposes only and is not tax advice. Each non-U.S. holder is urged to consult its own tax advisor with respect to the application of the U.S. federal income tax laws to its particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock following the completion of this offering. However, if we do make distributions of cash or property on our common stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of common stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•        beginning on the date of this prospectus, the shares of common stock sold in this offering will be immediately available for sale in the public market;

•        beginning six months after the date of this prospectus respectively, 6,655,607 additional shares of common stock may become eligible for sale in the public market upon the satisfaction of certain conditions as set forth in “Lock-Up Agreements,” 3,697,761 of which shares would be held by our affiliates and subject to the volume and other restrictions of Rule 144, as described below;

•        the remainder of the shares of common stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%.

Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 to 1474 of the Code, Treasury Regulations issued thereunder and related official IRS guidance, commonly referred to as FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “foreign financial institution” (as defined under FATCA, and which may include banks, traditional financial institutions, investment funds, and certain holding companies), unless such institution enters into an agreement with the U.S. Department of the Treasury to, among other things, identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined under FATCA), report annually substantial information about such accounts, and withhold on certain payments to non-compliant foreign financial institutions and certain other account holders. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our common stock paid to a “non-financial foreign entity” (as specially defined under FATCA), unless such entity provides identifying information regarding each of its direct or indirect “substantial United States owners” (as defined under FATCA), certifies that it does not have any substantial United States owners, or otherwise establishes an exemption. Accordingly, the institution or entity through which our common stock is held will affect the determination of whether such withholding is required.

The withholding obligations under FATCA generally apply to dividends on our common stock. Such withholding will apply regardless of whether the beneficial owner of the payment otherwise would be exempt from withholding pursuant to an applicable tax treaty with the United States, the Code, or other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Under proposed regulations, FATCA withholding on payments of gross proceeds has been eliminated. These proposed regulations are subject to change.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors are encouraged to consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering our common stock described in this prospectus through underwriters named below. Kingswood is acting as the Representative. We will enter into an underwriting agreement with the Representative. Subject to the terms and conditions of the underwriting agreement, the Representative agrees to purchase, and we agree to sell to the Representative, the number of shares of common stock listed next to its name in the following table.

Underwriter	Number of Shares
Kingswood Capital Partners, LLC	[ ]
Axiom Capital Management, Inc.	[ ]
Total	[ ]

Over-Allotment Option

We have granted the Representative an option to buy up to an aggregate of [    ] additional shares of common stock, representing 15% of the shares of common stock sold in the offering. The Representative has 30 days from the closing of this offering to exercise this option. If the Representative exercises this option, it will purchase additional shares of common stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the Representative to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the Representative to securities dealers may be sold at a discount of up to $[    ] per share from the initial public offering price. The Representative may offer the shares through one or more of its affiliates or selling agents. If all the shares are not sold at the initial public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the Representative will be obligated to purchase the shares at the prices and upon the terms stated therein.

We have agreed to pay the underwriters a cash fee equal seven percent (7.0%) of the aggregate gross proceeds from the sale of the common stock in this offering.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the Representative’s over-allotment option to purchase additional common stock.

	Per Share	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

____________

(1)      Represents underwriting discount and commissions equal to seven percent (7.0%) per share.

We have agreed to pay the Representative’s out-of-pocket accountable expenses, including Representative’s legal fees, up to a maximum amount of $175,000. We have paid $75,000 to the Representative as an advance to be applied towards out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We have also agreed to pay the Representative, upon the closing of this offering, a non-accountable expense allowance equal to 1.00% of the gross proceeds received by us from the sale of our common stock to any investor in this offering (including any shares under the over-allotment option).

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $629,865. We have also agreed to reimburse the Representative for certain expenses incurred by them.

Underwriter Warrants

We have also agreed to issue to the underwriters (or their permitted assignees) warrants to purchase [    ] shares (or up to [    ] shares, depending on the extent to which the Representative’ over-allotment option to purchase additional shares is exercised) of our common stock, which is equal to an aggregate of 5.0% of the total number of shares of common stock sold in this offering, or the Underwriter Warrants. The Underwriter Warrants will have an exercise price equal to $[      ] (100% of the public offering price of the common stock sold in this offering) and may be exercised on a cashless basis. The Underwriter Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year six month period commencing on the date that is six months from the commencement of sales in this offering. The Underwriter Warrants and the common stock underlying the Underwriter Warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying securities for a period of 180 days from the commencement of sales in this offering, except to any FINRA member participating in this offering and their bona fide officers or partners. The Underwriter Warrants will provide for adjustment in the number and price of such Underwriter Warrants (and the common stock underlying such Underwriter Warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Right of First Refusal

We have agreed to grant Kingswood and Axiom Capital Management, Inc., upon the closing of this offering, for a period of eighteen (18) months from such date, a right of first refusal to act as lead or joint underwriter, lead or joint book runner, lead or joint placement agent, or lead or joint sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company.

Lock-Up Agreements

Our directors and officers and any other holders of five percent (5.0%) or more of our outstanding shares of common stock as of the effective date of the registration statement which this prospectus forms a part of (and all holders of securities exercisable for or convertible into shares of common stock) have entered into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities have agreed, for a period of six (6) months after the closing of this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Representative’s prior written consent, including the issuance of shares of common stock upon the exercise of currently outstanding options approved by the Representative.

Company Standstill

The Company has agreed, for a period of six (6) months from the closing of this offering, that without the prior written consent of the Representative, it will not: (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company, except for the exercise of the convertible securities, which have been allotted and/or will be allotted by the Company, all as specified in the Company’s prospectus, for the Company’s shares; or (c) enter into any agreement or announce the intention to effect any of the actions described above (all of such matters referred to collectively as the “Standstill”). As long as none of such equity securities are sold in the public market until the expiration of 180 days from closing, the following matters will not be prohibited by the Standstill: (i) any common stock, options, warrants and other awards issued or granted under a Company stock plan, (B) any common stock issued pursuant to an employee stock purchase plan, and (C) common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

Indemnification Escrow Agreement

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $200,000 from this offering that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during a 24-month period following the offering. The escrow account will be interest bearing. All funds that are not subject to an indemnification claim will be returned to us after the indemnification period expires. We will pay the reasonable fees and expenses of the escrow agent.

Other Relationships

The Representative and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Determination of Offering Price

The offering price has been negotiated between the Representative and us. In determining the offering price of the securities, the following factors were considered:

•        prevailing market conditions;

•        our historical performance and capital structure;

•        estimates of our business potential and earnings prospects;

•        an overall assessment of our management; and

•        the consideration of these factors in relation to market valuation of companies in related businesses.

Stock Exchange

Our common stock is currently quoted on the OTCQB under the ticker symbol “QDMI.” We have applied to have our common stock listed on Nasdaq under the same symbol “QDMI”. There is no assurance that such application will be approved.

Discretionary Accounts

The Representative does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the Representative may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the Representative may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the Representative is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the Representative may elect to exercise all or part of the over-allotment option. The Representative may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The Representative may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the Representative repurchases that security in stabilizing or short covering transactions.

Finally, the Representative may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The Representative is not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the Representative and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•        a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

•        net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•        passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The Representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

The Representative and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Representative and its respective affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Representative and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Representative and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered hereby, with respect to U.S. law, will be passed upon by Silverman Schermer, PLLC, with respect to PRC law, by Beijing DeHeng Law Offices, and with respect to Hong Kong law, by DeHeng Law Offices (Hong Kong) LLP. The underwriters are being represented by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The consolidated financial statements for the years ended March 31, 2026 and 2025, included in this prospectus will be so included in reliance on the report of ZH CPA, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our SEC filings are available to the public on the SEC’s Internet site at http://www.sec.gov. We maintain a website at https://www.qdmi.net. Information contained in or accessible through our website is not and should not be considered a part of this prospectus and you should not rely on that information in deciding whether to invest in our common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
QDM International Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of and its subsidiaries (the “Company”) as of March 31, 2026 and 2025, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2026, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ ZH CPA, LLC
We have served as the Company’s auditor since 2021. Denver, Colorado June 29, 2026

QDM INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 AND 2025

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$10,328,590	$8,557,305
Accounts receivable, net of credit loss allowance of $nil and $nil	2,897,114	1,702,217
Prepaid expenses and deposits	4,057,519	144,768
Total current assets	17,283,223	10,404,290

Right of use assets – operating lease	73,003	185,662
Long-term prepaid expenses and deposits	86,316	86,316
Property and equipment, net	899	33,030

Total assets	$17,443,441	$10,709,298

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable & accrued liabilities	$82,224	$286,074
Operating lease liabilities – current	40,703	115,125
Income tax payable	915,215	1,395,418
Total current liabilities	1,038,142	1,796,617
Operating lease liabilities – non current	30,680	71,383
Total liabilities	1,068,822	1,868,000

Temporary equity:
Redeemable Series B preferred stock, $0.0001 par value, 30,000,000 shares authorized, 6,013,500 and 6,013,500 issued and outstanding as of March 31, 2026 and March 31, 2025, respectively	812,851	—
Stockholders’ equity:
Series B preferred stock, $0.0001 par value, total 10,000,000 shares authorized, 6,013,500 and 6,013,500 issued and outstanding, classified as temporary equity and equity, as of March 31, 2026 and March 31, 2025, respectively	—	601
Series C preferred stock, $0.0001 par value, total 10,000,000 shares authorized, nil and 531,886 issued and outstanding as of March 31, 2026 and March 31, 2025, respectively	—	53
Common stock, $0.0001 par value, 700,000,000 shares authorized, 8,636,186 and 8,577,583 shares issued and outstanding as of March 31, 2026 and March 31, 2025, respectively	3,572	3,519
Treasury stock, 139 and 139 shares at cost	(60,395)	(60,395)
Additional paid-in capital	11,688,381	12,500,631
Retained earnings (accumulated deficit)	3,930,210	(3,603,111)
Total stockholders’ equity	15,561,768	8,841,298

Total liabilities, temporary equity and shareholders’ equity	$17,443,441	$10,709,298

____________

*        Retrospectively applied for effect of the 2025 Reverse Stock Split on September 19, 2025.

See accompanying notes to consolidated financial statements.

QDM INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

	For the Years Ended March 31,
	2026	2025
Revenue	$21,475,746	$8,381,274
Cost of sales	9,964,867	1,064,039
Gross profit	11,510,879	7,317,235

Operating expenses
General & administrative expenses	$2,361,443	$1,411,945
Total operating expenses	2,361,443	1,411,945

Income from operations	9,149,436	5,905,290

Other income (expenses)
Finance costs	(6,105)	(5,426)
Other income, net	118,025	9,849
Total other income	111,920	4,423

Income before income taxes	9,261,356	5,909,713

Current income tax expense	1,728,035	1,086,375

Net income	$7,533,321	$4,823,338

Total comprehensive income	$7,533,321	$4,823,338

Earnings per share of common stock:
Basic earnings per share	$0.88	$0.56
Diluted earnings per share	$0.88	$0.56

Weighted average basic & diluted shares outstanding:
Basic	8,608,245	8,577,583
Diluted	8,608,245	8,577,583

____________

*        Retrospectively applied for effect of the 2025 Reverse Stock Split on September 19, 2025.

See accompanying notes to consolidated financial statements.

QDM INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

	Temporary equity		Preferred Stock	Common Stock	Treasury Stock	Preferred Stock Amount	Common Stock Amount	Treasury Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Series B Preferred Stock	Series B Preferred Stock Amount
March 31, 2024	—	—	545,386	8,577,679	(139)	$54	$3,519	(60,395)	$11,901,231	$(8,426,449)	$3,417,960
Net income	—	—	—	—	—	—	—	—	—	4,823,338	4,823,338
Issuance of Series B preferred stock to settle amount due to a director	—	—	6,000,000	—	—	600	—	—	599,400	—	600,000
March 31, 2025	—	—	6,545,386	8,577,679	(139)	$654	$3,519	(60,395)	$12,500,631	$(3,603,111)	$8,841,298

March 31, 2025	—	—	6,545,386	8,577,679	(139)	$654	$3,519	(60,395)	$12,500,631	$(3,603,111)	$8,841,298
Net income	—	—	—	—	—	—	—	—	—	7,533,321	7,533,321
Conversion of Series C Preferred Stock into Common Stock	—	—	(531,886)	58,507	—	(53)	53	—	—	—	—
Reclassification of Series B Preferred Stock to Temporary Equity	6,013,500	812,851	(6,013,500)	—	—	(601)	—	—	(812,250)	—	(812,851)
March 31, 2026	6,013,500	812,851	—	8,636,186	(139)	$—	$3,572	(60,395)	$11,688,381	$3,930,210	$15,561,768

____________

*        Retrospectively applied for effect of the 2025 Reverse Stock Split on September 19, 2025.

See accompanying notes to consolidated financial statements.

QDM INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2026 AND 2025

	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$7,533,321	$4,823,338
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	32,131	42,297
Non-cash lease expenses	112,659	(10,479)
Changes in working capital:
Accounts receivable	(1,194,897)	(1,518,605)
Prepaid expenses and deposit	(3,912,751)	(41,365)
Long-term prepaid expenses and deposit	—	(26,733)
Accounts payable & accrued liabilities	(203,850)	(280,706)
Income tax payable	(480,203)	1,086,375
Operating lease liabilities	(115,125)	(12,777)
Net cash provided by operating activities	1,771,285	4,082,303

Cash flows from investing activities:
Net cash used in investing activities	—	—

Cash flows from financing activities:
Net repayment to related parties	—	(1,283,221)
Proceeds from Issuance of Series B preferred stock	—	600,000
Net cash used in financing activities	—	(683,221)

NET INCREASE IN CASH	1,771,285	3,399,082
CASH, BEGINNING OF PERIOD	$8,557,305	$5,158,223
CASH, END OF PERIOD	10,328,590	8,557,305

SUPPLEMENTAL DISCLOSURES:
ROU obtained in exchange for new operating lease	—	101,843
Issuance of Series B preferred stock to offset due to related party balance	—	600,000
Reclassification of Series B Preferred Stock to temporary equity	812,851	—
Cash paid for interest	$—	$—
Cash paid for income taxes	$(2,208,238)	$—

See accompanying notes to consolidated financial statements.

QDM International Inc.

Notes to Consolidated Financial Statements

1. Organization and principal activities

QDM International Inc. (“QDM,” and collectively with its subsidiaries, the “Company”) was incorporated in Florida in March 2020 and is the successor to 24/7 Kid Doc, Inc. (“24/7 Kid”), which was incorporated in Florida in November 1998. The Company conducts its business through an indirectly wholly owned subsidiary, YeeTah Insurance Consultant Limited, which changed its name to Hong Kong YeeTah Insurance Broker Limited (“YeeTah”) in December 2022, a licensed insurance brokerage company located in Hong Kong, China. YeeTah sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance, homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) intermediary, YeeTah also assists its customers with their investment through the MPF and the Occupational Retirement Schemes Ordinance (“ORSO”) in Hong Kong, both of which are retirement protection schemes set up for employees.

In 2022, 24/7 Kid was administratively dissolved with the State of Florida.

In March 2023, the Company consummated a public offering of its common stock, par value $0.0001 per share (the “2023 Offering”), in which the Company issued and sold an aggregate of 289,104,000 shares of its common stock at a price of $0.0081 per share to certain investors, generating gross proceeds to the Company of $2,339,937.

On March 28, 2024, the Company filed an Articles of Amendment to Articles of Incorporation of the Company (the “Amendment”) with the Florida Department of State to (i) increase its authorized shares of common stock, par value $0.0001 per share, from 200,000,000 shares to 700,000,000 shares and its authorized shares of preferred stock, par value $0.0001 per share, from 5,000,000 shares to 30,000,000 shares; and (ii) effect a forward split of its issued and outstanding shares of common stock at a ratio of 10-for-1 (the “2024 Forward Stock Split”), which became effective as of April 5, 2024. The foregoing amendments were approved by the Company’s board of directors (the “Board”) and shareholders holding approximately 60.9% of the voting power of the Company.

As a result of the 2024 Forward Stock Split, each issued and outstanding share of the Company’s common stock prior to the effective time of the 2024 Forward Stock Split were split into ten shares of common stock and the total number of issued and outstanding shares of common stock increased from 29,156,393 shares to 291,563,930 shares. The 2024 Forward Stock Split has no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Convertible Preferred Stock were proportionately adjusted. On April 4, 2024, the 2024 Forward Stock Split was approved and announced by the Financial Industry Regulatory Authority with an effective date on April 5, 2024.

On September 16, 2025, the Company filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to effect a reverse split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-34 (the “2025 Reverse Stock Split”), which was announced by FINRA having an effective date on September 19, 2025. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 99.2% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to approximately 8,577,679 shares (with fractional shares rounded up). The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of the Company’s Series C Preferred Stock were proportionately adjusted.

On September 22, 2025, Mr. Huihe Zheng, the Company’s CEO, President and Chairman, converted 531,886 shares of Series C convertible preferred stock (the “Series C Preferred Stock”) into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there were 8,636,186 shares of common stock issued and outstanding and no shares of Series C Preferred Stock issued and outstanding.

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with the U.S. GAAP requires the Company to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses may be affected by the estimates that management is required to make. Actual results could differ from those estimates.

Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The following are areas requiring significant judgements and estimates as of March 31, 2026 and March 31, 2025: allowance for credit loss, impairment of the prepaid expenses and deposits, etc.

Foreign Currency and Foreign Currency Translation

The Company’s reporting currency is the United States Dollar (“US$” or “$”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheet date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both the years ended March 31, 2026 and 2025.

Measurement of credit losses on financial instruments

The Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Certain Risks and Concentration

The Company’s financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and receivables, and other assets. As of March 31, 2026, substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in Hong Kong, which management considers to being of high credit quality.

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

During the year ended March 31, 2026, the three largest customers accounted for 31.3%, 26.1% and 11.6% of the Company’s total revenue respectively. During the year ended March 31, 2025, the two largest customers accounted for 68.1% and 12.4% of the Company’s total revenue respectively.

During the year ended March 31, 2026, the three largest suppliers (sub-brokers) accounted for 21.3%, 20.0% and 15.6% of the Company’s total costs of sale respectively. During the year ended March 31, 2025, the three largest suppliers (sub-brokers) accounted for 70.3%, 7.9% and 5.5% of the Company’s total costs of sale respectively.

Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD800,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable

Accounts receivable represents trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for expected credit loss.

The Company evaluates the expected credit loss of accounts receivable based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

The Company historically did not have material bad debts in accounts receivable and management believed that there was no expected credit loss for doubtful accounts. There was no provision for credit loss for doubtful accounts for the years ended March 31, 2026 and 2025 and there was no allowance for credit loss as of March 31, 2026 and 2025.

Revenue Recognition

The Company generates revenue primarily through insurance brokerage services and referral business in Hong Kong. The Company sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. In addition, the Company has entered into a collaborative partnership with a trust company in Hong Kong. Under this arrangement, the Company referred clients to the trust company for investment products and, in return, earned commissions based on a percentage of the value of the investment products purchased by the referred clients as revenue.

ASC 606 provides for a five-step model for recognizing revenue from contracts with customers. These five steps include:

(i)     Identify the contract

(ii)    Identify performance obligations

(iii)   Determine transaction price

(iv)   Allocate transaction price

(v)    Recognize revenue

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

The Company enters into insurance brokerage contracts with customers (insurance companies). Performance obligation for these insurance brokerage contracts is to help insurance company customers to promote, coordinate and complete subscriptions of insurance policies offered by customers.

Insurance brokerage services

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The transfer of control of the Company’s brokerage services generally occurs at a point in time on the effective date of the associated insurance contract when the policy transfers to the customer. The insurance policy entered between the insurance company and the insured customer generally contains a mandatory cooling-off period of 21 days, during which policy purchasers may cancel the policy at their discretion and receive refunds. The policy becomes effective only after the cooling-off period has lapsed and the insured customer has not withdrawn from the insurance policy. At this point, the transfer of control of the service occurs, and the Company has satisfied its insurance brokerage performance obligation. The Company then earns commissions, typically based on a percentage of the premium paid by the insured, and recognizes the related revenue.

Referral Business

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The Company generates revenue from referral services provided in connection with investment and insurance products. For investment product referral services, the transfer of control occurs at a point in time when the trust company confirms the referred client’s purchase of the investment product and the receipt of the corresponding funds. For insurance product referral services, the transfer of control occurs at a point in time upon the expiration of the 21-day insurance policy cool-off period. Once the transfer of control of the referral services occurs, the Company has satisfied its performance obligation and recognizes revenue. In connection with its referral services, the company acts as an agent and, accordingly, recognizes revenue on a net basis.

A summary of the Company’s gross revenues disaggregated by major service lines for the years ended March 31, 2026 and 2025, respectively, are as follows:

	Fiscal Year Ended March 31, 2026		Fiscal Year Ended March 31, 2025
Service Type	Revenue (US$)	Percentage of Revenue	Revenue (US$)	Percentage of Revenue
Insurance brokerage services	19,903,300	92.7%	7,128,301	85.1%
Referral business	1,572,446	7.3%	1,252,973	14.9%
Total Revenue	21,475,746	100.0%	8,381,274	100.0%

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.
Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the period end as the interest rates used to discount the host contracts approximate market rates.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2026 and March 31, 2025.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The estimated annual deprecation rate of these assets are generally as follows:

Category	Depreciation rate	Estimated residual value
Office equipment	3 years	Nil
Leasehold improvements	Shorter of lease term or 3 years	Nil

Expenditures for maintenance and repairs are expensed as incurred. Gains and losses on disposals are the differences between net sales proceeds and carrying amount of the relevant assets and are recognized in the statements of operations and comprehensive income.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted cash flows arising from those assets.

There were no impairment losses for the years ended March 31, 2026 and 2025.

Leases

Arrangements meeting the definition of a lease are classified as operating or finance leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components as permitted under ASC 842. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Taxation

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, net operating loss carryforwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations and comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

General and administrative expenses

General and administrative expenses generally consist primarily of employee salaries, bonus to employees, office rent, insurance costs, general office operating expenses (e.g., utilities, repairs and maintenance) and professional fees in engaging various service providers.

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

Related party transactions

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Temporary Equity

The Company accounts for its preferred stock subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liability from Equity”. Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable preferred stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’ control) is classified as temporary equity.

The redeemable shares are initially recorded at their fair value at date of issuance. Subsequent measurement of the redeemable shares is evaluated in accordance with ASC 480-10-S99. Because the redemption feature is contingent upon the occurrence of a future event that is not currently probable of occurring, the Company has not adjusted the carrying amount of the redeemable shares to the redemption amount.

In addition, the contractual redemption amount of $6,031.5 is less than the initial carrying amount of $812,851 of the redeemable shares. Accordingly, no accretion to redemption value has been recognized, and the carrying amount of the redeemable shares has not been adjusted subsequent to initial recognition. The redeemable shares continue to be presented in temporary equity at their initial carrying amount.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to holders of common stock by the weighted average number of shares of common stock outstanding during the period using the two-class method. Under the two-class method, net income is allocated between shares of common stock and other participating securities based on their participating rights. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the losses. The Company’s Series B (non-convertible) and Series C (convertible) preferred shares do not carry dividend or participation rights. Consequently, they are not considered participating securities, they have been excluded from the computation of basic and diluted EPS. Furthermore, as the redemption value of the Series B Preferred Stock is less than its current carrying amount, no accretion was recognized that would reduce the net income available to ordinary shareholders. Therefore, The Company computes earnings per share in accordance with ASC 260, Earnings Per Share. Basic earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period.

Diluted earnings per share is calculated by dividing net income attributable to holders of common stock by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

QDM International Inc.

Notes to Consolidated Financial Statements

2. Summary of significant accounting policies (cont.)

Segment Reporting

FASB 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information of the Company’s business segments, geographical areas, and major customers. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker as the source for determining the Company’s reportable segments.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s adopted ASU 2023-09 during the fiscal year ended March 31, 2026 and the adoption does not have a material impact on its financial statements and disclosures.

In November 2024, FASB issued ASU 2024-03 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Under ASU 2024-03, a public entity would be required to disclose information about purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion for each income statement line item that contains those expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. ASU 2024-03 allows for early adoption and requires either prospective adoption to financial statements issued for reporting periods after the effective date of ASU 2024-03 or retrospectively to any or all prior periods presented in the financial statements. The Company’s management does not believe the adoption of ASU 2024-03 will have a material impact on its financial statements and disclosures.

In May 2025, the FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity,” which requires an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business to consider specific factors to determine the accounting acquirer and removes the requirement that the primary beneficiary always is the acquirer for certain transactions. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance is required to be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance.

In September 2025, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Refinements. This update clarifies the application of derivative accounting to certain contracts and refines the guidance for share-based noncash consideration received from customers. Specifically, ASU 2025-07 introduces a scope exception for contracts that are not exchange-traded and whose underlying is tied to operations or activities specific to one party. It also clarifies that share-based noncash consideration from a customer should initially be accounted for under Topic 606 until the right to receive or retain such consideration becomes unconditional, at which point financial instruments guidance may apply. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-07 on its consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

QDM International Inc.

Notes to Consolidated Financial Statements

3. Equity

The Company’s authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2026, there were 8,636,186 shares of common stock, 6,013,500 shares of Series B Preferred Stock and no shares of Series C Preferred Stock issued and outstanding.

Series B Preferred Stock

On October 4, 2024, the Company filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to increase the Company’s authorized shares of Series B preferred stock, par value $0.0001 per share (the “Series B Shares”), from 2,000,000 shares to 10,000,000 shares, which became effective as of October 7, 2024. Each Series B Share has a voting right equal to 100 shares of common stock of the Company, and Series B Share is not convertible into common stock, is not entitled to any dividend, and does not have redemption rights prior to the execution of the Shareholder Agreement with Mr. Zheng on October 1, 2025. Holders of Series B share have the co-sale right and right of first refusal and will not be required to sell their shares of Series B Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series B Shares do not have pre-emptive rights.

On October 9, 2024, the Company entered into a securities subscription agreement (the “Securities Subscription Agreement”) with Huihe Zheng, the Company’s Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Securities Subscription Agreement, the Company issued 6,000,000 Series B Shares to Mr. Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by the Company to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to the Company providing for its working capital and general corporate expenses.

On October 1, 2025, Mr. Zheng entered into the Shareholder Agreement with the Company, pursuant to which Mr. Zheng agreed not to sell, assign, or otherwise transfer, or enter into any contract or arrangement to effect any such sale, assignment or transfer of any share of the Series B Preferred Stock held by Mr. Zheng. Mr. Zheng has further agreed to waive any co-sales rights enjoyed by holders of Series B Preferred Stock pursuant to the Articles of Incorporation, as amended on October 4, 2024. Pursuant to the agreement, upon the occurrence of (i) any merger, consolidation, stock sale, asset sale, or other transaction or series of related transactions in which a person or group (other than Mr. Zheng) acquires, directly or indirectly, ownership of more than 50% of the voting power of the Company or all or substantially all of the Company’s assets, or (ii) any transaction or series of related transactions that results in a change in the power to elect a majority of the Company’s board of directors, the Company shall repurchase all of the shares of Series B Preferred Stock held by Mr. Zheng for a purchase price of $0.001 per share. Such redemption shall be effected at a per share price of $0.001 (the “repurchase price”), with the aggregate redemption value amounting to $6,013.50.

Upon execution of the Shareholder Agreement, because the Series B preferred stock is contingently redeemable upon the occurrence of events that are not solely within the Company’s control, the Company reclassified all 6,013,500 Series B preferred stock from preferred stock — permanent equity to temporary equity at its then-current carrying amount of $812,851. The reclassification and related activity are presented in the Statement of Changes in Temporary Equity and Stockholders’ Equity for the year ended March 31, 2026.

Pursuant to the Shareholder Agreement, upon the occurrence of a qualifying change in control event, the Company is required to repurchase the Series B preferred stock held by Mr. Zheng at the repurchase price. As of March 31, 2026, the aggregate redemption value based on shares outstanding would have been less than the carrying amount of the redeemable Series B preferred stock; therefore, the Company recorded no accretion and continued to present the redeemable Series B preferred stock at its carrying amount of $812,851 as of March 31, 2026.

Series C Preferred Stock

The holders of Series C Preferred Stock are entitled to receive any dividends or distributions paid in respect of the common stock on an as-converted basis. Except as provided in the Certificate of Designation or as otherwise required by law, holders of Series C Preferred Stock are entitled to vote, together with the holders of common stock,

QDM International Inc.

Notes to Consolidated Financial Statements

3. Equity (cont.)

on an as-converted basis on all matters submitted to a vote of the holders of common stock. Each share of Series C Preferred Stock is convertible into common stock at a conversion rate of 30-for-374 or approximately 0.11-for-1. The conversion rate is subject to proportionate adjustments for stock splits, reverse stock splits and similar events. However, holders of Series C Preferred Stock do not have redemption rights.

On September 22, 2025, Mr. Huihe Zheng, the Company’s CEO and chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, no shares of Series C Preferred Stock are issued and outstanding.

2024 Forward Stock Split

On April 5, 2024, the Company effected a forward split of its issued and outstanding shares of common stock at a ratio of 10-for-1. As a result of the 2024 Forward Stock Split, each issued and outstanding share of the Company’s common stock prior to the effective time of the Forward Stock Split are split into ten shares of common stock and the total number of issued and outstanding shares of common stock increases from 29,156,393 shares to 291,563,930 shares. The 2024 Forward Stock Split has no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of its Series C Convertible Preferred Stock will be proportionately adjusted.

2025 Reverse Stock Split

On September 19, 2025, the Company effected a reverse split of its issued and outstanding shares of common stock at a ratio of 1-for-34. As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split, the total number of issued and outstanding shares of common stock decreased from 291,563,930 to 8,577,679. The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of our Series C Convertible Preferred Stock were proportionately adjusted. The 2025 Reverse Stock Split has been retrospectively applied to the financial statements for the fiscal year ended March 31, 2025.

YeeTah is a licensed insurance broker company in Hong Kong and subject to certain Hong Kong insurance broker requirements regarding its share capital and net assets. As per the requirements, a licensed insurance broker company must at all times maintain a paid-up share capital of not less than US$64,103 (HK$500,000) and net assets of not less than US$64,103 (HK$500,000). YeeTah was in compliance with the applicable minimum paid-up share capital and net assets requirements as of March 31, 2026.

4. Prepaid Expenses and Deposits

Prepaid expenses and deposits as of March 31, 2026 and 2025 consisted of the following:

	March 31, 2026	March 31, 2025
	US$	US$
Current assets:
Prepaid referral fees	4,021,019	105,748
Prepaid professional fees	20,000	20,000
Other prepaid expenses	16,500	19,020
Total prepaid expenses and deposits	4,057,519	144,768

Non-current assets:
Lease deposits	86,316	86,316
Total long-term prepaid expenses and deposits	86,316	86,316

QDM International Inc.

Notes to Consolidated Financial Statements

4. Prepaid Expenses and Deposits (cont.)

Prepaid expenses and deposits consisted primarily of prepaid referral fees, professional fees and lease deposits. Prepaid referral fees represent amounts paid to third-party referral partners in advance of services to be rendered. Prepaid professional fees primarily consist of audit fees paid in advance for audit services. Lease deposits represent refundable deposits under office lease and utility service agreements, of which the non-current portion is expected to be recovered after more than one year.

As of March 31, 2026 and March 31, 2025, outstanding prepaid referral fees balances were approximately HK$31.2 million (US$4.0 million) and HK$0.77 million (US$0.1 million), respectively. The Company determined that these outstanding balances were not impaired as of March 31, 2026 and March 31, 2025, respectively, given such prepayments will be offset against future referral fees.

5. Related Party Transaction

Related Parties

Name of related parties	Relationship with the Company
Huihe Zheng	Principal shareholder, Chief Executive Officer and Chairman of the Company

Related Party Transactions

We had the following related party transactions for the fiscal years ended March 31, 2026 and 2025:

(i)     During the year ended March 31, 2026, no advances were made by Huihe Zheng to the Company. During the year ended March 31, 2025, Huihe Zheng advanced $129,056 to the Company to support its operations.

(ii)    During the year ended March 31, 2026, the Company paid $700,000 to Huihe Zheng in connection with a one-time special bonus in recognition of his past performance and contributions to the Company. During the year ended March 31, 2025, no payment was made by the Company to Huihe Zheng.

(iii)   During the year ended March 31, 2026, no repayment was made by the Company to Huihe Zheng. During the year ended March 31, 2025, the Company repaid $812,277 to Huihe Zheng.

(iv)   On October 9, 2024, the Company issued 6,000,000 Series B Shares to Huihe Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by the Company to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to the Company providing for its working capital and general corporate expenses.

Related Party Balance

As of March 31, 2026 and March 31, 2025, the Company did not have any amounts due from or due to related party.

6. Income Taxes

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the Company’s Hong Kong subsidiaries are subject to a 16.5% income tax on their taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the first HK$2.0 million assessable profits will be subject to a lower tax rate of 8.25% and the excessive taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018/2019, which was on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities.

QDM International Inc.

Notes to Consolidated Financial Statements

6. Income Taxes (cont.)

BVI

Under the current laws of the BVI, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no BVI withholding tax will be imposed.

US

Under the current Florida state and US federal income tax, the Company does not need to pay income taxes as Florida state does not levy income tax. The federal income tax is based on a flat rate of 21% for the calendar year of 2026 (2025: 21%).

During the year ended March 31, 2026, the Company adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures on a prospective basis for the first annual period beginning after December 15, 2024. Adoption did not affect the recognized amounts of income tax expense or related tax balances; it expanded the income tax disclosures presented below. Prior comparative periods are not restated (prospective application).

Components of income (loss) before income taxes

The following table presents the components of income (loss) before income taxes by geographic region for the year ended March 31, 2026, in accordance with the updated requirements of ASU 2023-09:

March 31, 2026
US$
United States	(757,815)
Foreign (Hong Kong)	10,019,171
Total income before income taxes	9,261,356

The following tables present the provision for benefit from income taxes for the year ended March 31, 2026, in accordance with the updated requirements of ASU 2023-09:

March 31, 2026
US$
Current income taxes:
U.S. Federal	—
U.S. State & local (net)	—
Foreign (Hong Kong)	1,728,035
Total current	1,728,035

Deferred income taxes:
U.S. Federal	—
U.S. State & local (net)	—
Foreign (Hong Kong)	—
Total deferred	—
Income tax expenses	1,728,035

QDM International Inc.

Notes to Consolidated Financial Statements

6. Income Taxes (cont.)

Reconciliation of the differences between statutory tax rate and the effective tax rate

The Company operates in serval tax jurisdictions. Therefore, its income is subject to various rates of taxation. The income tax expense differs from the amount that would have resulted from applying the US statutory income tax rates to the Company’s pre-tax income for the year ended March 31, 2025 as follows:

March 31, 2025
US$
Income before income tax expenses	6,692,553
US federal statutory income tax rate	21%
Income tax calculated at statutory rate	1,405,436
Decrease in income tax expense resulting from:
Rate differences in various jurisdictions	(263,156)
Non-deductible expenses	8,882
Change in valuation allowance of deferred income tax assets	(43,633)
Additional tax reduction related to HK two-tiered profits tax regime	(21,154)
Income tax expense	1,086,375

During the year ended March 31, 2026, the Company adopted ASU 2023-09. As a result of the adoption, the effective income tax rate for the year ended March 31, 2026 from the US statutory income tax rates as follows:

	For the year ended March 31, 2026
	US$	%
US Federal Statutory Tax Rate	2,104,026	21.0%

State and local income taxes, net of federal income tax effect	—	0.0%
Foreign tax effects:
Hong Kong
Effect of rates different than statutory	(456,118)	(26.1)%
Non-deductible items	115,500	6.7%
Hong Kong two-tier tax regime benefit and exempt interest income	(40,628)	(2.4)%
Change in valuation allowance of deferred income tax assets	5,255	9.2%
Total income tax expenses and effective tax rate	1,728,035	18.7%

Income Taxes Paid

The amount of cash paid for income taxes (net of refunds) for the fiscal year ended March 31, 2026 is as follows:

For the year ended March 31, 2026
US$
United States	—
Foreign (Hong Kong)	2,208,238
Total income taxes paid, net of refunds	2,208,238

QDM International Inc.

Notes to Consolidated Financial Statements

6. Income Taxes (cont.)

The tax effect of temporary differences that gives rise to significant portions of the deferred tax assets and liabilities are presented below:

	March 31, 2026	March 31, 2025
	US$	US$
Deferred tax assets:
Net operating loss carryforwards	159,141	164,396
Gross deferred tax assets	159,141	164,396
Less valuation allowance	(159,141)	(164,396)
Total deferred tax assets	—	—

Deferred tax liabilities:
Gross deferred tax liabilities	—	—
Net deferred tax asset	—	—

As of March 31, 2026 and 2025, there was net operating loss (“NOL”) carryforward in the United States of $473,779 and $314,637 respectively and they can be carried forward indefinitely. Fully valuation allowance has been provided to these NOLs as of March 31, 2026 and 2025 as the Company did not believe these NOLs will more likely than not be realized in foreseeable future.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2026, the Company did not have any significant unrecognized uncertain tax positions.

7. General and Administrative Expenses

	March 31, 2026	March 31, 2025
	US$	US$
Staff cost	718,741	440,216
Director bonus	700,000	—
Legal and professional fees	623,835	702,705
Rent and rates	162,351	167,162
Depreciation charges	32,132	42,297
Travel expenses	63,773	24,320
Insurance	20,423	17,659
Others	40,188	17,586
Total	2,361,443	1,411,945

QDM International Inc.

Notes to Consolidated Financial Statements

8. Earnings Per Share

Basic and diluted net earnings per share for each of the periods presented are calculated as follows:

	March 31, 2026	March 31, 2025
	US$	US$
Numerator:
Net income attributable to ordinary shareholders – basic and diluted	7,533,321	4,823,338

Denominator:
Weighted average number of ordinary shares outstanding – basic and diluted	8,608,245	8,577,583
Earnings per share attributable to ordinary shareholders – basic and diluted	0.88	0.56

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. No securities were anti-dilutive for diluted earnings per share for the periods presented.

9. Commitments and Contingencies

Other than two office leases both with a lease term of 3 years that the Company entered into in April 2023 (the “2023 Office Lease”) and in February 2025 (the “2025 Office Lease”) as described below, the Company did not have significant commitments, long-term obligations, or guarantees as of March 31, 2026.

Operating lease

The 2023 Office Lease has a remaining lease term of the operating lease of 0.1 year and discount rate used for the operating lease is 10.34%.

The 2025 Office Lease has a remaining lease term of the operating lease of 1.9 years and discount rate used for the operating lease is 7.7%.

During the years ended March 31, 2026 and 2025, the operating lease expense recognized was $124,408 and $127,946 respectively.

	2023 Office Lease	2025 Office Lease	Total
2027	6,441	38,128	44,569
2028	—	31,773	31,773
Total future minimum lease payments	$6,441	$69,901	$76,342
Less: imputed interest	(55)	(4,904)	(4,959)
Total operating lease liability	$6,386	$64,997	$71,383
Less: operating lease liability – current	6,386	34,317	40,703
Total operating lease liability – non current	$—	$30,680	$30,680

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our business, financial position, cash flows or results of operations taken as a whole. As of March 31, 2026, the Company is not a party to any material legal or administrative proceedings.

QDM International Inc.

Notes to Consolidated Financial Statements

10. Segment Information

The Company operates and manages its business as a single operating segment. This is consistent with the manner in which the CODM reviews financial information and makes decisions about resource allocation. The Company’s CODM has been identified as the Chief Executive Officer, who reviews the Company’s assets, operating results, and financial metrics as a whole to make decisions about allocating the Company’s resources and assessing its financial performance.

The CODM reviews the Company’s operating results on a consolidated basis, focusing primarily on measures of revenue, operating income, and net income as presented in the accompanying condensed consolidated financial statements. The CODM uses these measures to evaluate the Company’s overall performance and to make operating and strategic decisions.

The Company’s operations primarily consist of providing insurance brokerage services and referral business in Hong Kong.

Since the Company operates in only one reportable segment, all financial information required by ASC 280 is presented in the accompanying consolidated financial statements. Substantially all of the Company’s revenues are derived from customers located in Hong Kong and all of its long-lived assets are located in the same geographic areas.

The Company operates as one operating and reportable segment, and as such the significant expenses regularly provided to the CODM are those presented on the statements of operations. These significant segment expenses include general and administrative expenses.

11. Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2026 through the date of issuance of the financial statements and has determined that it does not have any material subsequent events to disclose in these financial statements other than described below.

On May 22, 2026, our Board approved the 2026 Plan, and the shares available for issuance under the 2026 Plan were subsequently registered on a Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of us and align their interests with those of our stockholders. Under the 2026 Plan, we have authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase of 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year beginning January 1, 2027. As of the date of this prospectus, 2026, we have not issued or granted any shares under the 2026 Plan.

QDM INTERNATIONAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30 AND MARCH 31, 2026

	June 30, 2026	March 31, 2026
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,162,351	$10,328,590
Accounts receivable, net of credit loss allowance of $Nil and $Nil	879,998	2,897,114
Prepaid expenses and deposits	9,808,097	4,057,519
Total current assets	20,850,446	17,283,223

Right of use assets – operating lease	192,312	73,003
Long-term prepaid expenses and deposits	86,316	86,316
Property and equipment, net	—	899

Total assets	$21,129,074	$17,443,441

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable & accrued liabilities	$124,655	$82,224
Operating lease liabilities – current	115,381	40,703
Income tax payable	1,287,293	915,215

Total current liabilities	1,527,329	1,038,142

Operating lease liabilities – non current	75,342	30,680
Total liabilities	1,602,671	1,068,822

Temporary equity:
Redeemable Series B preferred stock, $0.0001 par value, 30,000,000 shares authorized, 6,013,500 and 6,013,500 issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	812,851	812,851
Shareholders’ equity:
Common stock, $0.0001 par value, 700,000,000 shares authorized, 8,636,186 and 8,636,186 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	3,572	3,572
Treasury stock, 139 and 139 shares at cost	(60,395)	(60,395)
Additional paid-in capital	11,688,381	11,688,381
Retained earnings	7,081,994	3,930,210
Total shareholders’ equity	18,713,552	15,561,768

Total liabilities, temporary equity and shareholders’ equity	$21,129,074	$17,443,441

See accompanying notes to condensed consolidated financial statements.

QDM INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025
	(Unaudited)	(Unaudited)
Revenue	$8,392,383	$3,594,997
Cost of sales	4,128,106	1,050,746
Gross profit	4,264,277	2,544,251

Operating expenses
General & administrative expenses	484,497	367,194
Total operating expenses	484,497	367,194

Income from operations	3,779,780	2,177,057

Other income (expenses)
Finance costs	(1,487)	(1,718)
Other income, net	17,566	52,406
Total other income	16,079	50,688

Income before income taxes	3,795,859	2,227,745

Current income tax expenses	644,075	375,933

Net income	$3,151,784	$1,851,812

Total comprehensive income	$3,151,784	$1,851,812

Earnings per share of common stock:
Basic earnings per share	$0.36	0.22
Diluted earnings per share	$0.36	0.22

Weighted average basic & diluted shares outstanding:
Basic	8,636,186	8,577,679
Diluted	8,636,186	8,577,679

See accompanying notes to condensed consolidated financial statements.

QDM INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
AND TEMPORARY EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025

	Temporary equity		Preferred Stock	Common Stock	Treasury Stock	Preferred Stock Amount	Common Stock Amount	Treasury Amount	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Series B Preferred Stock	Series B Preferred Stock Amount
March 31, 2025	—	—	6,545,386	8,577,679	(139)	$654	$3,519	(60,395)	$12,500,631	$(3,603,111)	$8,841,298
Net income	—	—	—	—	—	—	—	—	—	1,851,812	1,851,812
June 30, 2025 (Unaudited)	—	—	6,545,386	8,577,679	(139)	$654	$3,519	(60,395)	$12,500,631	$(1,751,299)	$10,693,110

March 31, 2026	6,013,500	812,851	—	8,636,186	(139)	$—	$3,572	(60,395)	$11,688,381	$3,930,210	$15,561,768
Net income	—	—	—	—	—	—	—	—	—	3,151,784	3,151,784
June 30, 2026 (Unaudited)	6,013,500	812,851	—	8,636,186	(139)	$—	$3,572	(60,395)	$11,688,381	$7,081,994	$18,713,552

See accompanying notes to condensed consolidated financial statements.

QDM INTERNATIONAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED JUNE 30, 2026 AND 2025

	June 30, 2026	June 30, 2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$3,151,784	$1,851,812
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	899	10,763
Non-cash lease expenses	(119,309)	27,140
Changes in working capital:
Accounts receivable	2,017,116	1,035,005
Prepaid expenses	(5,468,527)	(35,024)
Long-term prepaid expenses	—	59,583
Accounts payable & accrued liabilities	42,431	605,497
Income tax payable	372,078	375,933
Operating lease liabilities	119,340	(38,329)
Net cash provided by operating activities	115,812	3,892,380

Cash flows from investing activities:
Prepayment in connection with MCM Acquisition	(282,051)	—
Net cash used in investing activities	(282,051)	—

Cash flows from financing activities:
Payment for offering cost	—	(40,000)
Net cash used in financing activities	—	(40,000)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(166,239)	3,852,380
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$10,328,590	$8,557,305
CASH AND CASH EQUIVALENTS, END OF PERIOD	10,162,351	12,409,685

SUPPLEMENTAL DISCLOSURES:
Right-of-use assets obtained in exchange for new operating lease liabilities	149,366	—
Cash paid for interest	$—	$—
Cash paid for income taxes	$(272,001)	$—

See accompanying notes to condensed consolidated financial statements.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

1. Organization and principal activities

QDM International Inc. (“QDM,” and collectively with its subsidiaries, the “Company”) was incorporated in Florida in March 2020 and is the successor to 24/7 Kid Doc, Inc. (“24/7 Kid”), which was incorporated in Florida in November 1998. The Company conducts its business through an indirectly wholly owned subsidiary, YeeTah Insurance Consultant Limited, which changed its name to Hong Kong YeeTah Insurance Broker Limited (“YeeTah”) in December 2022, a licensed insurance brokerage company located in Hong Kong, China. YeeTah sells a wide range of insurance products, consisting of two major categories: (1) life and medical insurance, such as individual life insurance; and (2) general insurance, such as automobile insurance, commercial property insurance, liability insurance, homeowner insurance. In addition, as a Mandatory Provident Fund (“MPF”) intermediary, YeeTah also assists its customers with their investment through the MPF and the Occupational Retirement Schemes Ordinance (“ORSO”) schemes in Hong Kong, both of which are retirement protection schemes set up for employees.

In 2022, 24/7 Kid was administratively dissolved with the State of Florida.

In March 2023, the Company consummated a public offering of its common stock, par value $0.0001 per share (the “2023 Offering”), in which the Company issued and sold an aggregate of 289,104,000 shares of its common stock at a price of $0.0081 per share to certain investors, generating gross proceeds to the Company of $2,339,937.

On March 28, 2024, the Company filed an Articles of Amendment to Articles of Incorporation of the Company (the “Amendment”) with the Florida Department of State to (i) increase its authorized shares of common stock, par value $0.0001 per share, from 200,000,000 shares to 700,000,000 shares and its authorized shares of preferred stock, par value $0.0001 per share, from 5,000,000 shares to 30,000,000 shares; and (ii) effect a forward split of its issued and outstanding shares of common stock at a ratio of 10-for-1 (the “2024 Forward Stock Split”), which became effective as of April 5, 2024. The foregoing amendments were approved by the Company’s board of directors (the “Board”) and shareholders holding approximately 60.9% of the voting power of the Company.

As a result of the 2024 Forward Stock Split, each issued and outstanding share of the Company’s common stock prior to the effective time of the 2024 Forward Stock Spilt were split into ten shares of common stock and the total number of issued and outstanding shares of common stock increased from 29,156,393 shares to 291,563,930 shares. The 2024 Forward Stock Split has no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of the Company’s Series C Convertible Preferred Stock were proportionately adjusted. On April 4, 2024, the 2024 Forward Stock Split was approved and announced by the Financial Industry Regulatory Authority (“FINRA”) with an effective date on April 5, 2024.

On September 16, 2025, the Company filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to effect a reverse split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-34 (the “2025 Reverse Stock Split”), which was announced by FINRA having an effective date on September 19, 2025. The foregoing amendments were approved by the Company’s board of directors and shareholders holding approximately 99.2% of the voting power of the Company.

As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split and the total number of issued and outstanding shares of common stock decreased from 291,563,930 shares to approximately 8,577,679 shares (with fractional shares rounded up). The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of the Company’s Series C Preferred Stock were proportionately adjusted. On September 18, 2025, the 2025 Reverse Stock Split was announced by FINRA with an effective date on September 19, 2025.

On September 22, 2025, Mr. Huihe Zheng, the Company’s CEO, President and Chairman, converted 531,886 shares of Series C convertible preferred stock (the “Series C Preferred Stock”) into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there were 8,636,186 shares of common stock issued and outstanding and no shares of Series C Preferred Stock issued and outstanding.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

1. Organization and principal activities (cont.)

On October 1, 2025, Mr. Zheng entered into a shareholder agreement with the Company (the “Shareholder Agreement”), pursuant to which Mr. Zheng agreed not to sell, assign, or otherwise transfer, or enter into any contract or arrangement to effect any such sale, assignment or transfer of any share of the Series B Preferred Stock held by Mr. Zheng. Mr. Zheng further agreed to waive any co-sales rights enjoyed by holders of Series B Preferred Stock pursuant to the Articles of Incorporation, as amended. Pursuant to the agreement, upon the occurrence of (i) any merger, consolidation, stock sale, asset sale, or other transaction or series of related transactions in which a person or group (other than Mr. Zheng) acquires, directly or indirectly, ownership of more than 50% of the voting power of the Company or all or substantially all of the Company’s assets, or (ii) any transaction or series of related transactions that results in a change in the power to elect a majority of the Company’s board of directors, the Company shall repurchase all of the shares of Series B Preferred Stock held by Mr. Zheng for a purchase price of $0.001 per share.

On May 22, 2026, the Company’s Board approved the QDM International Inc. 2026 Equity Incentive Plan (the “2026 Plan”), which was subsequently registered through Form S-8 filed on June 2, 2026. The 2026 Plan is designed to attract, retain, and motivate directors, consultants, and key employees to exert their best efforts on behalf of the Company and align their interests with those of the Company’s stockholders. Under the 2026 Plan, the Company has authorized the issuance of up to 1,295,427 shares of common stock for awards, subject to an automatic annual increase beginning January 1, 2027. As of the date of this Report, the Company has not issued or granted any shares under the 2026 Plan.

On May 13, 2026, the Company incorporated Yau Tat Holding Limited (“Yau Tat BVI”), a BVI company 100% owned by the Company. On June 3, 2026, through Yau Tat BVI, the Company incorporated Yau Tat Group Limited (“Yau Tat HK”), a Hong Kong corporation 100% owned by Yau Tat BVI.

On July 9, 2026, the Company acquired MCM Wealth Management (Hong Kong) Limited (the “MCM”), a Hong Kong insurance brokerage company for a purchase price of HK$2,200,000 (approximately US$280,000) (the “MCM Acquisition”). After the MCM Acquisition, MCM became a wholly owned subsidiary of Yau Tat HK. On August 11, 2026, MCM changed its name to Hong Kong Wintah Insurance Broker Limited (“Wintah”).

2. Summary of significant accounting policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual consolidated financial statements. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of June 30, 2026, and for the three months ended June 30, 2026 and 2025. The results of operations for the three months ended June 30, 2026 are not necessarily indicative of the operating results for any subsequent quarterly period for the rest of the fiscal year ending March 31, 2027, or future periods. These unaudited condensed consolidated financial statements have been derived from the accounting records of the Company and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s annual report on Form 10-K for the year ended March 31, 2026, filed with the Securities and Exchange Commission (“SEC”) on June 29, 2026.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with the U.S. GAAP requires the Company to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses may be affected by the estimates that management is required to make. Actual results could differ from those estimates.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

Foreign Currency and Foreign Currency Translation

The Company’s reporting currency is the United States Dollar (“US$” or “$”). The Company’s operations are principally conducted in Hong Kong where Hong Kong dollar is the functional currency.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currencies are translated into the functional currency at the prevailing rates of exchange at the balance sheet date. The resulting exchange differences are reported in the statements of operations and comprehensive income.

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Company’s balance sheets, income statement items and cash flow items for both the three months ended June 30, 2026 and 2025, and the year ended March 31, 2026.

Measurement of credit losses on financial instruments

The Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Certain Risks and Concentration

The Company’s financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and receivables, and other assets. As of June 30, 2026, substantially all of the Company’s cash and cash equivalents were held in major financial institutions located in Hong Kong, which management considers to being of high credit quality.

Cash and Cash Equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD 800,000 per depositor per Scheme member, including both principal and interest.

Accounts Receivable

Accounts receivable represents trade receivable and are recognized initially at fair value and subsequently adjusted for any allowance for expected credit loss.

The Company evaluates the expected credit loss of accounts receivable based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

The Company historically did not have material bad debts in accounts receivable and management believed that there were no expected credit loss for doubtful accounts. There were no provision for credit loss for doubtful accounts for the three months ended June 30, 2026 and 2025 and there was no allowance for credit loss as of June 30, 2026 and March 31, 2026.

Revenue Recognition

The Company generates revenue primarily through insurance brokerage services and referral business in Hong Kong. The Company sells insurance products underwritten by insurance companies operating in Hong Kong to its individual customers and is compensated for its services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. In addition, the Company has entered into a collaborative partnership with a trust company in Hong Kong. Under this arrangement, the Company referred clients to the trust company for investment products and, in return, earned commissions based on a percentage of the value of the investment products purchased by the referred clients as revenue.

ASC 606 provides for a five-step model for recognizing revenue from contracts with customers. These five steps include:

(i)     Identify the contract

(ii)    Identify performance obligations

(iii)   Determine transaction price

(iv)   Allocate transaction price

(v)    Recognize revenue

The Company enters into insurance brokerage contracts with customers (insurance companies). Performance obligation for these insurance brokerage contracts is to help insurance company customers to promote, coordinate and complete subscriptions of insurance policies offered by customers.

Insurance brokerage services

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The transfer of control of the Company’s brokerage services generally occurs at a point in time on the effective date of the associated insurance contract when the policy transfers to the customer. The insurance policy entered between the insurance company and the insured customer generally contains a mandatory cooling-off period of 21 days, during which policy purchasers may cancel the policy at their discretion and receive refunds. The policy becomes effective only after the cooling-off period has lapsed and the insured customer has not withdrawn from the insurance policy. At this point, the transfer of control of the service occurs, and the Company has satisfied its insurance brokerage performance obligation. The Company then earns commissions, typically based on a percentage of the premium paid by the insured, and recognizes the related revenue.

Referral Business

Under ASC 606, revenue is recognized when the customer obtains control of a good or service. A customer obtains control of a good or service if it has the ability to direct the use of and obtain substantially all of the remaining benefits from that good or service. The Company generates revenue from referral services provided in connection with investment and insurance products. For investment product referral services, the transfer of control occurs at a point in time when the trust company confirms the referred client’s purchase of the investment product and the receipt of the corresponding funds. For insurance product referral services, the transfer of control occurs at a point in time upon the

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

expiration of the 21-day insurance policy cool-off period. Once the transfer of control of the referral services occurs, the Company has satisfied its performance obligation and recognizes revenue. In connection with its referral services, the Company acts as an agent and, accordingly, recognizes revenue on a net basis. For the three months ended June 30, 2026 and 2025, the Company generated $540 and $32,800 from referral business, respectively.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2:	Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.
Level 3:	Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, deposits, accounts payable and accrued liabilities and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the host contracts approximate market rates.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of June 30, 2026 and March 31, 2026.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The estimated annual deprecation rate of these assets are generally as follows:

Category	Depreciation rate	Estimated residual value
Office equipment	3 years	Nil
Leasehold improvements	Shorter of lease term or 3 years	Nil

Expenditures for maintenance and repairs are expensed as incurred. Gains and losses on disposals are the differences between net sales proceeds and carrying amount of the relevant assets and are recognized in the statements of operations and comprehensive income.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amounts to the expected future undiscounted cash flows attributable to these assets. If it is determined that an asset is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the assets exceeds the expected discounted cash flows arising from those assets.

There were no impairment losses for the three months ended June 30, 2026 and 2025.

Leases

Arrangements meeting the definition of a lease are classified as operating or finance leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.

In calculating the right of use asset and lease liability, the Company elects to combine lease and non-lease components as permitted under ASC 842. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Taxation

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, net operating loss carryforwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of operations and comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

General and administrative expenses

General and administrative expenses generally consist primarily of employee salaries, bonus to employees, office rent, insurance costs, general office operating expenses (e.g., utilities, repairs and maintenance) and professional fees in engaging various service providers.

Related party transactions

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Temporary Equity

The Company accounts for its preferred stock subject to possible redemption in accordance with the guidance in ASC 480 “Distinguishing Liability from Equity”. Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable preferred stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’ control) is classified as temporary equity.

The redeemable shares are initially recorded at their fair value at date of issuance. Subsequent measurement of the redeemable shares is evaluated in accordance with ASC 480-10-S99. Because the redemption feature is contingent upon the occurrence of a future event that is not currently probable of occurring, the Company has not adjusted the carrying amount of the redeemable shares to the redemption amount.

In addition, the contractual redemption amount of $6,031.5 is less than the initial carrying amount of $812,851 of the redeemable shares. Accordingly, no accretion to redemption value has been recognized, and the carrying amount of the redeemable shares has not been adjusted subsequent to initial recognition. The redeemable shares continue to be presented in temporary equity at their initial carrying amount.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to holders of common stock by the weighted average number of shares of common stock outstanding during the period using the two-class method. Under the two-class method, net income is allocated between shares of common stock and other participating securities based on their participating rights. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the losses. The Company’s Series B (non-convertible) and Series C (convertible) preferred shares do not carry dividend or participation rights. Consequently, they are not considered participating securities, they have been excluded from the computation of basic and diluted EPS. Furthermore, as the redemption

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

value of the Series B Preferred Stock is less than its current carrying amount, no accretion was recognized that would reduce the net income available to ordinary shareholders. Therefore, The Company computes earnings per share in accordance with ASC 260, Earnings Per Share. Basic earnings per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period.

Diluted earnings per share is calculated by dividing net income attributable to holders of common stock by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Common equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

Segment Reporting

FASB 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information of the Company’s business segments, geographical areas, and major customers. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker as the source for determining the Company’s reportable segments.

Recently Issued Accounting Standards

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s adopted ASU 2023-09 during the fiscal year ended March 31, 2026 and the adoption did not have a material impact on its financial statements and disclosures.

In November 2024, FASB issued ASU 2024-03 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Under ASU 2024-03, a public entity would be required to disclose information about purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion for each income statement line item that contains those expenses. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. ASU 2024-03 allows for early adoption and requires either prospective adoption to financial statements issued for reporting periods after the effective date of ASU 2024-03 or retrospectively to any or all prior periods presented in the financial statements. The Company’s management does not believe the adoption of ASU 2024-03 will have a material impact on its financial statements and disclosures.

In May 2025, FASB issued ASU 2025-03, “Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (VIE),” which requires an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business to consider specific factors to determine the accounting acquirer and removes the requirement that the primary beneficiary always is the acquirer for certain transactions. Under the amendments, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a voting interest entity. The amendments do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. The new guidance is required to be applied prospectively to any acquisition transaction that occurs after the initial application date. Early adoption is permitted. The Company is evaluating the impact of the adoption of this guidance.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

2. Summary of significant accounting policies (cont.)

In September 2025, FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Refinements. This update clarifies the application of derivative accounting to certain contracts and refines the guidance for share-based noncash consideration received from customers. Specifically, ASU 2025-07 introduces a scope exception for contracts that are not exchange-traded and whose underlying is tied to operations or activities specific to one party. It also clarifies that share-based noncash consideration from a customer should initially be accounted for under Topic 606 until the right to receive or retain such consideration becomes unconditional, at which point financial instruments guidance may apply. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2025-07 on its consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. Equity

The Company’s authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2026, there were 8,636,186 shares of common stock, 6,013,500 shares of Series B Preferred Stock and no shares of Series C Preferred Stock issued and outstanding.

Series B Preferred Stock

On October 4, 2024, the Company filed an Articles of Amendment to Articles of Incorporation of the Company with the Florida Division of Corporation to increase the Company’s authorized shares of Series B preferred stock, par value $0.0001 per share (the “Series B Shares”), from 2,000,000 shares to 10,000,000 shares, which became effective as of October 7, 2024. Each Series B Share has a voting right equal to 100 shares of common stock of the Company, and Series B Share is not convertible into common stock, is not entitled to any dividend, and does not have redemption rights prior to the execution of the Shareholder Agreement with Mr. Zheng on October 1, 2025. Holders of Series B share have the co-sale right and right of first refusal and will not be required to sell their shares of Series B Preferred Stock on the same terms or conditions of a sale by a majority stockholder. However, holders of Series B Shares do not have pre-emptive rights.

On October 9, 2024, the Company entered into a securities subscription agreement (the “Securities Subscription Agreement”) with Huihe Zheng, the Company’s Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Securities Subscription Agreement, the Company issued 6,000,000 Series B Shares to Mr. Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by the Company to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to the Company providing for its working capital and general corporate expenses.

On October 1, 2025, Mr. Zheng entered into the Shareholder Agreement relating to his shares of Series B Preferred Stock, pursuant to which he agreed to restrictions on the sale, assignment, or transfer of such shares and waived any co-sales rights. The agreement also provides for the Company’s repurchase of all shares of Series B Preferred Stock held by Mr. Zheng upon the occurrence of change-of-control events. Such redemption shall be effected at a per share price of $0.001 (the “repurchase price”), with the aggregate redemption value amounting to $6,013.50.

Upon execution of the Shareholder Agreement, because the Series B preferred stock is contingently redeemable upon the occurrence of events that are not solely within the Company’s control, the Company reclassified all 6,013,500 Series B preferred stock from preferred stock — permanent equity to temporary equity at its then-current carrying amount of $812,851.

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

3. Equity (cont.)

Pursuant to the Shareholder Agreement, upon the occurrence of a qualifying change in control event, the Company is required to repurchase the Series B preferred stock held by Mr. Zheng at the repurchase price. As of June 30, 2026, the aggregate redemption value based on shares outstanding would have been less than the carrying amount of the redeemable Series B preferred stock; therefore, the Company recorded no accretion and continued to present the redeemable Series B preferred stock at its carrying amount of $812,851 as of June 30, 2026.

Series C Preferred Stock

The holders of Series C Preferred Stock are entitled to receive any dividends or distributions paid in respect of the common stock on an as-converted basis. Except as provided in the Certificate of Designation or as otherwise required by law, holders of Series C Preferred Stock are entitled to vote, together with the holders of common stock, on an as-converted basis on all matters submitted to a vote of the holders of common stock. Each share of Series C Preferred Stock is convertible into common stock at a conversion rate of 30-for-374 or approximately 0.11-for-1. The conversion rate is subject to proportionate adjustments for stock splits, reverse stock splits and similar events. However, holders of Series C Preferred Stock do not have redemption rights.

On September 22, 2025, Mr. Huihe Zheng, the Company’s CEO and chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, no shares of Series C Preferred Stock are issued and outstanding.

2025 Reverse Stock Split

On September 19, 2025, the Company effected a reverse split of its issued and outstanding shares of common stock at a ratio of 1-for-34. As a result of the 2025 Reverse Stock Split, each 34 shares of the common stock issued and outstanding prior to the split were combined into one share of the common stock issued and outstanding after the 2025 Reverse Stock Split, the total number of issued and outstanding shares of common stock decreased from 291,563,930 to 8,577,679. The 2025 Reverse Stock Split had no impact on the Company’s issued and outstanding shares of preferred stock other than that the conversion rate and voting rights of its Series C Convertible Preferred Stock were proportionately adjusted. The 2025 Reverse Stock Split has been retrospectively applied to the financial statements for the three months ended June 30, 2025.

YeeTah is a licensed insurance broker company in Hong Kong and subject to certain Hong Kong insurance broker requirements regarding its share capital and net assets. As per the requirements, a licensed insurance broker company must at all times maintain a paid-up share capital of not less than US$64,103 (HK$500,000) and net assets of not less than US$64,103 (HK$500,000). YeeTah was in compliance with the applicable minimum paid-up share capital and net assets requirements as of June 30, 2026.

4. Prepaid Expenses and Deposits

Prepaid expenses and deposits as of June 30, 2026 and March 31, 2026 consisted of the following:

	June 30, 2026	March 31, 2026
	US$	US$
Current assets:
Prepaid referral fees	9,513,671	4,021,019
Prepaid professional fees	—	20,000
Prepayment in connection with MCM Acquisition	282,051	—
Other prepaid expenses	12,375	16,500
Total prepaid expenses and deposits	9,808,097	4,057,519

Non-current assets:
Lease deposits	86,316	86,316
Total long-term prepaid expenses and deposits	86,316	86,316

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

4. Prepaid Expenses and Deposits (cont.)

Prepaid expenses and deposits consisted primarily of prepaid referral fees, professional fees and lease deposits. Prepaid referral fees represent amounts paid to third-party referral partners in advance of services to be rendered. Prepayment related to the MCM Acquisition pertains to the acquisition completed on July 9, 2026, whereby the Company acquired MCM at a total purchase price of HK$2,200,000 (approximately US$280,000). Lease deposits represent refundable deposits under office lease and utility service agreements, of which the non-current portion is expected to be recovered after more than one year.

As of June 30, 2026 and March 31, 2026, outstanding prepaid referral fees balances were approximately HK$74.2 million (US$9.5 million) and HK$31.2 million (US$4.0 million), respectively. The Company determined that these outstanding balances were not impaired as of June 30, 2026 and March 31, 2026, respectively, given such prepayments will be offset against future referral fees.

5. Income Taxes

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the Company’s Hong Kong subsidiaries are subject to a 16.5% income tax on their taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the first HK$2.0 million assessable profits will be subject to a lower tax rate of 8.25% and the excessive taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018/2019, which was on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities.

BVI

Under the current laws of the BVI, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no BVI withholding tax will be imposed.

US

Under the current Florida state and US federal income tax, the Company does not need to pay income taxes as Florida state does not levy income tax. The federal income tax is based on a flat rate of 21% for the calendar year of 2026 (2025: 21%).

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2026, the Company did not have any significant unrecognized uncertain tax positions.

Since April 1, 2025, the Company adopted ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures on a prospective basis for the first annual period beginning after December 15, 2024. Adoption did not affect the recognized amounts of income tax expense or related tax balances; it expanded the income tax disclosures presented below. Prior comparative periods are not restated (prospective application).

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

5. Income Taxes (cont.)

Components of income (loss) before income taxes

The following table presents the components of income (loss) before income taxes by geographic region for the three months ended June 30, 2026, in accordance with the updated requirements of ASU 2023-09:

June 30, 2026
US$
United States	(260,832)
Foreign (Hong Kong)	4,056,691
Total income (loss) before income taxes	3,795,859

The following tables present the provision for benefit from income taxes for the three months ended June 30, 2026, in accordance with the updated requirements of ASU 2023-09:

June 30, 2026
US$
Current income taxes:
U.S. Federal	—
U.S. State & local (net)	—
Foreign (Hong Kong)	644,075
Total current	644,075

Deferred income taxes:
U.S. Federal	—
U.S. State & local (net)	—
Foreign (Hong Kong)	—
Total deferred	—
Income tax expenses	644,075

During the three months ended June 30, 2026, the Company adopted ASU 2023-09. As a result of the adoption, the effective income tax rate for the three months ended June 30, 2026 as follows:

	For the three months ended June 30, 2026
	US$	%
US Federal Statutory Tax Rate	797,130	21.0%

State and local income taxes, net of federal income tax effect	—	0.0%
Foreign tax effects:
Hong Kong	(165,286)	(4.4)%
Effect of rates different than statutory	(21,154)	(0.6)%
Non-deductible items	148	0.0%
Hong Kong two-tier tax regime benefit and exempt interest income	(21,538)	(0.6)%
Change in valuation allowance of deferred income tax assets	54,775	1.4%
Total income tax expenses and effective tax rate	644,075	17.0%

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

5. Income Taxes (cont.)

Income Taxes Paid

The amount of cash paid for income taxes (net of refunds) for the three months ended June 30, 2026 is as follows:

For the three months ended June 30, 2026
US$
United States	—
Foreign (Hong Kong)	272,001
Total income taxes paid, net of refunds	272,001

6. Commitments and Contingencies

Other than the two office leases that the Company entered into in February 2025 (the “2025 Office Lease”) and in April 2026 (the “2026 Office Lease”), with a lease term of 3 years and 1.8 years, respectively, as described below, the Company did not have significant commitments, long-term obligations, or guarantees as of June 30, 2026.

Operating lease

The 2025 Office Lease has a remaining lease term of the operating lease of 1.6 years and discount rate used for the operating lease is 7.7%. The monthly rent expense under the lease is HKD 24,783 (USD 3,177).

The 2026 Office Lease has a remaining lease term of the operating lease of 1.6 year and discount rate used for the operating lease is 4.9%. The monthly rent expense under the lease is HKD 55,936 (USD 7,171).

During the three months ended June 30, 2026 and 2025, the operating lease expense recognized was $31,309 and $31,102, respectively.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. As of June 30, 2026, the Company is not a party to any material legal or administrative proceedings.

7. Earnings Per Share

Basic and diluted net earnings per share for each of the periods presented are calculated as follows:

	For the three months ended June 30, 2026	For the three months ended June 30, 2025
	US$	US$
Numerator:
Net income attributable to ordinary shareholders – basic and diluted	3,151,784	1,851,812

Denominator:
Weighted average number of ordinary shares outstanding – basic and diluted	8,636,186	8,577,679
Earnings per share attributable to ordinary shareholders – basic and diluted	0.36	0.22

QDM International Inc.
Notes to Condensed Consolidated Financial Statements
June 30, 2026 and 2025

7. Earnings Per Share (cont.)

Basic earnings per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. No securities were anti-dilutive for diluted earnings per share for the periods presented.

8. Segment Information

The Company operates and manages its business as a single operating segment. This is consistent with the manner in which the chief operating decision maker (CODM) reviews financial information and makes decisions about resource allocation.

The CODM reviews the Company’s operating results on a consolidated basis, focusing primarily on measures of revenue, operating income, and net income as presented in the accompanying condensed consolidated financial statements. The CODM uses these measures to evaluate the Company’s overall performance and to make operating and strategic decisions.

The Company’s operations primarily consist of providing insurance brokerage services and referral business in Hong Kong.

Since the Company operates in only one reportable segment, all financial information required by ASC 280 is presented in the accompanying condensed consolidated financial statements. Substantially all of the Company’s revenues are derived from customers located in Hong Kong and all of its long-lived assets are located in the same geographic areas.

The Company operates as one operating and reportable segment, and as such the significant expenses regularly provided to the CODM are those presented on the statements of operations. These significant segment expenses include general and administrative expenses.

9. Subsequent Events

On July 9, 2026, the Company acquired MCM for a purchase price of HK$2,200,000 (approximately US$280,000). After the MCM Acquisition, MCM became a wholly owned subsidiary of Yau Tat HK. On August 11, 2026, MCM changed its name to Hong Kong Wintah Insurance Broker Limited.

QDM International Inc.

$15,000,000

Shares of Common Stock

__________________________

PROSPECTUS

__________________________

            , 2026

Kingswood Capital Partners, LLC	Axiom Capital Management, Inc.

Through and including            , 2026 (the 25th day after the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the SEC.

Item	Amount to be paid
SEC registration fee	$1,115
FINRA filing fee	$3,250
Nasdaq listing fee	$50,000
Legal fees and expenses	$430,500
Printing and engraving expenses	$15,000
Accounting fees and expenses	$27,000
Miscellaneous expenses	$103,000
Total	$629,865

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 607.0831 of the Florida Business Corporation Act, or the “FBCA”, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable (relating to liability for unlawful distributions); (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not stop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0851 of the FBCA, a corporation generally has the power to indemnify any person who was or is a party to any proceeding because the individual is or was a director or officer of the corporation if (a) the director or officer acted in good faith; (b) the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and (c) in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the director or officer did not meet the relevant standard of conduct described in this section of the FBCA. Unless ordered by a court, a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

For purposes of the indemnification provisions of the FBCA, “director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director or officer, manager, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or another enterprise or entity and the terms include, unless the context otherwise requires, the estate, heirs, executors, administrators, and personal representatives of a director or officer.

Section 607.0852 of the FBCA provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0853 of the FBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if (a) the director or officer is not entitled to mandatory indemnification under Section 607.0852; and (b) it is ultimately determined under Section 607.0854 or Section 607.0855 (as described below) that the director or officer has not met the relevant standard of conduct described in Section 607.0851 or the director or officer is not entitled to indemnification under Section 607.0859 (as described below).

Section 607.0854 of the FBCA provides that, unless the corporation’s articles of incorporation provide otherwise, which the Company’s articles do not, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in the specific case, a director or officer of the corporation who is a party to a proceeding because he or she is or was a director or officer may apply for indemnification or an advance for expenses, or both, to a court having jurisdiction over the corporation which is conducting the proceeding, or to a circuit court of competent jurisdiction. Our Articles of Incorporation do not provide any such exclusion. After receipt of an application and after giving any notice it considers necessary, the court may order indemnification or advancement of expenses upon certain determinations of the court.

Section 607.0855 of the FBCA provides that, unless ordered by a court under Section 607.0854, a corporation may not indemnify a director or officer under Section 607.0851 unless authorized for a specific proceeding after a determination has been made that indemnification is permissible because the director or officer has met the relevant standard of conduct set forth in Section 607.0851.

Section 607.0857 of the FBCA provides that a corporation has the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is entitled to indemnification as set forth therein, and Section 607.0858 of the FBCA provides that the indemnification provided pursuant to Section 607.0851 and Section 607.0852, and the advancement of expenses provided pursuant to Section 607.0853 are not exclusive. A corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers.

Section 607.0859 of the FBCA provides that, unless ordered by a court under provisions of Section 607.0854 of the FBCA, a corporation may not indemnify a director or officer under Section 607.0851 or Section 607.0858 or advance expenses to a director or officer under Section 607.0853 or Section 607.0858 if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable (relating to unlawful distributions).

Our Articles of Incorporation provides that we shall indemnify our officers, directors, and employees, and agents to the fullest extent authorized by the FBCA.

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these articles of incorporation provisions, bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

Pursuant to our offer letters to directors and employment agreements with executive officers, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

We will enter into an indemnity agreement with each of our directors and officers to supplement the indemnification protection available under the Company’s Articles of Incorporation referred to above. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued securities that were not registered under the Securities Act as set forth below. The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act.

In March 2023, the Company granted 36,000 shares of common stock to certain executives and directors of the Company for their services rendered. The fair value of the shares granted is approximately $36,000 on the grant date, which is recognized as shared-based payment expense for the year ended March 31, 2023. The issuance of shares of common stock was deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act.

On October 9, 2024, we entered into the Securities Subscription Agreement with Huihe Zheng, our Chief Executive Officer, President, and Chairman of the Board. Pursuant to the Securities Subscription Agreement, we issued 6,000,000 shares of Series B Preferred Stock to Mr. Zheng at a purchase price of $0.10 per share, in exchange for the cancellation by Mr. Zheng of a portion of the currently outstanding principal amount of the debt owed by us to Mr. Zheng, in the amount of US$600,000, which was loaned by Mr. Zheng to us providing for our working capital and general corporate expenses.

On September 22, 2025, Mr. Huihe Zheng, our CEO, President and Chairman, converted 531,886 shares of Series C Preferred Stock into 58,507 shares of common stock, at an adjusted conversion rate of 0.11 for 1. After the conversion, there are 8,636,186 shares of common stock issued and outstanding and no shares of Series C Preferred Stock issued and outstanding.

ITEM 16.  EXHIBITS

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
2.1

Plan and Agreement of Merger by and among 24/7 Kid Doc, Inc., the Company and QDM Merger Sub, Inc., dated March 13, 2020, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 1, 2020

2.2

Share Exchange Agreement, dated October 21, 2020, by and among the Company, QDM Holdings Limited and Huihe Zheng, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020

3.1	Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12G3 filed on May 1, 2020
3.2	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 16, 2021
3.3

Certificate of Designation of Series C Convertible Preferred Stock filed on October 8, 2020, incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on October 27, 2020

3.4	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 10, 2024
3.5	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 10, 2024
3.6	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 22, 2025
3.7	Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12G3 filed on May 1, 2020
4.1**	Specimen Common Stock Certificate
4.2**	Form of Representative Warrant
5.1***	Opinion of Silverman Schermer, PLLC as to the legality of the securities being registered
10.1+

Broker Agreement dated November 16, 2015, by and between Company A and YeeTah Insurance Consultant Limited, as supplemented, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020

10.2+

Broker’s Contract, dated October 19, 2015, by and between Company B and YeeTah Insurance Consultant Limited, as supplemented, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 27, 2020

10.3

Agreement dated November 6, 2017, by and between Company C and YeeTah Insurance Consultant Limited, incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 27, 2020

10.4

Director Offer Letter, dated November 6, 2024, by and between the Company and Fawn Ren, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 7, 2024

10.5	Employment Agreement, dated August 5, 2024, by and between the Company and Wei Li, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 8, 2024
10.6

Securities Subscription Agreement, dated October 9, 2024, by and between the Company and Huihe Zheng, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 10, 2024

10.7**	Form of Indemnification Escrow Agreement
10.8**	Shareholder Agreement, dated October 1, 2025, by and between the Company and Huihe Zheng
10.9+

Employment Agreement, dated December 11, 2025, by and between the Company and Huihe Zheng, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 12, 2025

14.1**	Form of Code of Ethics
21.1*	List of Subsidiaries
23.1*	Consent of ZH CPA, LLC
23.2***	Consent of Silverman Schermer, PLLC (included in Exhibit 5.1)

Exhibit No.	Exhibit Description
23.3**	Consent of Beijing DeHeng Law Offices (included in Exhibit 99.1)
23.4**	Consent of DeHeng Law Offices (Hong Kong) LLP (included in Exhibit 99.2)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)
99.1**	Opinion of Beijing DeHeng Law Offices
99.2**	Opinion of DeHeng Law Offices (Hong Kong) LLP
99.3**	Form of Audit Committee Charter
99.4**	Form of Compensation Committee Charter
99.5**	Form of Nominating and Corporate Governance Committee Charter
99.6**	Form of Executive Incentive Compensation Clawback Policy
99.7**	Consent of Lei Sun
99.8*	Consent of Steven Nigro
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

***    To be filed by amendment.

+        Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee table” in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong on August 24, 2026.

QDM INTERNATIONAL INC.
By:	/s/ Huihe Zheng
Name:	Huihe Zheng
Title:	Chief Executive Officer, President and Chairman of Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Huihe Zheng	Chief Executive Officer, President and Chairman of Board	August 24, 2026
Huihe Zheng	of Directors (Principal Executive Officer)
*	Chief Financial Officer and Secretary	August 24, 2026
Wei Li	(Principal Financial and Accounting Officer)
*	Director	August 24, 2026
Timothy Miles
* By:	/s/ Huihe Zheng
Name:	Huihe Zheng
Title:	Attorney-in-Fact